Exhibit 99.1

FRE 408

December 6, 2021

PERSONAL AND CONFIDENTIAL

Intelsat Jackson Holdings S.A.

Société anonyme

Attention: General Counsel

4, rue Albert Borschette

L-1246 Luxembourg

RCS Luxembourg n° B 149.959

Attention: David Tolley, Director

Senior Secured Debtor-In-Possession Credit Facilities and Senior Secured Notes

Commitment Letter

Ladies and Gentlemen:

Intelsat Jackson Holdings S.A. (“Intelsat”, “you” or “your”) has (i) advised the parties listed on the signature pages hereto as Commitment Parties (each, a “Commitment Party” and, collectively, the “Commitment Parties”, “we”, “us” or “our”), that Intelsat and certain of its subsidiaries (the “Subsidiary Debtors” and, collectively with you, the “Debtors”), have filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), and (ii) in connection with the foregoing, requested that the Commitment Parties agree to commit, subject solely to the conditions set forth in Section 5 below, (1) to provide $500,000,000 of commitments for a $1,000,000,000 superpriority 364-day debtor-in-possession term loan A credit facility (the “Term Loan A Facility”), (2) to provide $500,000,000 of commitments for a $3,375,000,000 debtor-in-possession term loan B credit facility (the “Term Loan B Facility” and, together with the Revolving Facility and the Term Loan A Facility, the “Credit Facilities”) and (3) to purchase $3,000,000,000 of senior secured notes (the “New Secured Notes”), in each case, for you under Sections 364(c) and 364(d) of the Bankruptcy Code (together, the “Debt Facilities”), which Debt Facilities shall survive the emergence of the Debtors from bankruptcy under the Bankruptcy Code. Unless otherwise specified herein, all references to “$” shall refer to U.S. dollars. Capitalized terms used herein without definition shall have the meaning assigned thereto in the term sheets attached hereto as Exhibit A (the “Credit Facilities Term Sheet”) and Exhibit B (the “Secured Notes Term Sheet” and, together with the Credit Facilities Term Sheet, the “Term Sheets”; the Term Sheets, together with this letter, the “Commitment Letter”).

1.	Commitment.

To provide assurance that the Debt Facilities shall be available on the terms and conditions set forth herein and in each Term Sheet, each Commitment Party is pleased to advise Intelsat of its commitment (the “Commitment”) to provide or purchase, as applicable, itself or through one or more funds managed by such Commitment Party, or through entities for which such Commitment Party acts as investment advisor, sub-advisor or manager of discretionary accounts, in each case, on a several and not joint basis in accordance with allocations between such funds, accounts or entities as determined at its discretion, the amount of the Term Loan A Facility, Term Loan B Facility and New Secured Notes, each as set forth on Schedule 1 hereto, on the terms set forth in the applicable Term Sheet, subject solely to the conditions set forth in Section 5 below that are applicable to the relevant Debt Facility. It is understood and agreed that the commitments of the Commitment Parties under this Commitment Letter shall be several

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and not joint. The Commitment Parties and you acknowledge that additional lenders (the “Additional Lenders”) have separately provided (1) commitments for a $500,000,000 superpriority secured debtor-in-possession revolving credit facility (the “Revolving Facility”), (2) $500,000,000 of commitments for the Term Loan A Facility and (3) $2,875,000,000 of commitments for the Term Loan B Facility pursuant to a separate commitment letter, term sheet and fee letter dated the date hereof (collectively, the “Bank Commitment Letter”). If any term of the Bank Commitment Letter that applies to any loan under the Term Loan A Facility or Term Loan B Facility is modified as a result of any “flex” provision or any other provision increasing pricing, fees, yield or economics therein (such modification, “Market Flex”), you agree to immediately notify the Commitment Parties thereof, and the terms of the applicable Credit Facility shall be updated automatically to incorporate such Market Flex. Lead Arrangers may provide seasoning and/or fronting services for the Commitment Parties with respect to their commitments to the Term Loan A Facility and Term Loan B Facility pursuant to arrangements to be agreed.

With respect to the loans under the Term Loan A Facility and Term Loan B Facility, each Commitment Party agrees that it will not offer, sell or resell, contract to sell or resell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by such Commitment Party), directly or indirectly, any loans under the Term Loan A Facility or Term Loan B Facility committed to hereunder (in each case, subject to de minimis exceptions to be agreed) until 30 days after the earlier of (x) the Syndication Date (as defined in Annex I of the Credit Facilities Term Sheet) and (y) 60 days after the Confirmation Order is approved by the Bankruptcy Court. Notwithstanding the foregoing or any other “lock-up” provision, if a Commitment Party, in its reasonable judgment, determines that it is advisable to sell or otherwise dispose of loans under the Term Loan A Facility and/or Term Loan B Facility to (a) satisfy one or more redemption requests that would reduce the total net asset value of any fund or account to 50% or less of the net asset value of such Commitment Party as of the date hereof; or (b) with respect to any Commitment Party that is a separate account, satisfy the request of any separate account to liquidate and close such account, then the “lock-up provisions” shall not apply to the disposition of loans under the Term Loan A Facility and/or Term Loan B Facility deemed advisable by such Commitment Party, in its reasonable judgment, to satisfy such requests. The applicable Commitment Party will notify the Intelsat in writing at least 24 hours before any such sale or disposition and specify the total amount of the loans under the Term Loan A Facility and/or Term Loan B Facility, as applicable, to be sold or disposed, the date and time such sale or disposition may begin (the “Release Time”), and the reason for such sale or disposition, so that the Issuer may satisfy any obligations it may have to provide a pro rata reciprocal release to other Commitment Parties subject to substantially the same restrictions as those set forth herein, provided, further, that any such reciprocal releases shall not be effective prior to the Release Time. Notwithstanding anything herein to the contrary, the restrictions in this paragraph shall not apply to assignments of Term Loans committed to hereunder from Barclays Bank PLC to one or more investment funds, separate accounts, or other entities owned (in whole or in part), controlled, managed, and/or advised by Apollo Capital Management, L.P., or any of its Affiliates.

2.	Offering; No Fiduciary Duty; Affiliates.

The Commitment Parties holding Commitments with respect to the New Secured Notes hereby agree to assist the lead arranger for the Credit Facilities, as reasonably requested, in receiving league table credit with respect to the New Secured Notes.

You acknowledge and agree that nothing in this Commitment Letter or the nature of our services or in any prior relationship will be deemed to create an advisory, fiduciary or agency relationship between any Commitment Party or their respective affiliates and managed and advised funds, on the one hand, and you, your equity holders, your creditors or your affiliates (or your affiliates’ equity holders or creditors), on the other hand, and you waive, to the fullest extent permitted by law, any claims you may have against any Commitment Party, any Agent or their respective affiliates and managed and advised funds for breach

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of fiduciary duty or alleged breach of fiduciary duty in connection with this Commitment Letter or the transactions contemplated hereby, and agree that no Commitment Party, or affiliates of any Commitment Party will have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including your equity holders, affiliates, employees or creditors. You acknowledge that the transactions contemplated hereby (including the exercise of rights and remedies hereunder) are arm’s-length commercial transactions and that we are acting as principal and in our own respective best interests. You are relying on your own experts and advisors to determine whether the transactions contemplated hereby are in your best interests and are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated hereby. In addition, you acknowledge that we may employ the services of our respective affiliates and managed and advised funds in providing certain services hereunder and may exchange with such affiliates and managed and advised funds information concerning Intelsat and other companies that may be the subject of the transactions contemplated hereby and such affiliates and managed and advised funds will be entitled to the benefits afforded to us and the Agents hereunder; provided that any such affiliates and managed and advised funds receiving information concerning Intelsat and other companies in accordance with this paragraph shall be subject to the same confidentiality obligations provided for in this Commitment Letter (with each Commitment Party responsible for its affiliates’ and managed and advised funds’ compliance with such obligation).

You understand that each Commitment Party is engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, you acknowledge and agree that the obligations set forth in this Commitment Letter shall only apply to the trading desk(s) and/or business group(s) of the Commitment Party that principally manages and/or supervises such Commitment Party’s Commitment, and shall not apply to any other affiliate, trading desk or business group of such Commitment Party.

3.	Information.

You hereby represent and warrant that (a) all written information concerning you and your subsidiaries and your and their respective business (other than financial projections, estimates, forecasts and budgets and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to us or any of our respective affiliates or managed and advised funds by or on behalf of you is or will be, when furnished, complete and correct in all material respects, when taken as a whole, and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made (after giving effect to the updates provided for in the antepenultimate sentence of this Section 3) and (b) the Projections that have been or will be made available to us or any of our affiliates or managed and advised funds by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time the related Projections are made available to us or any of our affiliates and managed and advised funds (it being acknowledged that (i) such Projections are merely a prediction as to future events and are not to be viewed as facts, (ii) such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, (iii) the actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and (iv) no guarantee or assurance can be given that the projected results will be realized). In particular, where Projections expressly or implicitly take into account the current market volatility and widespread impact of the COVID-19 outbreak, the extent of the impact of these developments on the Debtors’ and their subsidiaries’ operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related governmental advisories and restrictions, and the impact of the COVID-19 outbreak on overall demand for the Debtors’ and their subsidiaries’ products and services, all of which are outside of the control of the Debtors or their

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subsidiaries, highly uncertain and cannot be predicted. You agree that if, at any time prior to the Secured Notes Closing Date or Credit Facilities Closing Date, you become aware that any of the representations, warranties and covenants in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations, warranties and covenants were being made, at such subsequent time, then you will promptly supplement the Information and the Projections so that such representations, warranties and covenants would be correct in material respects; provided that any such update shall be deemed to have cured any breach of such representation if such representation is true after giving effect to such update. The accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of the Commitment Parties hereunder or the availability of the Debt Facilities. You understand that in arranging and syndicating the Debt Facilities we may use and rely on the Information and Projections without independent verification thereof.

4.	Fees.

As consideration for the Commitment Parties’ commitments hereunder, Intelsat agrees to pay (or cause to be paid) the fees as set forth in the fee letter dated as of the date hereof, between Intelsat and the Commitment Parties (the “Fee Letter”).

5.	Conditions.

The Commitment Parties’ Commitments and agreements hereunder in respect of (x) the Credit Facilities are subject solely to the conditions set forth in Annex I of the Credit Facilities Term Sheet with respect to the Credit Facilities Closing Date, and, with respect to the Conversion Date, Annex II of the Credit Facilities Term Sheet and (y) the New Secured Notes are subject solely to the conditions set forth in Annex I of the Secured Notes Term Sheet with respect to the Secured Notes Closing Date and, with respect to the Conversion Date, Annex II of the Secured Notes Term Sheet. There are no conditions (implied or otherwise) to the commitments hereunder in respect of the Debt Facilities, and there will be no conditions (implied or otherwise) to the availability of the Debt Facilities on the Secured Notes Closing Date or the Credit Facilities Closing Date, as applicable, including compliance with the terms of this Commitment Letter, the Fee Letter, the Credit Agreement or the Indenture (as defined in the Secured Notes Term Sheet), other than those that are expressly stated or referenced in this Section 5.

6.	Indemnification and Expenses.

You agree to (a) indemnify and hold harmless each Commitment Party and its affiliates and managed, advised and sub-advised funds and accounts, and its and their affiliates’ officers, directors, employees, agents, attorneys, accountants, advisors (including investment managers and advisers), consultants, representatives, controlling persons, members and permitted successors and assigns (each, a “Protected Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several (“Losses”) to which any such Protected Person may become subject arising out of or in connection with this Commitment Letter, any Debt Facility, the use of proceeds thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to (b) reimburse each Commitment Party from time to time within thirty (30) days following receipt of their written demand (together with reasonable backup documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with or arising out of, this Commitment Letter, any Debt Facility, the use of proceeds thereof or investigating or defending any such losses, claims, damages, liabilities and expenses, including the expenses of one primary counsel for all Protected Persons (taken as a whole) and to the extent reasonably necessary, one local counsel for all Protected Persons (taken as a whole) in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel as necessary to the Protected Persons actually affected

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by such conflict taken as a whole in each relevant jurisdiction) and one Federal Communications Commission counsel incurred in connection with the Debt Facilities, the enforcement of this Commitment Letter, the definitive documentation for the Debt Facilities, and any ancillary documents and security arrangements in connection therewith, but no other third-party financial advisors without your prior written consent; provided that the foregoing indemnity will not, as to any Protected Person, apply to Losses to the extent (a) they are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith, fraud or willful misconduct of a Protected Person or its controlled affiliates or related parties or (ii) the material breach of the obligations of a Protected Person or its controlled affiliates or related parties under this Commitment Letter, or (b) they relate to a dispute solely among Protected Persons (or any of their controlled affiliates or related parties) and not arising out of any act or omission of the Debtors or any of their respective subsidiaries (other than any claim, litigation, investigation or proceeding against any Agent or the Lead Arranger (each as defined in the Bank Commitment Letter) in their respective capacities or in fulfilling their applicable role as such). This Section 6 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

Except as may be set forth in the definitive documentation for the Debt Facilities, none of you, the other Debtors, any of your or their respective subsidiaries, we nor any other Protected Person will be responsible or liable to one another for any indirect, special, punitive or consequential damages which may be alleged as a result of or arising out of, or in any way related to, the Debt Facilities, the enforcement of this Commitment Letter, the definitive documentation for the Debt Facilities, or any ancillary documents and security arrangements in connection therewith; provided that your indemnity and reimbursement obligations under this Section 6 shall not be limited by this sentence to the extent any Protected Person is required to make actual payments in respect of such damages to third parties.

7.	Assignments, Amendments.

This Commitment Letter shall not be assignable by you or us without the prior written consent of the other parties hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the Protected Persons, and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto and the Protected Persons. Notwithstanding the foregoing, each Commitment Party may assign all or a portion of its Commitment hereunder to another Commitment Party (or one or more of its affiliates or investments funds or separate accounts under its or its affiliates’ management). This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” “delivery” and words of like import used in connection with this Commitment Letter and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable requirements of law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Debt Facilities may be transmitted through the internet, e-mail or similar electronic transmission systems and that neither any Commitment Party, nor any of their respective affiliates, shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.

This Commitment Letter and the attachments hereto, including the Term Sheets, together with the Fee Letter, supersedes all prior understandings, whether written or oral, between us with respect to the Debt Facilities.

8.	Governing Law, Etc.; Jurisdiction.

THIS COMMITMENT LETTER, THE FEE LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER OR THE FEE LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE) AND THE BANKRUPTCY CODE.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof and the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), in any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Debt Facilities, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, or, to the extent applicable, the Bankruptcy Court; provided that suit for the recognition or enforcement of any judgment obtained in any such court may be brought in any other court of competent jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Debt Facilities in any New York State court, in any such Federal court or in the Bankruptcy Court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

You hereby agree that you shall not bring any suit, action, proceeding, claim or counterclaim under this Commitment Letter, the Fee Letter or with respect to the transactions contemplated hereby or thereby in any court other than such New York State court or Federal Court of the United States of America sitting in the Borough of Manhattan in New York City or in the Bankruptcy Court. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

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9.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.	Confidentiality.

This Commitment Letter is delivered to Intelsat on the understanding that neither this Commitment Letter, the Fee Letter nor any of terms or substance of the foregoing shall be disclosed, directly or indirectly, to any other person or entity without prior consent except (a) to you and your officers, directors, employees, legal counsel, accountants, financial advisors, existing and prospective holders of indebtedness and their respective affiliates, representatives, officers, directors and legal counsel, in each case, who are involved in the consideration of the financing transactions contemplated hereby who have been informed by you of the confidential nature of this Commitment Letter and the Fee Letter and have agreed to treat such information confidentially, (b) you may disclose this Commitment Letter (but not Schedule 1 nor the signature pages hereto) and the redacted Fee Letter to the Additional Lenders and their respective representatives and professional advisors on a confidential basis, (c) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (d) the office of the U.S. Trustee, any ad-hoc or statutorily appointed committee of unsecured creditors, and their respective representatives and professional advisors on a confidential and “need to know” basis, (e) to the Bankruptcy Court to the extent required to obtain Bankruptcy Court approval in connection with any acts or obligations to be taken pursuant to this Commitment Letter, the Fee Letter or the transactions contemplated hereby, (f) you may publicly file the Commitment Letter (but not Schedule 1 hereto, the signature pages hereto nor the Fee Letter) in order to comply with any public disclosure requirements under the applicable rules of the Securities Exchange Commission, (g) you may disclose the aggregate fee amounts contained in the Fee Letter as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the transactions contemplated hereby to the extent customary or required in offering and marketing materials or in any public filing relating to such transactions, (h) you may disclose this Commitment Letter (but not Schedule 1 nor the signature pages hereto), including the Term Sheets, in any proxy, public filing, syndication materials or other marketing materials relating to the transactions contemplated hereby and any transactions contemplated by any restructuring support agreement and (i) you may disclose this Commitment Letter, including the Term Sheets, the Fee Letter and the contents hereof and thereof to the extent reasonably necessary in connection with any remedy or enforcement of any right under this Commitment Letter or the Fee Letter. You agree that the Commitments of any Commitment Party set forth on Schedule 1 to this Commitment Letter shall not be disclosed to any other Commitment Party.

Each Commitment Party agrees to keep confidential, and not to publish, disclose or otherwise divulge, confidential information with respect to the transactions contemplated hereby or obtained from or on behalf of you or your respective affiliates in the course of the transactions contemplated hereby, except that the Commitment Parties shall be permitted to disclose such confidential information (a) to their affiliates and managed, advised and sub-advised funds and accounts and their and their affiliates’ and managed, advised and sub-advised funds’ and accounts’ respective directors, officers, agents, employees, attorneys, accountants, partners, current and potential financing sources and advisors involved in the transactions contemplated hereby on a “need to know” basis and who are made aware of and agree to comply with the provisions of this paragraph, in each case on a confidential basis (with the Commitment Party responsible for such persons’ compliance with this paragraph), (b) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (c) to the extent

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such information (i) becomes publicly available other than as a result of a breach of this Commitment Letter, the Fee Letter or other confidentiality obligation owed by such Commitment Party to you or your affiliates or (ii) becomes available to the Commitment Parties on a non-confidential basis from a source other than you or on your behalf that, to such Commitment Party’s knowledge, is not in violation of any confidentiality obligation owed to you or your affiliates, (d) to the extent you shall have consented to such disclosure in writing (which may include through electronic means), (e) as is necessary in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter and/or the Debt Facilities, (f) to the extent independently developed by such Commitment Party or its affiliates or managed and advised funds without reliance on confidential information, (g) with respect to the existence and contents of the Term Sheets and definitive documentation of the Debt Facilities, in consultation with you, to the rating agencies and (h) with respect to the existence and contents of the Commitment Letter (other than Schedule 1 hereto, the signature pages hereto and the Fee Letter) and the Debt Facilities, to market data collectors or similar service providers in connection with the arrangement, administration or management of the Debt Facilities and to industry trade organizations where such information with respect to the Debt Facilities is customarily included in league table measurements. The Commitment Parties’ obligations under this Section shall terminate automatically to the extent superseded by the confidentiality provision in the Credit Agreement upon the effectiveness thereof and/or the confidentiality provision in that certain securities purchase agreement to be entered into in connection with the sale of the New Secured Notes upon the effectiveness thereof and, in any event, will terminate one year from the date hereof.

11.	Miscellaneous.

The Commitment Parties hereby notify Intelsat that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it and its affiliates are required to obtain, verify and record information that identifies Intelsat, each other Debtor, which information includes names, addresses, tax identification numbers and other information that will allow Commitment Parties and its affiliates to identify Intelsat and each other Debtor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for Commitment Parties and its affiliates.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the definitive documentation for the Debt Facilities by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the availability of the Debt Facilities is subject solely to the conditions precedent expressly set forth in Section 5 hereof.

If the foregoing correctly sets forth our agreement, please indicate Intelsat’s acceptance of the terms of this Commitment Letter by returning to the Commitment Parties executed counterparts of this Commitment Letter not later than 11:59 p.m., New York City time, on December 6, 2021. This offer will automatically expire at such time if the Commitment Parties have not received such executed counterparts in accordance with the preceding sentence. This Commitment Letter and the Commitments and agreements hereunder shall automatically terminate (1) with respect to the New Secured Notes Commitments, on the earliest of (i) the Secured Notes Closing Date, (ii) seven (7) days after the date of this Commitment Letter, if Intelsat shall not have filed a motion with the Bankruptcy Court in form and substance reasonably satisfactory to the Commitment Parties, for approval of this Commitment Letter and the transactions contemplated hereby on or prior to such date, (iii) unless the Commitment Parties shall, in their sole discretion, agree in writing to an extension (which agreement may be evidenced by email of counsel), the date that is 60 days after the date on which the Confirmation Order (as defined in the Plan Support Agreement) is entered by the Bankruptcy Court (the “Secured Notes Commitment Termination Date”) and (iv) May 6, 2022 and (2) with respect to the Term Loan A Facility Commitments and the Term Loan B

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Facility Commitments, on the earliest of (i) the Credit Facilities Closing Date, (ii) seven (7) days after the date of this Commitment Letter, if Intelsat shall not have filed a motion with the Bankruptcy Court in form and substance reasonably satisfactory to the Commitment Parties, for approval of this Commitment Letter and the transactions contemplated hereby on or prior to such date, and (iii) May 6, 2022 (the “Term Commitment Termination Date”, and together with the Secured Notes Commitment Termination Date, the “Termination Dates”); provided, that each Commitment Party may agree in writing (which agreement may be evidenced by email of counsel) to extend any Termination Date with respect to its applicable Commitments in its sole discretion (each, an “Extending Commitment Party”); provided, further, that no Extending Commitment Party shall be required to fund the commitment of another Commitment Party in the event such other Commitment Party declines to extend such Termination Date with respect to its respective Commitments (the “Non-Extending Commitment Party”), but may at its option do so, in whole or in part, in which case such Extending Commitment Party shall be entitled to all or a proportionate share, as the case may be, of the Commitments and related fees, premiums or other payments that would otherwise be issued to the Non-Extending Commitment Party; provided, further, that any such reallocation of Non-Extending Commitment Party New Debt Commitments shall be negotiated between the Extending Commitment Parties. If any of the following events occur, then this Commitment Letter and the commitments hereunder shall automatically terminate upon the occurrence of such event unless we shall, in our sole discretion, agree to an extension: (a) the Bankruptcy Court shall not have entered the Final DIP Order (in form and substance reasonably satisfactory to the Commitment Parties), on or prior to 30 days after the filing of the motion referenced in clause (ii) above, (b) the Final DIP Order shall have been amended, supplemented, waived or otherwise modified in a manner that is, in the aggregate, materially adverse to the interests of the Commitment Parties (taken as a whole), unless the Commitment Parties consent in writing, (c) prior to the entry of the DIP Order, Intelsat shall have affirmatively solicited any alternative financing that would be provided in lieu of the Credit Facilities or any of them, (d) the Case is dismissed or converted to a proceeding under Chapter 7 of the Bankruptcy Code, (e) substantial consummation of the Plan occurs without the use of any of the Credit Facilities, (f) any of the Debtors files a plan of reorganization or liquidation other than the Plan (which shall not, for the avoidance of doubt, include any amendments, modifications or supplements to the Plan so long as such amendments, modifications or supplements do not have a material adverse effect on the rights and interests of Commitment Parties), (g) any of the Debtors files a plan of reorganization or liquidation that is inconsistent with the consent rights set forth in the Plan Support Agreement (as defined in the Plan), or (h) a trustee or examiner with enlarged powers (having powers beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) is appointed with respect to the Debtors and substantially all of their respective properties. The termination of any commitment shall not prejudice any party’s rights and remedies in respect of any breach of this Commitment Letter or the Fee Letter.

Notwithstanding the immediately preceding paragraph, Section 4 above, as well as the indemnification and expenses, confidentiality, absence of advisory or fiduciary relationships, syndication, information, jurisdiction, governing law and waiver of jury trial provisions contained herein shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Commitment Letter or the Commitment Parties’ Commitments hereunder; provided that your obligations under this Commitment Letter, other than those pursuant to Section 4 and with respect to the syndication and confidentiality, shall automatically terminate and be superseded by the applicable provisions in the Credit Agreement and Indenture, in each case, to the extent covered thereby, upon the initial funding of the Credit Facilities and the issuance of the New Secured Notes on the Closing Date, as applicable, and you shall be released from all liability in connection therewith at such time.

[Signature pages follow]

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The Commitment Parties are pleased to have been given the opportunity to assist Intelsat and the other Debtors in connection with the Debt Facilities.

* Signatures on file with the Company

[Signature page to Intelsat Debt Facilities Commitment Letter]

Accepted and agreed to as of December 6, 2021:

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ David Tolley
Name: David Tolley
Title: Director

[Signature page to Intelsat Debt Facilities Commitment Letter]

Schedule 1

Exhibit A

Credit Facilities Term Sheet

(See Attached)

DIP-to-Exit Credit Facilities

Summary of Terms and Conditions

Capitalized terms used but not defined in this Exhibit A (the “Credit Facilities Term Sheet”) shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached and in the other Schedules and Annexes attached hereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

Borrower:	Intelsat Jackson Holdings S.A. (the “Borrower”).

Certain Prepetition Facilities/Notes and the Existing DIP Facility:

Prepetition Credit Agreement: That certain Credit Agreement, dated as of January 12, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Borrower, Intelsat (Luxembourg) S.A., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other party thereto (the “Prepetition Credit Agreement”).

Prepetition Secured Notes: (i) The Borrower’s 8.0% Senior Secured Notes due 2024 and (ii) the Borrower’s 9.5% Senior Secured Notes due 2022 (collectively, the “Prepetition Secured Notes” and, together with the obligations under the Prepetition Credit Agreement, the “Prepetition Secured Debt”).

Prepetition Unsecured Notes: (i) The Borrower’s 5.5% Senior Notes due 2023, (ii) the Borrower’s 8.5% Senior Notes due 2024, (iii) the Borrower’s 9.75% Senior Notes due 2025.

Existing DIP Credit Agreement: That certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of September 14, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Borrower, Intelsat (Luxembourg) S.A., the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other parties thereto (the “Existing DIP Credit Agreement”, and the credit facility provided thereunder, the “Existing DIP Credit Facility”).

Transactions:	The Borrower and certain of the Borrower’s subsidiaries and affiliates (the “Affiliate Debtors” and, collectively with the Borrower, the “Debtors”) are operating as debtors-in-possession pursuant to voluntary cases, jointly administered under Case No. 20-32299-KLP (the “Cases”), commenced under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) on May 13, 2020 (the “Petition Date”). The Debtors will be reorganized pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and its Debtor Affiliates, filed in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on August 31, 2021 (Docket No. [2773]), as may be amended from time to time (together with all schedules, documents and exhibits contained therein, and any amendments, supplements, modifications or waivers thereto that are (x) not, taken together, materially adverse to the Lenders or (y) acceptable to

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the Lead Arrangers, the “Plan”), provided that any such amendment, supplement, modification or waiver solely to permit the Non-TopCo Plan (as defined in the Plan) shall be deemed not to be materially adverse to the Lenders, provided, further, that any such amendments or modifications shall be subject to the consent rights set forth in the Plan Support Agreement (as defined in the Plan).

In connection with the foregoing, (1) the Borrower will issue “superpriority debtor-in-possession and superpriority senior secured exit” indebtedness in an aggregate principal amount of approximately $1,500 million in the form of (a) the $500 million Revolving Credit Facility described below and (b) the $1,000 million Term Loan A Facility described below, (2) the Borrower will issue “superpriority debtor-in-possession and senior secured exit” indebtedness in the form of the $3,375 million Term Loan B Facility described below and (3) the Borrower will issue “superpriority debtor-in-possession and senior secured exit” indebtedness in the form of the $3,000 million of senior secured notes (the “New Secured Notes”). The fees, premiums and expenses incurred in connection with the foregoing and transactions (including the Transactions (as defined below)) related thereto (such fees and expenses, the “Transaction Costs”).

The transactions described above, together with the transactions related thereto (including the payment of all Transaction Costs), are collectively referred to herein as the “Transactions”. “Closing Date” shall mean the date that the initial loans under the Credit Facilities are funded.

Administrative Agent and Collateral Agent:	Barclays Bank PLC (“Barclays”) will act as the sole administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and sole collateral agent (in such capacity and together with its successors, the “Collateral Agent” and collectively with the Administrative Agent, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors (other than Disqualified Institutions (to be defined in the Facilities Documentation)) (the “Lenders”) reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed).

Lead Arrangers and Bookrunners:	Barclays, Goldman Sachs Lending Partners LLC (“GS”), J.P. Morgan Securities LLC (“JPM”), Deutsche Bank Securities Inc. (“DB”), Credit Suisse Loan Funding LLC (“CS”) and any other entity that becomes an arranger for the Credit Facilities (each, a “Lead Arranger”). JPM shall appear on the “left” of all marketing and other materials in connection with the Revolving Credit Facility and Term Loan A Facility and will have the rights and responsibilities customarily associated with such name placement. Barclays shall appear on the “left” of all marketing and other materials in connection with the Term Loan B Facility and will have the rights and responsibilities customarily associated with such name placement. Barclays, JPM, GS, CS and DB shall each be a joint book runner for the Credit Facilities and a syndication agent and documentation agent for the Revolving Credit Facility and Term Loan A Facility.

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Revolving Credit Facility:	Revolving Credit Facility: A “superpriority debtor-in-possession and superpriority senior secured exit” revolving credit facility denominated in U.S. dollars (the “Revolving Credit Facility”) in an aggregate principal amount equal to $500 million (the loans thereunder, the “Revolving Loans”).

Availability: The Revolving Credit Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on Revolving Maturity Date; provided that the Revolving Commitment shall not be available for drawing on the Closing Date.

Interest Rates and Fees: As set forth on Schedule 1 hereto.

Maturity: The date that is 5 years after the Closing Date (the “Revolving Maturity Date”).

Amortization: None.

Letters of Credit: Up to $100 million of the Revolving Credit Facility shall be available for the issuance of letters of credit in U.S. dollars, including documentary letters of credit for the account of the Borrower, in each case, by Lenders holding commitments under the Revolving Credit Facility on the Closing Date (or their affiliates) (in such capacity, each an “Issuing Lender”), on a ratable basis in accordance with their revolving credit commitments under the Revolving Credit Facility; provided that no Issuing Bank shall be required to issue any letter of credit that would violate its policy or any letter of credit that is not a standby letter of credit. No letter of credit shall have an expiration date after the earlier of (a) 1 year after the date of issuance or such longer period of time as may be agreed to by the applicable Issuing Lender and (b) 5 business days before the Revolving Maturity Date (unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Lender thereof); provided that any standby letter of credit with a 1 year tenor may provide for automatic or “evergreen” renewal thereof for additional 1 year periods (which shall in no event extend beyond the date set forth in the immediately preceding clause (b) unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Lender thereof).

Swingline Loans: Up to $75 million of the Revolving Credit Facility shall be made available by the Administrative Agent for the issuance of “swingline” Revolving Loans denominated in U.S. dollars by the Borrower.

Term Loan A Facility:	Term Loan A Facility: A “superpriority debtor-in-possession and superpriority senior secured exit” term loan “A” credit facility denominated in U.S. dollars (the “Term Loan A Facility”) in an aggregate principal amount equal to $1,000 million (which amount shall be automatically reduced by the amount of any net cash C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) received prior to the Closing Date (the amount of such reduction, the “Term Loan A Reduction Amount”)) (the loans thereunder, the “Term A Loans”). Commitments to the Term Loan A Facility shall be reduced by the Term Loan A Reduction Amount on a pro rata basis across all holders of commitments for the Term Loan A Facility.

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Availability: The full amount of Term A Loans must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Term Loan A Facility may not be reborrowed.

Interest Rates and Fees: As set forth on Schedule 2 hereto.

Maturity: The date that is 364 days after the Closing Date; provided that, if (x) Phase I C-Band Proceeds and Clearing Cost Payments (as defined below) have not been received in an amount sufficient to trigger the prepayment of the Term Loan A Facility by such date and (y) the outstanding principal amount of the Term Loan A Facility is greater than $100 million, upon written request of the Borrower, the maturity date may be extended by six months during the term of the Term Loan A Facility subject to the following conditions: (i) such extension request must be made no earlier than 45 days before the applicable maturity date and no later than 30 days before the applicable maturity date; (ii) no Event of Default shall exist on the date of the extension request and on the effective date of such extension; and (iii) payment by the Borrower of a fee equal to 0.25% of the principal amount of the Term A Loans being extended.

Amortization: None.

Term Loan B Facility:	Term Loan Facility: A “superpriority debtor-in-possession and senior secured exit” term loan “B” facility denominated in U.S. dollars (the “Term Loan B Facility” and, together with the Revolving Credit Facility and the Term Loan A Facility, the “Credit Facilities”) in an aggregate principal amount equal to $3,375 million (which, after the commitments in respect of the Term Loan A Facility have been reduced by $1,000 million as required by the terms hereof, shall be automatically reduced (x) by 100% of the first $250 million of net cash proceeds of C-Band Proceeds and Clearing Cost Payments and (y) thereafter, by 50% of net cash proceeds C-Band Proceeds and Clearing Cost Payments (excluding, in each case, any excess C-Band proceeds to be paid in connection with the CVRs) received prior to the Closing Date and (the amount of such reduction, the “Term Loan B Reduction Amount”)) (the loans thereunder, the “Term B Loans” and, together with the Term A Loans, the “Term Loans”; the Term Loans, together with the Revolving Loans, the “Loans”). Commitments to the Term Loan B Facility shall be reduced by the Term Loan B Reduction Amount on a pro rata basis across all holders of commitments for the Term Loan B Facility.

Availability: The full amount of Term B Loans must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Term Loan B Facility may not be reborrowed.

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Interest Rates and Fees: As set forth on Schedule 3 hereto.

Maturity: The date that is 7 years after the Closing Date.

Amortization: The Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of its original principal amount (subject to reduction in connection with debt prepayments and debt buy backs), commencing the first full fiscal quarter after the Closing Date.

Adjusted EBITDA:	To be defined in the Facilities Documentation (as defined below), with such add-backs to be substantially consistent with the Prepetition Credit Agreement, except that there shall not be deductions with respect to any significant financing components related to the adoption of FASB ASC 606.

Use of Proceeds:	The proceeds of the Credit Facilities will be used by the Borrower (a) to pay Transaction Costs, (b) to fund the refinancing of Prepetition Secured Debt and the Existing DIP Credit Facility, (c) to fund distributions under the Plan, and (d) to finance the working capital needs and other general corporate purposes of the Borrower and its subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Reorganization), other investments, restricted payments and any other purpose not prohibited by the Facilities Documentation).

Guarantors:	The Credit Facilities will be fully and unconditionally guaranteed on a joint and several basis by (a) each of (i) the Equity Issuer (as defined in the Plan), (ii) Intelsat Holdings S.A., (iii) Intelsat Investments S.A., (iv) Intelsat (Luxembourg) S.A., (v) Intelsat Envision Holdings LLC, and (vi) Intelsat Connect Finance S.A. (“Immediate Parent”) (collectively, the “Parent Guarantors”), and (b) each entity that is a guarantor under the Prepetition Credit Agreement and/or the Existing DIP Credit Agreement and all other existing and future material wholly-owned subsidiaries of the Borrower (collectively, the entities listed in clauses (a) and (b), the “Guarantors” and, together with the Borrower, the “Loan Parties”), subject to customary exceptions (which shall not apply to the Parent Guarantors), including for (i) subsidiaries with less than 5% of the Borrower’s consolidated total assets and less than 5% of the Borrower’s consolidated gross revenues and (with such subsidiaries not exceeding in the aggregate 10% of the Borrower’s consolidated total assets or more than 10% of the Borrower’s consolidated gross revenues), (ii) certain regulatory license holders and governmental business subsidiaries or other subsidiaries prohibited from providing a guarantee due to regulatory restrictions (such exclusion shall continue only for so long as the applicable prohibition remains in effect), (iii) any subsidiary existing on the Closing Date organized outside of Luxembourg or the United States that is not a guarantor under the Existing DIP Facility Agreement or the Prepetition Credit Agreement, subject to specific exceptions to be agreed to the extent the Borrower determines that such exception would not result in material

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and adverse tax consequences, (iv) any subsidiary to the extent a guarantee by such subsidiary would result in material and adverse tax consequences as reasonably determined by the Borrower for so long as those tax consequences would result from such guarantee and (v) certain other subsidiaries to be agreed. Notwithstanding the foregoing, any subsidiary of the Borrower that (x) is entitled to any portion of the C-Band Proceeds and Clearing Cost Payments in excess of $5,000,000 or (y) holds a material regulatory license (other than to the extent prohibited from providing guarantees pursuant to clause (ii) above or to the extent the Borrower determines that providing such a guarantee would result in material and adverse tax consequences) shall be a Guarantor at all times; provided, that the aggregate amount of C-Band Proceeds and Clearing Cost Payments that may be held by subsidiaries that are not Guarantors in reliance on clause (x) shall not exceed $20,000,000. Notwithstanding the foregoing, the Parent Guarantors and any subsidiary of the Borrower that has not guaranteed the obligations under the Existing DIP Credit Agreement shall not be required to be a Guarantor until the Conversion Date (or such later date as agreed to by the Administrative Agent).

Security:

The Credit Facilities will be secured by a perfected, first priority security interest (subject to permitted liens and other exceptions to be set forth in Facilities Documentation) in the Collateral (as defined below).

“Collateral” means (x) prior to the Conversion Date, all assets of the Debtors consistent with the Existing DIP Credit Agreement, and the proceeds of any causes of action under Bankruptcy Code sections 502(d), 544, 545, 547, 548, 549, 550 or 553 or any other avoidance actions under the Bankruptcy Code, and, for the avoidance of doubt, including C-Band Proceeds and Clearing Cost Payments and (y) on and after the Conversion Date, substantially all personal property and material domestic fee-owned real property (with a fair market value in excess of $20,000,000) of the Loan Parties, and for the avoidance of doubt, including C-Band Proceeds and Clearing Cost Payments, subject to customary exceptions (such exceptions to be consistent with, and in no event less extensive than, the exceptions under the Prepetition Credit Agreement). For the avoidance of doubt, (i) in no event shall Collateral include the Excluded Property (to be defined in the Facilities Documentation) and (ii) no account control agreements shall be required.

In accordance with the final order of the Bankruptcy Court approving the Credit Facilities and related documentation (including the Commitment Letter) and authorizing the use of proceeds of the Credit Facilities and the New Secured Notes to refinance Prepetition Secured Debt and the Existing DIP Credit Facility (and release the liens securing the foregoing upon their repayment), including, subject to entry of the Secured Creditor Settlement Order (as defined in the Plan), payment of all amounts required to be paid pursuant to the Secured Creditor Settlement Order (which may occur on the Conversion Date), which order shall be in form and substance acceptable to the Administrative Agent and the Required Lenders (the “Final DIP Order”), prior to the Conversion Date all of the liens described herein shall be effective and perfected upon entry of the Final DIP Order,

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as applicable, without the necessity of the execution, recordation or filing by the Debtors of security agreements, control agreements, financing statements or other similar documents, or possession or control by the Collateral Agent of, or over, any Collateral, as set forth in the Final DIP Order For the avoidance of doubt, Excluded Property shall (a) include assets to the extent the granting of a security interest therein would result in material and adverse tax consequences, as reasonably determined by the Borrower or the applicable Guarantor, as applicable and (b) include the Secured Creditor Claims Disputed Distribution Trust Account (as defined in the Plan) (if any), but (c) exclude the property in the Secured Creditor Claims Disputed Distribution Trust Account to the extent such property is determined not to be payable to Holders of First Lien Notes Claims as set forth in the Plan.

On the Conversion Date, the Immediate Parent shall provide a pledge of the shares of the Borrower.

All the above-described pledges and security interests shall be created on terms and subject to exceptions permitted under the Facilities Documentation.

Priority:

Prior to the Conversion Date, all obligations of the Debtors with respect to the Credit Facilities shall be secured on a pari passu basis with the New Secured Notes (but with the obligations under the Revolving Credit Facility and Term Loan A Facility being satisfied on a “first out” basis) pursuant to intercreditor arrangement(s) to be entered into by the Closing Date and, upon entry of, and subject to, the Final DIP Order and subject to the Carve-Out (as defined in the Final DIP Order):

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed claim against any Loan Party in any of the Cases which is an administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code in the Cases and subject only to the Carve-Out, and having priority over any and all other administrative expenses, diminution claims and all other priority claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code;

(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority lien on all Collateral that is not subject to valid, perfected and unavoidable liens that were in existence immediately prior to the Petition Date or that are perfected as permitted by section 546(b) of the Bankruptcy Code, which shall be secured on a pari passu basis between the Credit Facilities and the New Secured Notes;

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(iii) pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior lien on all Collateral to the extent that such Collateral is subject to valid, perfected, unavoidable liens as of the Petition Date or liens that were in existence immediately prior to the Petition Date that are perfected as permitted by Section 546(b) of the Bankruptcy Code (in each case other than the Primed Liens, which liens shall be primed by the liens described in clause (iv) below) (such liens, the “Permitted Prior Liens”);

(iv) pursuant to section 364(d)(1) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority senior priming lien on all Collateral, which liens shall be senior to the liens (the “Primed Liens”) securing the Prepetition Credit Agreement, the Prepetition Secured Notes and the Existing DIP Credit Facility (if any) and any Liens to which the Primed Liens are senior or rank pari passu, and which shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens to the extent of any diminution in the value of the collateral of the Primed Liens as provided in the Final DIP Order in respect of any of the Primed Liens, subject in each case only to (1) Liens permitted under the Facilities Documentation that (a) are valid, binding, enforceable, perfected and unavoidable Liens in favor of third parties that were in existence and had priority (as permitted by the Prepetition Credit Agreement and the documentation governing the Prepetition Secured Notes) over liens securing the Prepetition Credit Agreement and Prepetition Secured Notes immediately prior to the Petition Date and that are not impaired, affected or modified by the Final DIP Order and/or (b) have priority over the liens securing the Prepetition Credit Agreement and Prepetition Secured Notes after the Petition Date by operation of Law, (2) the Carve-Out and (3) and as otherwise set forth in the Final DIP Order (the “Priming Liens”) and with respect to perfection, solely to the extent it may be achieved by the entry of the Final DIP Order and the perfection steps required to be taken under the Facilities Documentation.

The Priming Liens, (i) shall be subject and junior to the Carve-Out in all respects, (ii) shall be junior to Liens that are senior to the Primed Liens (unless such Liens are themselves Primed Liens), (iii) shall be senior to any Liens to which the Primed Liens are senior or rank pari passu, (iv) shall be senior in all respects to the interests of such property of the holders of the obligations in respect of the Primed Liens and (v) shall also be senior to any Liens granted after the Petition Date to provide adequate protection in respect of the Primed Liens.

Upon the Conversion Date, all obligations of the Debtors with respect to the Credit Facilities shall be secured on a pari passu basis with the New Secured Notes (but with the obligations under the Revolving Credit Facility and Term Loan A Facility being satisfied on a “first out” basis) pursuant to intercreditor arrangement(s) to be entered into on the Conversion Date.

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Uncommitted Incremental Facilities:	The Borrower will have the right to solicit the existing Lenders or prospective lenders determined by the Borrower to provide incremental commitments consisting of one or more increases to the Revolving Credit Facility (an “Incremental Revolving Facility Increase”), the Term Loan B Facility and/or one or more new tranches of term loans to be made available to the Borrower under the Facilities Documentation (which may not be available on a “first out” basis, except as set forth under clause (vi) below) (each, a “Incremental Facility” and, collectively, the “Incremental Facilities”) in an aggregate amount not to exceed (A) prior to the Conversion Date, an amount to be mutually agreed and (B) after the Conversion Date, the sum of (1) the greater of $1,070 million and 100% of Consolidated EBITDA, plus (2) all voluntary prepayments, redemptions or repurchases of any Credit Facility or any other indebtedness (with respect to the Revolving Credit Facility and any other revolving credit facility, to the extent accompanied by voluntary permanent reductions of revolving commitments), in each case that are (x) secured on a pari passu basis with respect to security with the Credit Facilities, (y) secured on a junior basis with Credit Facilities, or (z) unsecured and, in the case of clause (y) or (z), only to the extent incurred pursuant to clause (1) above and in the case of clauses (x), (y) and (z), to the extent not financed with the proceeds of long term indebtedness (other than revolving indebtedness), plus (3) an unlimited amount so long as, in the case of this clause (3) only, (x) in the event the Incremental Facility is secured on a pari passu basis with the Credit Facilities, such amount at such time could be incurred without causing the pro forma First Lien Leverage Ratio (as defined below) to exceed (i) 3.50 to 1.00 as of the last day of the most recent test period for which financial statements have been delivered or (ii) the First Lien Leverage Ratio immediately prior to the incurrence thereof and any related transactions, (y) in the event the Incremental Facility is secured on a junior basis with the Credit Facilities, such amount at such time could be incurred without causing the pro forma Secured Leverage Ratio (as defined below) to exceed (i) 5.50 to 1.00 as of the last day of the most recent test period for which financial statements have been delivered or (ii) the Secured Leverage Ratio immediately prior to the incurrence thereof and any related transactions and (z) in the event the Incremental Facility is unsecured, such amount at such time could be incurred without causing the pro forma Total Leverage Ratio (as defined below) to exceed (i) 5.50 to 1.00 as of the last day of the most recent test period for which financial statements have been delivered or (ii) the Total Leverage Ratio immediately prior to the incurrence thereof and any related transactions, in each case after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of indebtedness in connection therewith), and assuming for purposes of this calculation that (a) any pro forma calculations described above shall assume commitments under any revolving Incremental Facility being established simultaneously are fully drawn and (b) cash proceeds of any such Incremental Facility and Incremental Equivalent Debt then being incurred shall not be netted from indebtedness for purposes of calculating such First Lien Leverage Ratio, Secured Leverage Ratio and Total Leverage Ratio (provided, however, that if amounts incurred under this clause (3) are incurred concurrently with the incurrence of an Incremental

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Facility in reliance on clause (1) and/or (2) above, the First Lien Leverage Ratio, Secured Leverage Ratio and the Total Leverage Ratio shall be permitted to exceed the First Lien Leverage Ratio, Secured Leverage Ratio and the Total Leverage Ratio set forth in this clause (3) to the extent of such amounts incurred in reliance on clause (1) and/or (2) solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (3) are permissible), on terms agreed by the Borrower and the lender(s) providing the respective Incremental Facility (it being understood that (A) if the First Lien Leverage Ratio incurrence test, Secured Leverage Ratio incurrence test or the Total Leverage Ratio incurrence test, as applicable, is met, then, at the election of the Borrower, any Incremental Facility may be incurred under clause (3) above regardless of whether there is capacity under clause (1) and/or (2) above and (B) any portion of any Incremental Facility incurred in reliance on clause (1) and/or (2) shall be reclassified, as the Borrower may elect from time to time after the Conversion Date, as incurred under clause (3) if the Borrower meets the applicable leverage ratio under clause (3) at such time on a pro forma basis); provided further, that:

(i) representations and warranties shall be accurate in all material respects (or in all respects if qualified with materiality) and no event of default exists or would exist after giving effect thereto (or, in the case of an Incremental Facility the proceeds of which will be used to finance an acquisition or other investment, accuracy of “specified representations” and “acquisition agreement representations” and no payment or bankruptcy event of default exists or would exist after giving effect thereto),

(ii) any Incremental Facility shall benefit equally and ratably from the guarantees and, if secured by the Collateral, the security interests created under the Facilities Documentation, except that such Incremental Facility may be subordinated in right of payment or security, as agreed between the borrower and the lenders providing such Incremental Facility; provided that no Incremental Facility shall be guaranteed by any person other than the Loan Parties and, to the extent secured, shall not be secured by any assets other than the Collateral,

(iii) (x) any Incremental Revolving Facility Increase shall be on terms identical to the terms of the Revolving Credit Facility and (y) all other terms applicable to any other Incremental Facility (other than those specified in clauses (ii), (iv) and (v) hereof) shall not be more restrictive (taken as a whole) than those applicable to the Loans, except to the extent the terms of the Loans are modified to benefit from such more restrictive provisions, or such more restrictive provisions reflect then current market terms as reasonably determined by the Borrower or are applicable solely to periods after the latest maturity of the Loans,

(iv) (A) no Incremental Facility shall have a final maturity and weighted average life to maturity shorter than that of the latest maturity of the existing Loans and (B) no Incremental Facility shall participate on a greater than pro rata basis with the Loans in any mandatory prepayments under the Facilities Documentation; provided that, this clause (iv) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations,

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(v) term loans to be made under any Incremental Facility (each, under any Incremental Facility, a “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) shall be subject to terms, interest rate margins and original issue discount or upfront fees (if any) and interest rate floors (if any) determined by the Borrower and the lenders providing such Incremental Facility, except that, unless any Incremental Term Loans are made a part of the Term Loan B Facility (in which case all terms thereof shall be identical to those of the Term Loan B Facility), (a) if the “effective margin” applicable to any broadly syndicated Incremental Term Loans that are pari passu in right of payment and security with the initial Term B Loans (which (x) shall be deemed to include all upfront or similar fees or OID (amortized over four years) payable to all lenders providing such Incremental Term Loans, (y) if such Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the initial applicable Term B Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the initial applicable Term B Loans shall be required, but only to the extent an increase in the interest rate floor in the initial applicable Term B Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the initial applicable Term B Loans shall be increased to the extent of such differential between interest rate floors and (z) shall exclude structuring, underwriting, ticking, arrangement and commitment fees, other similar fees not payable to all lenders generally in connection therewith and any call protection or make whole premium) determined as of the initial funding date for such Incremental Term Loans, exceeds the “effective margin” applicable to the initial Term B Loans (determined on the same basis as provided above) by more than 50 basis points, then the “effective margin” for the initial Term B Loans shall be increased so that the “effective margin” thereof equals the “effective margin” of such Incremental Term Loans, minus 50 basis points (all adjustments made pursuant to this clause (v)(a), the “MFN Adjustment”); provided, that, the MFN Adjustment shall not apply other than with respect to any Incremental Term Loans that are pari passu with the Term B Loans in security and right of payment and incurred within 6 months of the Closing Date, (b) the final stated maturity date for any Incremental Term Loans may be the same or later (but not sooner) than the final stated maturity date applicable to the initial Term B Loans, (c) the average weighted life to maturity of such Incremental Term Loans shall be no shorter than the average weighted life to maturity applicable to the initial Term B Loans (without giving effect to any prepayments on the outstanding applicable Term B Loans), (d) with respect to mandatory prepayments of the initial Term Loans, the Incremental Term Loans shall not participate on a greater than pro rata basis than the Term Loan B Facility, (e) the Borrower or any other Loan Party may issue, in lieu of any Incremental Term Loans, any Indebtedness (“Incremental Equivalent Debt”) if the applicable conditions to effecting and borrowing under an Incremental Facility (as if such Incremental

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Equivalent Debt were an Incremental Term Loan) would have been satisfied; provided, that, the provisions of the preceding clause (v)(a) shall not apply other than with respect to any broadly syndicated institutional term loans that are pari passu with the Term B Loans in security and right of payment and incurred within 6 months of the Closing Date, and clauses (v)(b) and (v)(c) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such clauses. Existing Lenders may, at the option of the Borrower, but shall not be obligated to without their prior written consent, provide a commitment and/or make any loans pursuant to any Incremental Facility, and nothing contained herein constitutes, or shall be deemed to constitute, a commitment with respect to any Incremental Facility. The use of proceeds, if any, of any Incremental Facility will be as agreed by the Borrower and the lenders providing such Incremental Facility (and as otherwise permitted by the Facilities Documentation), and

(vi) (x) any Incremental Facility incurred to increase the amount of the Revolving Credit Facility may only increase the Revolving Credit Facility in an amount such that the Revolving Credit Facility does not exceed $500,000,000 and (y) no Incremental Facility (and, for the avoidance of doubt, any other basket capacity under the debt negative covenant) shall increase the amount of the Term Loan A Facility or, except as set forth in clause (x), otherwise be made on a “first out” basis.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness that is secured by a lien on the Collateral as of such date (other than indebtedness secured by the Collateral with a junior lien priority relative to the Loans but including, for the avoidance of doubt, the Revolving Credit Facility and the Term Loan A Facility) and (b) without duplication, the Reserved Indebtedness Amount secured by a lien on the Collateral as of such date (other than indebtedness secured by the Collateral with a junior lien priority relative to the Loans) to (y) Adjusted EBITDA.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness that is secured by a lien on the Collateral as of such date and (b) without duplication, the Reserved Indebtedness Amount (to be defined in the Facilities Documentation) secured by a lien on the Collateral as of such date to (y) Adjusted EBITDA.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness as of such date and (b) without duplication, the Reserved Indebtedness Amount as of such date to (y) Adjusted EBITDA.

“Consolidated Total Indebtedness” is to be defined in the Facilities Documentation and will (x) permit unlimited cash netting and (y) exclude indebtedness in respect of any receivables facility or securitization facility, intercompany debt and cash management obligations.

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Refinancing Facilities:	After the Conversion Date, the Facilities Documentation will permit the Borrower and/or any subsidiary Guarantor to refinance Loans from time to time, in whole or part, with one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to herein as “Refinancing Facilities”), respectively, under the Facilities Documentation with the consent of the Borrower, the Administrative Agent and the institutions providing such Refinancing Facility or with one or more additional series of senior unsecured notes or loans or senior secured notes or loans incurred by the Borrower and/or any Guarantor that will be secured by liens on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the liens on the Collateral securing the Credit Facilities or junior lien secured notes or loans incurred by the Borrower and/or any Guarantor that will be secured by liens on the Collateral ranking junior to the liens on the Collateral securing the Credit Facilities and to the obligations under any senior secured “first lien” notes or loans, which will be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrower, which intercreditor agreement may be in a form as mutually agreed and attached as an exhibit to the Facilities Documentation (with any changes to such form subject to the consent of the Administrative Agent and the Required Lenders but, with respect to the Required Lenders only, deemed acceptable if posted to the Lenders and such changes are not rejected by the Required Lenders within five business days for posting thereof, the “Acceptable Intercreditor Agreement”) (such notes or loans, “Refinancing Notes” and, together with the Refinancing Facilities, the “Refinancing Senior Indebtedness”); provided that (i) no Refinancing Term Facility or Refinancing Notes matures prior to, or have a shorter weighted average life than, or with respect to Refinancing Notes, have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that would result in redemptions of such Refinancing Notes prior to, the maturity date of the Loans that are being refinanced (without giving effect to any amortization or prepayments on the outstanding Loans); provided that, this clause (i) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations, (ii) the amount of any Refinancing Senior Indebtedness does not exceed the amount of indebtedness being refinanced (plus any premium, accrued interest or fees and expenses incurred in connection with the refinancing thereof and any premium paid in respect of the refinanced indebtedness), (iii) no Refinancing Senior Indebtedness shall be guaranteed by any subsidiaries of the Borrower that do not guarantee the Credit Facilities, (iv) no Refinancing Senior Indebtedness shall be secured by any assets not securing the Credit Facilities, (v) to the extent secured, such Refinancing Senior Indebtedness shall be secured by liens on the Collateral ranking pari passu with or junior to the Collateral securing the indebtedness being refinanced (which, solely with respect to a Refinancing Revolving Facility refinancing the Revolving Credit Facility, may be made on a “first out” basis) and, to the extent unsecured, such Refinancing Senior Indebtedness

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shall be unsecured and (vi) other than with respect to a refinancing of the Revolving Credit Facility, the other terms and conditions of any Refinancing Senior Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption (subject to the above clauses) terms and provisions which shall be determined by the Borrower and the lenders thereunder) shall not be more restrictive (taken as a whole) than those applicable to the Term Loans, except to the extent the terms of the Loans are modified to benefit from such more restrictive provisions, or such more restrictive provisions reflect then current market terms as reasonably determined by the Borrower or are applicable solely to periods after the latest maturity of the Loans.

Permitted Exchanges:	The Borrower will be permitted to incur indebtedness in the form of one or more additional series of (w) senior unsecured notes or loans, (x) senior secured notes or loans that will be secured on a pari passu or junior lien basis (but not on a “superpriority” basis) with the Credit Facilities, (y) subordinated notes or loans and/or (z) equity securities (any such securities, “Permitted Exchange Securities”); provided, that (i) such Permitted Exchange Securities shall be issued in exchange for Term B Loans through an offering made to all Lenders with Term B Loans on a pro rata basis (other than to those Lenders that may not be “qualified purchasers” or those Lenders that cannot receive the type of consideration being offered), (ii) such Permitted Exchange Securities that are debt securities shall not be in a principal amount that exceeds the amount of Term B Loans subject to such exchange, plus fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith, (iii) such Permitted Exchange Securities do not mature prior to the maturity date of, or have a shorter weighted average life than, the Term B Loans subject to such exchange (without giving effect to any prepayments); provided that, this clause (iii) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations, (iv) if secured by the Collateral, such Permitted Exchange Securities are subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements reasonably satisfactory to the Administrative Agent and Borrower, and shall not be secured by any assets not securing the Term Loan B Facility, (v) none of the Borrower’s restricted subsidiaries is a borrower or guarantor with respect to any Permitted Exchange Securities unless such restricted subsidiary is a Guarantor (or will become a Guarantor), (vi) no Permitted Exchange Securities are secured by any assets not constituting Collateral and (vii) the other terms and conditions of such Permitted Exchange Securities (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption (subject to the above clauses) terms and provisions which shall be determined by the Borrower and the lenders thereunder) shall not be more restrictive (taken as a whole) than those applicable to the Term B Loans, except to the extent the terms of the Term B Loans are modified to benefit from such more restrictive provisions, or such more restrictive provisions reflect then current market terms as reasonably determined by the Borrower or are applicable solely to periods after the latest maturity of the Term B Loans.

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Mandatory Prepayments of Revolving Loans:

If at any time the outstanding loans under the Revolving Credit Facility (including letters of credit outstandings) exceed the aggregate commitments with respect thereto, prepayments of such loans (and/or the cash collateralization of letters of credit) shall be required in an amount equal to such excess within one business day following Borrower’s receipt of written notice. Such mandatory prepayment shall not reduce the aggregate amount of commitments under the Revolving Credit Facility and amounts prepaid may be reborrowed.

The Revolving Loans shall be prepaid (but with no corresponding reduction in commitments) with:

(a) 100% of the first $1,250 million (minus the amount of any Term Loan A Reduction Amount and any Term Loan B Reduction Amount) of net cash proceeds of reimbursement, compensation or other payments or the right to receive reimbursement, compensation or other payments in connection with the transition of the C-band spectrum in connection with (i) reimbursement of relocation costs, (ii) accelerated relocation payments and (iii) payments received for clearing more rapidly than required by the C-Band Rules any of the lower 300 MHz of the C-band spectrum between 3.7 GHz and 4.2 GHz pursuant to private negotiations with third parties, if any, as set forth in the FCC C-Band Rules (collectively, “C-Band Proceeds and Clearing Cost Payments”) (excluding any excess C-Band Proceeds to be paid in connection with the CVRs); provided that the prepayment of Revolving Loans pursuant to this clause (a) shall not exceed $250 million; and

(b) after the application of the first $1,250 million of C-Band Proceeds and Clearing Cost Payments (“Phase I C-Band Proceeds and Clearing Cost Payments”) required (i) as reductions of the Term Loan A Facility and Term Loan B Facility, (ii) as prepayments of the Revolving Credit Facility and (iii) under the section titled “Mandatory Prepayments of Term Loans”, 50% of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) (such amount, the “Required Prepayment Amount”) to the extent pro forma liquidity (which shall include any such C-Band Proceeds and Clearing Cost Payments and cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $400,000,000 and the Total Leverage Ratio is greater than 3.50:1.00 (with the Total Leverage Ratio to be calculated without “netting” the C-Band Proceeds and Clearing Cost Payments proceeds just received); provided that, such Required Prepayment Amount shall be first applied to repay the Term Loans before being applied to repay the Revolving Loans.

Mandatory Prepayments of Term Loans:

C-Band Proceeds and Clearing Cost Payments

After prepaying any outstanding Revolving Loans on account of the first $250 million of proceeds of C-Band Proceeds and Clearing Cost Payments as required under the section titled “Mandatory Prepayments of Revolving Loans”, Term A Loans shall be prepaid with (to the extent not used to prepay Revolving Loans) (and, for the avoidance of doubt, the Borrower shall not have ability to re-borrow or re-incur any Term A Loans so prepaid or incur or any other “superpriority” Indebtedness in lieu of the Term A Loans so prepaid):

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(1) 100% of the first $1,250 million (minus the amount of any mandatory prepayment to the Revolving Credit Facility on account of the first $250 million of C-Band Proceeds and Clearing Cost Payments, any Term Loan A Reduction Amount and any Term Loan B Reduction Amount) of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs); and

(2) thereafter, 50% of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) to the extent pro forma liquidity (which shall include any such C-Band Proceeds and Clearing Cost Payments and cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $400,000,000 and the Total Leverage Ratio is greater than 3.50:1.00 (with the Total Leverage Ratio to be calculated without “netting” the C-Band Proceeds and Clearing Cost Payments proceeds just received).

After prepaying all outstanding Term A Loans as set forth above, Term B Loans shall be prepaid with (to the extent not used to prepay Revolving Loans or Term A Loans) (and, for the avoidance of doubt, the Borrower shall not have ability to re-borrow any Term B Loans so prepaid):

(1) 100% of the first $1,250 million (minus the amount of any mandatory prepayment to the Revolving Credit Facility on account of the first $250 million of C-Band Proceeds and Clearing Cost Payments, any prepayments of the Term Loan A Facility pursuant to clause (1) above, any Term Loan A Reduction Amount and any Term Loan B Reduction Amount) of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs); and

(2) thereafter, 50% of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) to the extent pro forma liquidity (which shall include any such C-Band Proceeds and Clearing Cost Payments and cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $400,000,000 and Total Leverage Ratio is greater than 3.50:1.00 (with the Total Leverage Ratio to be calculated without “netting” the C-Band Proceeds and Clearing Cost Payments proceeds just received).

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Notwithstanding anything to the contrary, any amount paid or payable in connection with any or all of the SES Claims (i) shall not reduce any prepayment required to be made under any of the Credit Facilities and (ii) for purposes of determining the amount of any prepayment required under any of the Credit Facilities, shall be excluded from determining any pro forma liquidity test (as if such amount had not been paid and were not payable) and shall not constitute any C-Band Proceeds and Clearing Cost Payments.

Other Mandatory Prepayments

(a) 50% (with step downs to 25% and 0% at Total Leverage Ratios of 5.00:1.00 and 4.00:1.00, respectively) of Excess Cash Flow (to be defined in the Facilities Documentation but to exclude C-Band Proceeds and Clearing Cost Payments), to the extent pro forma liquidity (cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $600,000,000;

(b) 100% of the net cash proceeds from issuances of debt by the Borrower or any of its restricted subsidiaries after the Closing Date (with appropriate exceptions for all permitted indebtedness); and

(c) 100% (with step downs to 25% and 0% at Total Leverage Ratios of 5.00:1.00 and 4.00:1.00, respectively) (the “Asset Sale Prepayment Stepdowns”), of the net cash proceeds of non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries pursuant to (x) clause (d)(ii) under the heading “Negative Covenants” below, in each case, in excess of the greater of $55 million and 5% of Adjusted EBITDA in the aggregate per calendar year (and only in respect of amounts in excess thereof) and (y) clause (d)(iv) under the heading “Negative Covenants” below and (z) casualty and condemnation proceeds, in each case subject to a 100% reinvestment right if reinvested (or committed to be reinvested) within 365 days of the receipt of such net cash proceeds and, if so committed to be reinvested, so long as such reinvestment is actually completed within 180 days thereafter, and other exceptions to be set forth in the Facilities Documentation.

Mandatory prepayments pursuant to clauses (a), (b) and (c) above shall be applied pro rata among classes of the applicable Term Loans and any pari passu Refinancing Term Facilities and pari passu Incremental Term Loans, except that Incremental Facilities for Incremental Term Loans, Refinancing Term Facilities and other permitted pari passu debt may participate in mandatory prepayments on a less than pro rata basis. Mandatory prepayments of the applicable Term Loans shall be applied to scheduled installments thereof in direct order of maturity (without premium or penalty, except, in the case of clause (b) above, subject to the Prepayment Premium (as defined below)); provided, that the Facilities Documentation shall provide that in the case of mandatory prepayments pursuant to clauses (b) and (c) above, a ratable portion of such mandatory prepayment may be applied to redeem, prepay or offer to purchase any indebtedness that is secured on a pari passu basis with the Term Loan A Facility and Term Loan B Facility, as applicable (collectively, “Additional Debt”), in each case if required under the terms of the applicable documents governing such Additional Debt.

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All prepayments referred to in clause (c) above are subject to there being no material and adverse tax consequences and to permissibility under (i) local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries) and (ii) material constituent document restrictions of non-wholly owned restricted subsidiaries (including as a result of minority ownership by third parties) and other material agreements (so long as any applicable prohibition is not created in contemplation of such prepayment). The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a default or an event of default, and such amounts shall be available for working capital purposes of the Borrower and its restricted subsidiaries as long as not required to be prepaid in accordance with the following provisions. The Borrower and its restricted subsidiaries will undertake to use commercially reasonable efforts to overcome or eliminate any such restrictions or tax effects (subject to the considerations above and as determined in the Borrower’s reasonable business judgment) to make the relevant prepayment. Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower or any of its affiliates and arising as a result of compliance with the preceding sentence.

Any Lender under the Term Loan B Facility may elect not to accept its pro rata portion of any mandatory prepayment (other than with respect to Refinancing Notes and Refinancing Term Facilities) (each, a “Declining Term Loan Lender”). Any prepayment amount declined by a Declining Term Loan Lender may be retained by the Borrower and used for any purposes not prohibited by the Facilities Documentation and will be included in the calculation of the Applicable Amount (as defined below).

Voluntary Prepayments and Commitment Reductions:

Voluntary prepayments of borrowings under the any Credit Facility will be permitted at any time, in minimum principal amounts to be set forth in the Facilities Documentation, without premium or penalty (except the applicable Prepayment Premium referred to below), subject to reimbursement of the Lenders’ redeployment costs (other than lost profits) in the case of a prepayment of Adjusted LIBO Rate loans prior to the last day of the relevant interest period.

Voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Facility will be permitted at any time, in minimum principal amounts to be set forth in the Facilities Documentation.

Voluntary prepayments of Term Loans shall be applied to reduce installments thereof as directed by the Borrower (and absent such direction, in direct order of maturity), as applicable.

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Prepayment Premium:

In respect of the initial Term Loan B Facility, any voluntary prepayment or refinancing (other than a refinancing of the initial Term Loan Facility in connection with any transaction that would, if consummated, constitute an initial public offering, change of control, material disposition or a Transformative Acquisition (as defined below)) of the initial Term Loan B Facility with other broadly syndicated first lien term loans under credit facilities with the primary purpose of achieving a lower Effective Yield (to be defined in Facilities Documentation) than the Effective Yield of the initial Term Loan B Facility, or any amendment (other than an amendment of the initial Term Loan B Facility in connection with any transaction that would, if consummated, constitute an initial public offering, a change of control, a material disposition or a Transformative Acquisition) that reduces the Effective Yield of the initial Term Loan Facility, in either case that occurs prior to the six month anniversary of the Closing Date and the primary purpose of which is to lower the Effective Yield on the initial Term Loan B Facility, shall be subject to a prepayment premium of 1.00% of the principal amount of the initial Term Loan B Facility so prepaid, refinanced or amended.

For the purposes of this paragraph, “Transformative Acquisition” shall mean any acquisition by the Borrower or any of its restricted subsidiaries that is in excess of an amount to be set forth in the Facilities Documentation or either (a) is not permitted by the terms of the Facilities Documentation immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Facilities Documentation immediately prior to the consummation of such acquisition, would not provide the Borrower and its restricted subsidiaries with adequate flexibility under the Facilities Documentation for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

Intercreditor Agreement:	The lien priority, relative rights and other creditors’ rights issues in respect of the Revolving Credit Facility, Term Loan A Facility and the Term Loan B Facility, on the one hand, and the New Secured Notes, on the other, shall be subject to customary intercreditor arrangement(s) to be agreed, and in form and substance acceptable to holders of commitments to the Credit Facilities (as of the date hereof).

Documentation:	The definitive documentation with respect to the Credit Facilities (the “Facilities Documentation”) will contain only those mandatory prepayments, representations, warranties, conditions to borrowing, affirmative, negative and financial covenants and events of default set forth or referred to in this Credit Facilities Term Sheet, in each case applicable to the Borrower and its Restricted Subsidiaries and, consistent with Documentation Principles, in certain cases, to the Parent Guarantors, with materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods to be substantially consistent with those set forth in the Precedent Credit Agreement (as defined below), with changes and modifications (w) that reflect the terms of this Credit Facilities Term Sheet, (x) to reflect changes in law or accounting standards and requirements of local law (including customary EU and UK bail-in provisions) and the

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reasonable administrative and operational requirements of the Administrative Agent (including customary erroneous payment language) or to cure mistakes or defects, (y) as are reasonably necessary to take into account operational needs in the Borrower’s business (including to incorporate certain exceptions and carve-outs provided for in the Prepetition Credit Agreement) and (z) as otherwise mutually agreed (collectively, the “Documentation Principles”). Counsel to the Borrower shall prepare the initial drafts of the Facilities Documentation. The “Precedent Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, by and among Frontier Communications Holdings, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Goldman Sachs Bank USA, as revolver agent and the lenders party thereto.

Representations and Warranties:	Limited to the following (with materiality thresholds and exceptions to be set forth in the Facilities Documentation, with borrower- and industry-specific representations and warranties based on the Prepetition Credit Agreement and with qualifiers with respect to the Cases): (i) organization and power; (ii) authorization and enforceability; (iii) government approvals and no conflicts; (iv) financial condition and no material adverse change; (v) properties, leases and subsidiaries; (vi) litigation and environmental matters; (vii) compliance with laws and agreements; (viii) federal reserve regulations and investment company status; (ix) taxes; (x) ERISA; (xi) disclosure; (xii) subsidiaries; (xiii) FCC licenses; (xiv) satellites; (xv) C Band Proceeds and Clearing Cost Payments; (xvi) if the Conversion Date occurs, solvency as of the Conversion Date; (xvii) anti-corruption laws and sanctions; (xviii) use of proceeds; (xix) collateral documents, (xx) patents; and (xxi) center of main interest.

Conditions Precedent to Initial Borrowings:	Limited to the conditions contained on Annex I hereto.

Conditions Precedent to Subsequent Borrowings of Revolving Loans:	Usual and customary for credit facilities of this type.

Affirmative Covenants:	Limited to the following (with materiality thresholds, dollar baskets and exceptions to be set forth in the Facilities Documentation): (i) delivery of financial statements and other customary information; (ii) notices of material events; (iii) information regarding collateral; (iv) existence and conduct of business; (v) payment of taxes; (vi) maintenance of properties, (vii) maintenance of insurance (to be based on applicable covenant in the Prepetition Credit Agreement); (viii) books and records and inspection rights; (ix) compliance with laws; (x) use of proceeds; (xi) additional subsidiaries and designation of restricted subsidiaries and unrestricted subsidiaries; (xii) additional collateral and guarantors and further assurances; (xiii) corporate and Term Loan B Facility ratings on or after the Conversion Date (in each case subject to a commercially reasonable efforts standard and no requirement to maintain a specific rating); (xiv) transactions with affiliates involving consideration in excess of the greater of $55 million and 5% of Adjusted EBITDA, which shall have board

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approval any for such transaction involving consideration in excess of the greater of $110 million and 10% of Adjusted EBITDA; (xv) access and command codes; (xvi) TTC&M (Tracking, Telemetry, Control and Monitoring) Providers; (xvii) government business subsidiaries; (xviii) FCC matters; (xix) C Band Proceeds and Clearing Cost Payments; (xx) bankruptcy matters; (xxi) ERISA matters; and (xxii) change of end of fiscal years; fiscal quarters.

Negative Covenants:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries only):

(a) limitations on debt, which shall permit, among other things, the incurrence of:

(i) indebtedness under the Credit Facilities, any Incremental Facility, Incremental Equivalent Debt, Refinancing Senior Indebtedness and Permitted Exchange Securities,

(ii) purchase money indebtedness and capital leases not to exceed the greater of $270 million and 25% of Adjusted EBITDA,

(iii) unlimited indebtedness related to permitted sale leaseback transactions (“Permitted Sale Leaseback Transactions”) so long as it does not exceed a cap to be agreed,

(iv) indebtedness if, on a pro forma basis, Total Leverage Ratio does not exceed 5.50 to 1.00 subject to customary restrictions consistent with the Precedent Credit Agreement,

(v) qualified securitization facilities, factoring facilities and/or receivables purchase and/or sale facilities (excluding C-Band Proceeds and Clearing Cost Payments) subject to customary qualifications to be set forth in the Facilities Documentation,

(vi) in connection with a permitted acquisition or any other permitted investment, (x) indebtedness assumed in connection therewith, to the extent not incurred in the contemplation of the acquisition and (y) indebtedness incurred in connection therewith, in each case, (i) in an amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA, (ii) so long as, on a pro forma basis, either (1) the Borrower would be permitted to incur at least $1.00 of additional Permitted Ratio Debt (to be defined in the Facilities Documentation) or (2) Total Leverage Ratio is less than or equal to the Total Leverage Ratio immediately prior to such acquisition or investment or (iii) such indebtedness constitutes Acquired Indebtedness (to be defined in the Facilities Documentation) (other than indebtedness incurred in contemplation of such acquisition); provided that, in the case of this clause (iii), the only obligors with respect to such Indebtedness shall be those who were obligors of such Indebtedness prior to such acquisition, merger, amalgamation or consolidation,

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(vii) indebtedness under a general debt basket in an amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA,

(viii) indebtedness of non-Guarantor subsidiaries under a basket in an amount not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(ix) indebtedness of the Borrower or the Guarantors in an amount equal to 100% of any cash common equity contribution (other than “disqualified stock”) to the Borrower following the Closing Date,

(x) seller financing indebtedness not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xi) indebtedness incurred in connection with “disqualified stock” not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xii) indebtedness incurred in connection with permitted investments in joint ventures in an amount equal to the greater of $215 million and 20% of Adjusted EBITDA,

(xiii) letter of credit indebtedness not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xiv) guarantee obligations to permit foreign currency transactions or the funding of transfers not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xv) indebtedness not to exceed the amount of certain restricted payment baskets permitted to be made, and

(xvi) the New Secured Notes;

(b) limitations on liens, which shall permit, among other things:

(i) liens securing indebtedness incurred pursuant to clause (a)(i), (v), (x) (provided that such liens shall be limited to the assets and/or entities being acquired in such seller financing (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents)), (xiii) and (xvi) above;

(ii) liens securing indebtedness assumed or incurred pursuant to clauses (a)(vi)(x) and (a)(vi)(y)(i) and (iii) above (provided that, if assumed, such liens extend only to the same assets (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents) that such liens extended to, and secure the same indebtedness, that such liens secured, immediately prior to such assumption and were not created in contemplation thereof);

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(iii) liens securing purchase money indebtedness, capital leases and indebtedness related to sale leaseback transactions permitted under clause (a)(ii) and (iii) above;

(iv) liens securing obligations under a general lien basket in an amount not to exceed $430 million and 40% of Adjusted EBITDA, and

(v) unlimited liens (x) subject to pro forma compliance with a First Lien Leverage Ratio of equal to or less than 3.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) as of the last day of the most recent test period for which financial statements have been delivered if such lien is secured by the Collateral on a pari passu basis with the Credit Facilities (which in no event may be made on a “first out” basis) and (y) subject only to pro forma compliance with a Secured Leverage Ratio of equal to or less than 5.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) as of the last day of the most recent test period for which financial statements have been delivered if such lien is secured by the Collateral on a junior basis to the Credit Facilities; provided that the holders (or agent thereof) of any indebtedness subject to such liens shall enter into an intercreditor agreement with the Agent on terms reasonably satisfactory to the Agent or in a form to be agreed prior to the Closing Date and attached as an exhibit to the Facilities Documentation;

(c)   limitations on fundamental changes (which shall permit, among other things, acquisitions and similar investments consummated as mergers, amalgamations or consolidations, and shall include customary successor borrower provisions);

(d)   limitations on transfers, dispositions, sale leasebacks, sales of assets, and any series of related dispositions in excess of the greater of $55 million and 5% of Adjusted EBITDA, with exceptions to include (without limitation, but which exceptions shall not permit transfers, dispositions, sales or sale leasebacks related to C-Band assets prior to the receipt of all C-Band Proceeds and Clearing Cost Payments that are not Phase I C-Band Proceeds and Clearing Cost Payments (“Phase II C-Band Proceeds and Clearing Cost Payments”)):

(i) sales or leases (including sales-type leases) of obsolete, worn out, uneconomical, negligible or surplus assets or assets no longer used or useful in the business or assets no longer commercially reasonable to retain (including the sale or leasing of transponders or transponder capacity and the leasing or licensing of teleports),

(ii) dispositions of any other assets on an unlimited basis for fair market value so long as (x) no payment or bankruptcy event of default has occurred and is continuing or would result therefrom at the time of execution of a binding agreement in respect thereof and (y) at least 75% of the consideration for such disposition consists of cash or cash equivalents (subject to customary exceptions to the cash consideration requirement to be set forth in the Facilities Documentation, including

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a basket of the greater of $320 million and 30% of Adjusted EBITDA for non-cash consideration that may be designated as cash consideration) and the proceeds thereof are applied in accordance with the mandatory prepayment provisions (including the reinvestment provisions) of the Term Loan A Facility and Term Loan B Facility (solely to the extent required thereby),

(iii) additional dispositions of up to the greater of $55 million and 5% of Adjusted EBITDA,

(iv) dispositions of certain Excluded Satellites (to be defined, for purposes of this exception in the Facilities Documentation consistent with the Prepetition Secured Notes, except that, for purposes of this exception (x) the threshold in clause (i) of such definition shall be replaced with $25 million and (y) the threshold in clause (ii) thereof shall be replaced with $100 million);

(e) limitations on investments and acquisitions, which will permit, among other things:

(i) (A) investments in unrestricted subsidiaries in an aggregate outstanding amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA and (B) investments in joint ventures in an aggregate outstanding amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA,

(ii) investments in similar businesses (x) in an aggregate outstanding amount not to exceed the greater of $240 million and 22.5% of Adjusted EBITDA, or (y) if as a result of such investment, such person, in one transaction or a series of related transactions, (1) becomes a restricted subsidiary of the Borrower or (2) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a restricted subsidiary, in each case, any investment held by such Person; provided that, with respect to clause (2), such investment was not acquired by such person in contemplation of such merger, consolidation, amalgamation, division, transfer, conveyance or liquidation,

(iii) a general investments basket in an aggregate outstanding amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA,

(iv) unlimited investments subject only to pro forma compliance with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.50 to 1.00 (or not higher than immediately before such investment),

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(v) advances and loans to management and employees not in excess of the greater of $30 million and 2.5% of Adjusted EBITDA,

(vi) investments in subsidiaries or joint ventures formed for the purpose of selling or leasing transponders or transponder capacity to third-party customers in the ordinary course of business, provided that all such investments do not exceed 10% of the aggregate transponder capacity for all in-orbit transponders then owned by the Borrower and its restricted subsidiaries;

(vii) investments in non-guarantor restricted subsidiaries not in excess of the greater of $160 million and 15% of Adjusted EBITDA, and

(viii) investments under other customary exceptions to be set forth in the Facilities Documentation;

(f) limitations on dividends or distributions on, or redemptions or repurchases of, equity, which shall permit, among other things:

(i) dividends, distributions or redemptions with a basket in a cumulative amount (the “Applicable Amount”) equal to the sum of (which amount shall not in any event be less than zero) (A) the greater of $320 million and 30% of Adjusted EBITDA plus (B) (x) cumulative Adjusted EBITDA from and after the end of the first fiscal quarter ending after the Closing Date (which shall not in any event be less than zero) minus (y) 1.4 times Fixed Charges (to be defined in the Facilities Documentation), plus (C) other customary builders to be set forth in the Facilities Documentation, provided that solely for usage of clause (B) above, on a pro forma basis, First Lien Leverage Ratio is less than or equal to 4.00 to 1.00,

(ii) additional dividends, distributions or redemptions, subject only to pro forma compliance with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 3.00 to 1.00,

(iii) dividends, distributions or redemptions with a general basket in an amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA,

(iv) after a qualifying initial public offering, dividends on common equity not to exceed in any fiscal year the greater of 6% of the amount of net cash proceeds from public offerings and 6% of market capitalization,

(v) restricted payments to repurchase employee equity in an amount not to exceed the greater of $55 million and 5% of Adjusted EBITDA per calendar year (with unused amounts carried over to next succeeding year, but not to any subsequent year),

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(vi) restricted payments to any direct or indirect parent of the Borrower or any Guarantor in an amount not to exceed $5 million per year, but unlimited with respect to certain customary ordinary course payments to be agreed (including, to the extent the Borrower is a member of a consolidated, unitary or similar tax group, customary tax distributions to any parent of the Borrower),

(vii) restricted payments in connection with sale leaseback transactions so long as such payments do not exceed the net proceeds of such sale leaseback transactions,

(viii) payments of dividends on permitted disqualified stock, and

(ix) restricted payments in connection with the Further Accelerated Relocation Payments (in each case, as defined in the applicable agreement governing the Series A Contingent Value Rights and Series B Contingent Value Rights), each as determined to be due and owing to holders of each of the Series A Contingent Value Rights and Series B Contingent Value Rights to be issued pursuant to the Plan (the “CVR Proceeds”);

(g) limitations on prepayments, repurchases or redemptions of debt expressly subordinated in right of payment to the Credit Facility above a threshold amount (with a grower component) (“Junior Debt”) prior to one year prior to its maturity with exceptions to include, among other things, prepayments, redemptions and repurchases made:

(i) from a general basket in an amount not to exceed the greater of $320 million and 30% of Adjusted EBITDA, and

(ii) from an unlimited general basket, provided that (x) there is no existing or resulting event of default and (y) the Borrower shall be in compliance on a pro forma basis with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.75 to 1.00;

(h) restrictions on subsidiary distributions, subject to exceptions to be agreed in the Facilities Documentation;

(i) prior to the Conversion Date, bankruptcy matters consistent with the Existing DIP Credit Agreement; and

(j) a passive holdings covenant (applicable to each Parent Guarantor (including Immediate Parent and any successor entity owning the stock of the Borrower)) subject to terms and exceptions to be mutually agreed.

Notwithstanding the foregoing, prior to the Conversion Date, the Facilities Documentation shall restrict the Loan Parties’ abilities to utilize certain baskets hereunder in a manner to be further negotiated (including the extent to which (if at all) such restrictions shall be materially different than the restrictions included in the Existing DIP Credit Agreement) and agreed.

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Financial Covenants:	The financial maintenance covenants for the benefit of the Lenders under the Revolving Credit Facility and Term Loan A Facility shall be limited to: (a) a maximum First Lien Leverage Ratio of 10.75 to 1.00, stepping down to 7.50:1.00 upon receipt of Phase I C-Band Proceeds and Clearing Cost Payments exceeding $1,250 million, and further stepping down to 3.75:1.00 upon receipt of the Phase II C-Band Proceeds and Clearing Cost Payments in an aggregate amount in excess of an amount to be agreed, which shall in each case only be tested as of the last day of each fiscal quarter; provided, that, starting with the first full fiscal quarter in which the Term Loan A Facility is paid in full, the financial maintenance covenant shall only be tested if Revolving Facility Utilization (to be defined in the Facilities Documentation) is equal to or greater than 30% at the end of such fiscal quarter; and (b) in the event that Intelsat or any of its affiliates is found liable (or agrees to pay) for any or all of the SES Claims, a minimum pro forma liquidity, subject to customary cure rights to be agreed (which shall include cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn and shall deduct the full amount of such unpaid SES Claims) of at least $200 million at all times from the earliest of (i) entry of a final, non-appealable judgment against Intelsat or any of its affiliates relating to any or all of such SES Claims, (ii) the agreement by Intelsat or any of its affiliates to pay for any or all of such SES Claims and (iii) payment by Intelsat or any of its affiliates in respect of any or all of such SES Claims, until the day on which all such SES Claims are paid in full.

Unrestricted Subsidiaries:	After the Conversion Date, the Borrower will be permitted to designate one or more subsidiaries as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary, subject to (i) the absence of a continuing event of default, (ii) sufficient capacity for designation or re-designation under the relevant negative covenants and (iii) certain other restrictions to be mutually agreed (including, but not limited to, restrictions on transfers of C-Band assets (prior to receipt of all Phase II C-Band Proceeds and Clearing Cost Payments), spectrum licenses, and transponders to unrestricted subsidiaries).

Events of Default:

Prior to the Conversion Date, the events of default shall be usual and customary for super-priority debtor-in-possession credit facilities of this type.

Upon the Conversion Date, the events of default shall be usual and customary for credit facilities of this type; provided that the exception in Section 8.01(i) of the Precedent Credit Agreement with respect to the Administrative Agent’s acts or omissions in its sole control, or failure of the collateral agent to maintain possession of certificates representing pledged securities, shall not be included. The Facilities Documentation shall contain customary “net short” provisions applicable to the Term Loan B Facility (which in any event shall not apply to Lenders that are regulated banks or affiliates of regulated banks).

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Conversion Date:	The Conversion Date shall occur upon the satisfaction in all material respects or waiver by the Required Lenders (as defined below) of solely the conditions precedent set forth in Annex II (such date, the “Conversion Date”); provided that, to the extent that the Conversion Date has not occurred on or prior to December 31, 2022, the Credit Facilities shall automatically mature on such date.

Voting:	Except as otherwise specified in this Credit Facilities Term Sheet, amendments and waivers of the Facilities Documentation will require the approval of the Lenders under the Facilities Documentation holding more than 50% of the aggregate amount of the Credit Facilities (the “Required Lenders”), except that (i) only the consent of each Lender directly and adversely affected thereby (and not the Required Lenders) shall be required with respect to: (A) increases in the commitment of such Lender (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an extension or increase of any commitment), (B) reductions or forgiveness of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute a reduction or forgiveness in principal), interest (other than a waiver of default interest) or fees, (C) extensions of scheduled amortization payments or final maturity (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute an extension of any maturity date) or the date for the payment of interest or fees, (D) changes to the mandatory prepayment provisions with proceeds of C-Band Proceeds and Clearing Cost Payments and (E) any modification of pro rata sharing or waterfall provisions under the Facilities Documentation among the Credit Facilities (ii) the consent of 100% of the Lenders will be required with respect to (A) modifications to any of the voting percentages, (B) releases of all or substantially all of the value of the Guarantors or releases of all or substantially all of the Collateral and (C) any amendments that subordinate any Loans in security or contractual right of payment to any senior indebtedness (including, in each case, any amendments that alter the “superpriority” status of the Revolving Facility and/or the Term Loan A Facility), subject to certain exceptions to be agreed, (iii) the consent of the Lenders holding the majority of the loans and commitments under (taken together) the Revolving Credit Facility and the Term Loan A Facility shall be required to (A) amend or waive the financial covenants and the related provisions and/or (B) increase the cap referred to in clause (vi)(x) under “Uncommitted Incremental Facilities” above or otherwise permit any additional “superpriority” or “first out” indebtedness. and (iv) any amendment or waiver that disproportionately affects a particular class of Lenders shall require the consent of Lenders holding a majority of Loans and commitments of such class. Defaulting Lenders (to be defined in the Facilities Documentation) shall not be included in the calculation of Required Lenders.

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The Facilities Documentation will permit amendments thereof without the approval or consent of the Lenders to effect a permitted “repricing transaction” (i.e., a transaction in which any tranche of loans is refinanced with a replacement tranche of loans, or is modified with the effect of, bearing a lower rate of interest) other than any Lender holding loans subject to such “repricing transaction” that will continue as a Lender in respect of the repriced tranche of loans or modified loans.

The Facilities Documentation shall contain customary provisions for replacing Defaulting Lenders and terminating their commitments, replacing Lenders claiming increased costs, tax gross-ups and similar required indemnity payments and replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Facilities Documentation shall have consented thereto.

The Facilities Documentation may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (x) to correct or cure ambiguities, errors, omissions, defects (including to correct or cure incorrect cross references or similar inaccuracies) or (y) to effect administrative changes of a technical or immaterial nature, in each case, as jointly identified by the Borrower and the Administrative Agent.

Cost and Yield Protection:	Usual and customary for credit facilities of this type.

Assignments and Participations:	After the Closing Date, the Lenders will be permitted to assign (other than to natural persons, and to Disqualified Institutions) loans and/or commitments under any Credit Facility with the consent of the Borrower, the Administrative Agent and, solely with respect to assignments of Revolving Loans and commitments under the Revolving Credit Facility, each Issuing Bank and swingline lender (in each case not to be unreasonably withheld or delayed); provided that (A) no consent of the Borrower shall be required after the occurrence and during the continuance of a payment (or, after the Conversion Date, a payment or bankruptcy) event of default (except with respect to an assignment to a Disqualified Institution) and (B) no consent of the Borrower shall be required with respect to assignment of any Loans or commitments, if such assignment is an assignment to another Lender, an affiliate of a Lender or an approved fund. The Borrower will be deemed to have consented to an assignment of Loans and/or commitments if it has not responded to a request for consent to such assignment within 10 business days after receipt of written request thereof. Assignments will not be required to be pro rata. The Administrative Agent shall receive a processing and recordation fee of $3,500 for each assignment.

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The Lenders will be permitted to sell participations (other than to certain Disqualified Institutions). Voting rights of participants shall be limited to matters set forth under “Voting” above with respect to which the unanimous vote of all Lenders (or all directly and adversely affected Lenders, if the participant is directly and adversely affected) would be required.

In addition, with respect to Term B Loans, non-pro rata distributions will be permitted in connection with loan buy-back or similar programs and assignments to, and purchases by, the Borrower and its affiliates on terms usual and customary for credit facilities of this type.

Assignments of Term B Loans to the Borrower or any of its restricted subsidiaries shall be permitted pursuant to open market purchases or “Dutch auctions” so long as (i) in the case of “Dutch auctions”, any offer to purchase or take by assignment any Term B Loans by the Borrower shall have been made to all Lenders within the Term Loan B Facility (but not, for the avoidance of doubt, to each class of the Term Loan Facility) pro rata (with buyback mechanics to be set forth in the Facilities Documentation), (ii) the loans purchased are immediately and automatically cancelled and (iii) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments. There will be no caps on the amount of open market purchases by the Borrower or any of its restricted subsidiaries.

Expenses, Indemnification and Exculpation:	Customary expense reimbursement, indemnity and exculpation provisions for credit facilities of this type.

Governing Law and Forum:	New York.

Counsel to Agents and Lead Arrangers:	Davis Polk & Wardwell LLP.

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SCHEDULE 1

Interest and Certain Fees – Revolving Credit Facility

Interest Rate Options:	The Borrower may elect that the Revolving Loans comprising each borrowing bear interest at a rate per annum equal to:

• the Alternate Base Rate plus the Applicable Rate; or

• the Adjusted LIBO Rate plus the Applicable Rate.

As used in this Schedule 1:

“Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one-month interest period plus 1%.

“Adjusted LIBO Rate” means the LIBO Rate (as defined below), as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Rate” means, (a) 1.75% in the case of ABR Loans (as defined below) and (b) 2.75%, in the case of Eurodollar Loans (as defined below), in each case, after the first fiscal quarter following the Closing Date, subject to a grid with a 0.25% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 5.00:1.00 and a further 0.25% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 4.00:1.00.

“LIBO Rate” means the London interbank offered rate for U.S. dollar deposits for one, three or six months (or, if agreed by all applicable lenders, 12 months) (as selected by the Borrower); provided that the LIBO Rate shall not be less than 0.00% per annum.

The Facilities Documentation shall include customary “LIBOR successor” provisions (consistent with the ARRC “hardwired” approach), which shall provide for Term SOFR (to be defined in the Facilities Documentation), with the following SOFR credit spread adjustments of (i) for 1-month interest period, 0.10%, (ii) for 3-month interest periods, 0.15% and (iii) for 6-month interest periods, 0.25%. The SOFR + SOFR credit spread adjustment floor shall be 0%.

In the event the Closing Date occurs after December 31, 2021, the reference rate in lieu of LIBO Rate shall be a Term SOFR-based rate plus credit spread adjustments as set forth in the immediately preceding paragraph, which reference rate (together with its associated adjustments) shall be applied in a manner substantially consistent with the ARRC hardwired approach noted above and upon the occurrence of the applicable trigger set forth therein, regardless of whether a trigger event for such transition has otherwise occurred.

Interest Payment Dates:	In the case of Loans bearing interest based upon the Alternate Base Rate (“ABR Loans”), quarterly in arrears.

In the case of Loans bearing interest based upon the Adjusted LIBO Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	Subject to applicable law, during the continuance of any payment event of default (and, following the Conversion Date, bankruptcy event of default) only, with respect to overdue amounts, at the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Commitment Fee:	The Borrower shall pay to the Lenders (other than Defaulting Lenders) a commitment fee of 0.50% per annum, subject, after the first fiscal quarter following the Closing Date, to a grid with a 0.125% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 5.00:1.00 and a further 0.125% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 4.00:1.00 (such reductions to be implemented in a manner consistent with the Documentation Principles). All commitment fees shall be payable quarterly in arrears and upon the termination of the commitments.

Letter of Credit Fee:	A per annum fee equal to the applicable spread over Adjusted LIBO Rate under the Revolving Credit Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit, payable in arrears on the third business day after the end of each quarter and upon termination of the Revolving Credit Facility. In addition, the Borrower shall pay to the relevant Issuing Bank, for its own account, a fronting fee of 0.125% per annum on the aggregate face amount of outstanding letters of credit, payable in arrears on the third business day after the end of each quarter (or another date agreed by the Borrower and the Administrative Agent) and upon termination of the Revolving Credit Facility.

Rate and Fee Basis:	All interest shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans when the Alternate Base Rate is based on the Prime Rate), in each case for actual days elapsed.

SCHEDULE 2

Interest and Certain Fees – Term Loan A Facility

Interest Rate Options:	The Borrower may elect that the Term A Loans comprising each borrowing bear interest at a rate per annum equal to:

• the Alternate Base Rate plus the Applicable Rate; or

• the Adjusted LIBO Rate plus the Applicable Rate.

As used in this Schedule 2:

“Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one-month interest period plus 1%.

“Adjusted LIBO Rate” means the LIBO Rate (as defined below), as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Rate” means, (a) 1.75% in the case of ABR Loans (as defined below) and (b) 2.75%, in the case of Eurodollar Loans (as defined below).

“LIBO Rate” means the London interbank offered rate for U.S. dollar deposits for one, three or six months (or, if agreed by all applicable lenders, 12 months) (as selected by the Borrower); provided that the LIBO Rate shall not be less than 0.00% per annum.

The Facilities Documentation shall include customary “LIBOR successor” provisions (consistent with the ARRC “hardwired” approach), which shall provide for Term SOFR (to be defined in the Facilities Documentation), with the following SOFR credit spread adjustments of (i) for 1-month interest period, 0.10%, (ii) for 3-month interest periods, 0.15% and (iii) for 6-month interest periods, 0.25%. The SOFR + SOFR credit spread adjustment floor shall be 0%.

In the event the Closing Date occurs after December 31, 2021, the reference rate in lieu of LIBO Rate shall be a Term SOFR-based rate plus credit spread adjustments as set forth in the immediately preceding paragraph, which reference rate (together with its associated adjustments) shall be applied in a manner substantially consistent with the ARRC hardwired approach noted above and upon the occurrence of the applicable trigger set forth therein, regardless of whether a trigger event for such transition has otherwise occurred.

Interest Payment Dates:	In the case of ABR Loans, quarterly in arrears.

In the case of Eurodollar Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	Subject to applicable law, during the continuance of any payment event of default (and, following the Conversion Date, bankruptcy event of default) only, with respect to overdue amounts, at the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Rate and Fee Basis:	All interest shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans when the Alternate Base Rate is based on the Prime Rate), in each case for actual days elapsed.

SCHEDULE 3

Interest and Certain Fees – Term Loan B Facility

Interest Rate Options:	The Borrower may elect that the Term B Loans comprising each borrowing bear interest at a rate per annum equal to:

• the Alternate Base Rate plus the Applicable Rate; or

• the Adjusted LIBO Rate plus the Applicable Rate.

As used in this Schedule 3:

“Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one-month interest period plus 1%.

“Adjusted LIBO Rate” means the LIBO Rate (as defined below), as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Rate” means, (a) 3.25% in the case of ABR Loans (as defined below) and (b) 4.25%, in the case of Eurodollar Loans (as defined below).

“LIBO Rate” means the London interbank offered rate for U.S. dollar deposits for one, three or six months (or, if agreed by all applicable lenders, 12 months) (as selected by the Borrower); provided that the LIBO Rate shall not be less than 0.50% per annum.

The Facilities Documentation shall include customary “LIBOR successor” provisions (consistent with the ARRC “hardwired” approach), which shall provide for Term SOFR (to be defined in the Facilities Documentation), with the following SOFR credit spread adjustments of (i) for 1-month interest period, 0.10%, (ii) for 3-month interest periods, 0.15% and (iii) for 6-month interest periods, 0.25%. The SOFR + SOFR credit spread adjustment floor shall be 0.50%.

In the event the Closing Date occurs after December 31, 2021, the reference rate in lieu of LIBO Rate shall be a Term SOFR-based rate plus credit spread adjustments as set forth in the immediately preceding paragraph, which reference rate (together with its associated adjustments) shall be applied in a manner substantially consistent with the ARRC hardwired approach noted above and upon the occurrence of the applicable trigger set forth therein, regardless of whether a trigger event for such transition has otherwise occurred.

Interest Payment Dates:	In the case of ABR Loans, quarterly in arrears.

In the case of Eurodollar Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	Subject to applicable law, during the continuance of any payment event of default (and, following the Conversion Date, bankruptcy event of default) only, with respect to overdue amounts, at the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Rate and Fee Basis:	All interest shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans when the Alternate Base Rate is based on the Prime Rate), in each case for actual days elapsed.

ANNEX I

Conditions Precedent to the Closing Date

The availability and extensions of credit under the Credit Facilities on the Closing Date shall be subject to the satisfaction (or waiver by each Lead Arranger and the Creditor Commitment Parties) of the following conditions precedent:

a)

Each Loan Party shall have executed and delivered the Facilities Documentation (consistent with this Credit Facilities Term Sheet), including guarantees and security documents such that the Lenders have the priority in the Collateral described by the Credit Facilities Term Sheet, and the Lenders shall have received customary closing certificates, secretary’s certificates, good standing certificates, evidence of authority and insurance, and legal opinions from New York and Luxembourg counsel for the Loan Parties and other counsel for the Loan Parties in material jurisdictions where the Loan Parties are organized.

b)

The Administrative Agent, the Lead Arrangers and the Creditor Commitment Parties shall have received payment of all fees agreed to be paid on or prior to the Closing Date, including legal expenses of counsel (to the extent required under the Commitment Letter) invoiced at least three (3) business days prior to the Closing Date.

c)

The Administrative Agent and the Lead Arrangers shall have received (i) at least three (3) business days prior to the Closing Date, all documentation and other information about the Borrower that shall have been reasonably requested by the Administrative Agent, the Lead Arrangers, the Creditor Commitment Parties and the Lenders in writing at least ten (10) business days prior to the Closing Date and that the Administrative Agent and the Lead Arrangers reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) at least three (3) business days prior to the Closing Date, if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. Section 1010.230 and the Administrative Agent or any Lenders has requested such certification at least seven (7) business days prior to the Closing Date, a beneficial ownership certification in relation to the Borrower, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers, published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

d)

The representations and warranties of the Borrower and each other Loan Party contained in Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

e)	No default or event of default shall exist, or would result from the funding of the initial Loans and the issuance of the New Secured Notes.

f)

Since the Petition Date, nothing shall have occurred that shall have had, or would reasonably be expected to have had, a Material Adverse Effect (it being understood and agreed that the Cases, in and of themselves, shall not constitute a Material Adverse Effect). “Material Adverse Effect” shall mean any event, condition or occurrence that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or results of operations of the Borrower and its subsidiaries taken as a whole (other than by virtue of the commencement of the Cases and the events and circumstances giving rise thereto and it being understood that the consummation of the Plan shall not constitute such a Material Adverse Effect); provided, however, that, to the extent constituting Disclosed Matters (defined as any event, circumstance, condition or other matter disclosed in the reports and other documents furnished to or filed with the SEC by the Borrower and that are publicly available on or prior to the date of the Commitment Letter), effects arising out of, resulting from or attributable to COVID-19 shall not constitute or be deemed to contribute to a Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, except that effects with respect to COVID-19 shall be so considered to the extent such effect disproportionately impacts the Borrower and its subsidiaries, taken as a whole, relative to other companies operating in the same industries.

g)

(1) Substantially concurrently with the funding by or on behalf of the holders of commitments of Term Loans that are affiliates of the Lead Arrangers (the “Lead Arranger Commitment Parties”) of the initial Term Loans on the Closing Date, the Borrower shall have received from the additional holders of commitments of Term Loans (the “Creditor Commitment Parties”) an aggregate amount equal to (i) $500,000,000 in gross cash proceeds of funded Term A Loans under the Term Loan A Facility and (ii) $500,000,000 in gross cash proceeds of funded Term B Loans under the Term Loan B Facility, in each case, (x) or such lesser amount resulting from the application of the Term Loan A Reduction Amount and/or the Term Loan B Reduction Amount, (y) on the same terms and subject to the same conditions as the respective Term Loans funded by the Lead Arranger Commitment Parties on the Closing Date and (z) subject to “lock-up” provisions restricting the ability of the Creditor Commitment Parties to offer, sell or resell, contract to sell or resell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by the Purchasers), directly or indirectly, loans under the Term Loan A Facility or the Term Loan B Facility (in each case, subject to de minimis exceptions to be agreed) until 30 days after the earlier of (x) the Syndication Date (as defined below) and (y) 60 days after the Confirmation Order is approved by the Bankruptcy Court (provided that such “lock-up” provisions do not restrict any Creditor Commitment Party if such Creditor Commitment Party, in its reasonable judgment, determines that it is advisable to sell or otherwise dispose of the loans under the Term Loan A Facility or Term Loan B Facility to (a) satisfy one or more redemption requests that would reduce the total net asset value of any fund or account to 50% or less of the net asset value of such Creditor Commitment Party as of the date hereof, or (b) with respect to any Creditor Commitment Party that is a separate account, satisfy the request of any separate account to liquidate and close such account, then the “lock-up provisions” shall not apply to the disposition of the Term A Loans and/or Term B Loans deemed advisable by such Creditor Commitment Party, in its reasonable judgment, to satisfy such requests). (2) Substantially concurrently with the funding by or on behalf of the Creditor Commitment Parties of the initial Term Loans on the Closing Date, the Borrower shall have received from the Lead Arranger Commitment Parties an aggregate amount equal to (i) $500,000,000 in gross cash proceeds of funded Term A Loans under the Term Loan A Facility and (ii) $2,875,000,000 in gross cash proceeds of funded Term B Loans under the Term Loan B Facility, in each case, (x) or such lesser amount resulting from the application of the Term Loan A Reduction Amount and/or the Term Loan B Reduction Amount, (y) on the same terms and subject to the same conditions as the respective Term Loans funded by the Creditor Commitment Parties on the Closing Date. “Syndication Date” shall mean the earlier of (i) a Successful Term Loan B Syndication Date (as defined below) and (ii) 30 days following the Closing Date. For purposes of this paragraph, “Successful Term Loan B Syndication Date” shall mean the first date that the Lead Arranger Commitment Parties (or their affiliates) hold commitments and loans in respect of the Term Loan B Facility that have not been assigned or participated of not greater than $0, plus commitments which the applicable Lead Arranger Commitment Party (or its affiliate) affirmatively elects to hold for its own account.

h)

Prior to, or substantially concurrently with, the funding of the initial Term Loans on the Closing Date, the Borrower shall have received from the Creditor Commitment Parties an aggregate amount equal to $3,000,000,000 in gross cash proceeds of the New Secured Notes on terms consistent with that certain Commitment Letter between the Creditor Commitment Parties and the Company as in effect on the date hereof (it being understood that any amendment or modification thereof that is materially adverse to the Lead Arrangers and/or the Lenders in their capacity as such shall require the prior written consent of the Lead Arrangers), which will provide, among other things, for the appointment of certain financial institutions acceptable to us as book-running managers, and subject to customary “lock-up” provisions restricting the ability of the Creditor Commitment Parties to offer, sell or resell, contract to sell or resell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by the Purchasers), directly or indirectly, the New Secured Notes (subject to de minimis exceptions to be agreed) until 30 days after the earlier of (x) the Syndication Date and (y) 60 days after the Confirmation Order is approved by the Bankruptcy Court (provided that such “lock-up” provisions do not restrict any Creditor Commitment Party if such Creditor Commitment Party, in its reasonable judgment, determines that it is advisable to sell or otherwise dispose of New Secured Notes to (a) satisfy one or more redemption requests that would reduce the total net asset value of any fund or account to 50% or less of the net asset value of such Creditor Commitment Party as of the date hereof, or (b) with respect to any Creditor Commitment Party that is a separate account, satisfy the request of any separate account to liquidate and close such account, then the “lock-up provisions” shall not apply to the disposition of New Secured Notes deemed advisable by such Creditor Commitment Party, in its reasonable judgment, to satisfy such requests).

i)	The Administrative Agent shall have received a 13-week budget.

j)

The Final DIP Order shall have been entered and shall authorize and direct payment in full of the Prepetition Secured Debt and the Existing DIP Credit Facility with the proceeds of the Loans and the New Secured Notes.

k)	The Confirmation Order (as defined in the Plan Support Agreement) shall have been entered.

l)

The Final DIP Order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated or subject to a stay pending appeal, in any manner, without the consent of the Lead Arrangers. The Loan Parties shall be in compliance in all respects with the Final DIP Order and the Confirmation Order.

m)

No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases. None of the Cases shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

n)

Entry by the Bankruptcy Court of an order (the “Confirmation Order”) confirming the Plan, which Confirmation Order and Plan shall (w) provide a resolution of SES Americom Inc.’s claims relating to the C-Band Alliance Agreement (the “SES Claims”) in a manner acceptable to the Lead Arrangers and the Required Consenting Jackson Crossover Group Members, (x) otherwise be in form and substance reasonably acceptable to the Lead Arrangers and the Required Consenting Jackson Crossover Group Members, (y) be consistent with the consent rights set forth in the Plan Support Agreement, and (z) be in full force and effect, not subject to a stay, and shall not have been reversed, modified, amended, or vacated, in any manner that is materially adverse to the Lenders or the Required Consenting Jackson Crossover Group Members without the consent of the Lead Arrangers or the Required Consenting Jackson Crossover Group Members, as applicable..

o)

The Lead Arrangers shall have been afforded a “Marketing Period” of 10 consecutive business days after the delivery to the Commitment Parties of the CIM (as defined in the Bank Commitment Letter); provided that the Marketing Period shall not commence prior to the latest of (i) January 4, 2022, (ii) the delivery of the CIM and (iii) the date the Confirmation Order is approved by the Bankruptcy Court, unless otherwise agreed by the Lead Arrangers.

p)	Prepetition Secured Debt and the Existing DIP Credit Facility shall be paid in full and the liens securing the foregoing shall be released substantially concurrently therewith.

q)

Entry by the Bankruptcy Court of an order (the “Settlement Order”) approving the Settlement Agreement (as defined in the Plan as of the date hereof), which Settlement Order shall be in form and substance reasonably acceptable to the Lead Arrangers and Required Consenting Jackson Crossover Group Members and shall be in full force and effect, not subject to a stay, and shall not have been reversed, modified, amended, or vacated, in any manner that is materially adverse to the Lenders or the Required Consenting Jackson Crossover Group Members without the consent of the Lead Arrangers or the Required Consenting Jackson Crossover Group Members, as applicable.

r)

The final version of the Plan Supplement (as defined in the Plan) and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan and the PSA Definitive Document Requirements (as defined in the Plan), and the Definitive Documents (as defined in the Plan) shall comply with the PSA Definitive Document Requirements

ANNEX II

Conditions Precedent to the Conversion Date

The occurrence of the Conversion Date shall be subject to the satisfaction (or waiver by each Lead Arranger) of the following conditions precedent:

a.

(i) Each of the Plan, the Confirmation Order and the Settlement Order shall be in full force and effect and no stay thereof shall be in effect, and shall not have been reversed, modified, amended, or vacated, or any provision contained therein waived, in each case in any manner that impacts the resolution of the SES Claims or is otherwise materially adverse to the Lenders or the Required Consenting Jackson Crossover Group Members without the consent of the Lead Arrangers or the Required Consenting Jackson Crossover Group Members, as applicable, and (ii) all conditions precedent to the effectiveness of the Plan shall have been (or will be substantially concurrently) satisfied or waived (to the extent such waiver is not materially adverse to the Lenders) and the effective date under the Plan shall have occurred or will occur substantially concurrently with the Conversion Date.

b.	No event of default shall exist immediately prior or immediately after the occurrence of the Conversion Date.

c.

The Borrower shall have paid (or caused to be paid) all fees and expenses under the Facilities Documentation required to be paid on the Conversion Date, invoiced at least three business days prior to the Conversion Date.

d.	The Administrative Agent shall have received a customary solvency certificate (after giving effect to the Transactions).

e.

(i) The representations and warranties shall be true and correct in all material respects on the Conversion Date; provided that any such representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects after giving effect to such qualification and (ii) no default or event of default shall have occurred and be continuing under the Facilities Documentation or would result from any of the foregoing.

f.

Since the Petition Date, nothing shall have occurred that shall have had, or would reasonably be expected to have had, a Material Adverse Effect (it being understood and agreed that the Cases, in and of themselves, shall not constitute a Material Adverse Effect).

g.

The Administrative Agent shall have received (i) at least three (3) business days prior to the Conversion Date, all documentation and other information about the Borrower that shall have been reasonably requested by the Administrative Agent, in writing at least ten (10) business days prior to the Conversion Date and that the Administrative Agent reasonably determines is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) at least three (3) business days prior to the Conversion Date, if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. Section 1010.230 and the Administrative Agent has requested such certification at least seven (7) business days prior to the Conversion Date, a beneficial ownership certification in relation to the Borrower, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers, published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

h.

Each Loan Party shall have executed and delivered guarantees and security documents (in each case, consistent with this Term Sheet) and the Lenders shall have received customary closing certificates, secretary’s certificates, good standing certificates, stock certificates and instruments (with undated stock powers and note powers executed in blank) evidence of authority and insurance, and legal opinions for the Loan Parties (consistent with the requirements of the opinions to be delivered on the Closing Date).

i.

On the Conversion Date, the sum or (1) unused commitments under the Revolving Credit Facility plus (2) the amount of cash and cash equivalents of the Borrower and its Subsidiaries that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP shall not be less than $375 million.

j.

The aggregate amount of total indebtedness and unfunded commitments in respect of indebtedness of the Borrower and its restricted subsidiaries shall not exceed $8,000 million on a pro forma basis after giving to the Transactions.

k.

The Administrative Agent shall have received a Conversion Date certificate, which shall include a certification as to solvency on the Conversion Date after giving effect to the Transactions and other transactions on or prior to the Conversion Date, and a certification as to the satisfaction of the conditions set forth in clauses a, e, f, i and j above.

Exhibit B

New Secured Notes Term Sheet

(See Attached)

DIP-to-Exit New Secured Notes

Summary of Offering Terms

Capitalized terms used but not defined in this Exhibit B (the “Notes Term Sheet”) shall have the meanings set forth in the Commitment Letter to which this Exhibit B is attached and in the other Annexes attached hereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

Issuer:	Intelsat Jackson Holdings, S.A. (the “Issuer”).

Purchasers:	Commitment Parties holding New Secured Notes Commitments as set forth on Schedule 1 to the Commitment Letter (the “Purchasers”).

Securities:	One or more tranches of first lien senior secured notes (collectively, the “New Secured Notes”)

Distribution:	144A/Regulation S for life (without registration rights).

Certain Prepetition Facilities/Notes and the Existing DIP Facility:

Prepetition Credit Agreement: That certain Credit Agreement, dated as of January 12, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Issuer, Intelsat (Luxembourg) S.A., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other party thereto (the “Prepetition Credit Agreement”).

Prepetition Secured Notes: (i) The Issuer’s 8.0% Senior Secured Notes due 2024 and (ii) the Issuer’s 9.5% Senior Secured Notes due 2022 (collectively, the “Prepetition Secured Notes” and, together with the obligations under the Prepetition Credit Agreement, the “Prepetition Secured Debt”).

Prepetition Unsecured Notes: (i) The Issuer’s 5.5% Senior Notes due 2023, (ii) the Issuer’s 8.5% Senior Notes due 2024, (iii) the Issuer’s 9.75% Senior Notes due 2025.

Existing DIP Credit Agreement: That certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of September 14, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Issuer, as borrower, Intelsat (Luxembourg) S.A., the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other parties thereto (the “Existing DIP Credit Agreement”, and the credit facility provided thereunder, the “Existing DIP Credit Facility”).

Transactions:	The Issuer and certain of the Issuer’s subsidiaries and affiliates (the “Affiliate Debtors” and, collectively with the Issuer, the “Debtors”) are operating as debtors-in-possession pursuant to voluntary cases, jointly administered under Case No. 20-32299-KLP (the “Cases”), commenced under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) on May 13, 2020 (the

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“Petition Date”). The Debtors will be reorganized pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and its Debtor Affiliates, filed in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on August 31, 2021 (Docket No. 2773), as may be amended from time to time (together with all schedules, documents and exhibits contained therein, and any amendments, supplements, modifications or waivers thereto that are not, taken together, materially adverse to the Purchasers, the “Plan”), provided that any such amendment, supplement, modification or waiver solely to permit the Non-TopCo Plan (as defined in the Plan) shall be deemed not to be materially adverse to the Purchasers; provided, further, that any such amendments or modifications shall be subject to the consent rights set forth in the Plan Support Agreement (as defined in the Plan).

In connection with the foregoing, (1) the Issuer will issue “superpriority debtor-in-possession and superpriority senior secured exit” indebtedness in an aggregate principal amount of approximately $1,500 million in the form of (a) the $500 million Revolving Credit Facility (the “Revolving Credit Facility”) described below and (b) the $1,000 Term Loan A Facility described below (the “Term Loan A Facility”), (2) the Issuer will issue “superpriority debtor-in-possession and senior secured exit” indebtedness in the form of the $3,375 million Term Loan B Facility described below (the “Term Loan B Facility” and, together with the Revolving Credit Facility and the Term Loan A Facility, the “Credit Facilities”) and (3) the Issuer will issue “superpriority debtor-in-possession and senior secured exit” indebtedness in the form of the $3,000 million of the New Secured Notes. The fees, premiums and expenses incurred in connection with the foregoing and transactions (including the Transactions (as defined below)) related thereto (such fees and expenses, the “Transaction Costs”).

The transactions described above, together with the transactions related thereto (including the payment of all Transaction Costs), are collectively referred to herein as the “Transactions”. “Credit Facilities Closing Date” shall mean the date that the initial loans under the Credit Facilities are funded. The Notes Closing Date shall occur upon the satisfaction of certain conditions precedent and other terms and conditions contained in Annex I hereto (such date, the “Notes Closing Date”).

Maturity:	The New Secured Notes will mature on the 8th anniversary of the Conversion Date.

Interest Rate:	6.50%.

Interest Payment Dates:	Semi-annual interest payment dates.

Adjusted EBITDA and Related Definitions:	To be defined in the Indenture, with such add-backs to be substantially consistent with the Prepetition Credit Agreement (“Adjusted EBITDA”), except that there shall not be deductions with respect to any significant financing components related to the adoption of FASB ASC 606.

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Use of Proceeds:	The proceeds of the New Secured Notes will be used by the Issuer (a) to pay Transaction Costs, (b) to fund the refinancing of Prepetition Secured Debt and the Existing DIP Credit Facility, (c) to fund distributions under the Plan, and (d) to finance the working capital needs and other general corporate purposes of the Issuer and its subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Reorganization), other investments, restricted payments and any other purpose not prohibited by the Indenture).

Guarantors:	The New Secured Notes will be fully and unconditionally guaranteed on a joint and several basis by (a) each of (i) the Equity Issuer (as defined in the Plan), (ii) Intelsat Holdings S.A., (iii) Intelsat Investments S.A., (iv) Intelsat (Luxembourg) S.A., (v) Intelsat Envision Holdings LLC, and (vi) Intelsat Connect Finance S.A. (“Immediate Parent”) (collectively, the “Parent Guarantors”) and (b) each entity that is a guarantor under the Prepetition Credit Agreement and/or the Existing DIP Credit Agreement and all other existing and future material wholly-owned subsidiaries of the Issuer (collectively, the entities listed in clauses (a) and (b), the “Guarantors”), subject to customary exceptions (which shall not apply to the Parent Guarantors), including for (i) subsidiaries with less than 5% of the Issuer’s consolidated total assets and less than 5% of the Issuer’s consolidated gross revenues (with such subsidiaries not exceeding in the aggregate 10% of the Issuer’s consolidated total assets or more than 10% of the Issuer’s consolidated gross revenues), (ii) certain regulatory license holders and governmental business subsidiaries or other subsidiaries prohibited from providing a guarantee due to regulatory restrictions (such exclusion shall continue only for so long as the applicable prohibition remains in effect), (iii) any subsidiary existing on the Notes Closing Date organized outside of Luxembourg or the United States that is not a guarantor under the Existing DIP Facility Agreement or the Prepetition Credit Agreement, subject to specific exceptions to be agreed to the extent the Issuer determines that such exception would not result in material and adverse tax consequences, (iv) any subsidiary to the extent a guarantee by such subsidiary would result in material and adverse tax consequences as reasonably determined by the Issuer for so long as those tax consequences would result from such guarantee and (v) certain other subsidiaries to be agreed. Notwithstanding the foregoing, any subsidiary of the Issuer that (x) is entitled to any portion of net cash proceeds of reimbursement, compensation or other payments or the right to receive reimbursement, compensation or other payments in connection with the transition of the C-band spectrum in connection with (i) reimbursement of relocation costs, (ii) accelerated relocation payments and (iii) the payments received for clearing more rapidly than required by the C-Band Rules any of the lower 300 MHz of the C-band spectrum between 3.7 GHz and 4.2 GHz pursuant to private negotiations with third parties, if any, as set forth in the FCC C-Band Rules (collectively, “C-Band Proceeds and Clearing Cost Payments”) in excess of $5,000,000 or (y) holds a material regulatory license (other than to the extent prohibited from providing guarantees pursuant to clause (ii) above or to the extent the Issuer determines that providing such a guarantee would result in material and adverse tax

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consequences) shall be a Guarantor at all times; provided, that the aggregate amount of C-Band Proceeds and Clearing Cost Payments that may be held by subsidiaries that are not Guarantors in reliance on clause (x) shall not exceed $20,000,000. Notwithstanding the foregoing, the Parent Guarantors and any subsidiary of the Issuer that has not guaranteed the obligations under the Existing DIP Credit Agreement shall not be required to be a Guarantor until the Conversion Date.

Collateral:

The New Secured Notes will be secured by a perfected, first priority security interest (subject to permitted liens and other exceptions to be set forth in Indenture) in the Collateral (as defined below).

“Collateral” means (x) prior to the Conversion Date, all assets of the Debtors consistent with the Existing DIP Credit Agreement, and the proceeds of any causes of action under Bankruptcy Code sections 502(d), 544, 545, 547, 548, 549, 550 or 553 or any other avoidance actions under the Bankruptcy Code, and, for the avoidance of doubt, including C-Band Proceeds and Clearing Cost Payments and (y) on and after the Conversion Date, substantially all personal property and material domestic fee-owned real property (with a fair market value in excess of $20,000,000) of the Issuer and the Guarantors, and for the avoidance of doubt, including C-Band Proceeds and Clearing Cost Payments, subject to customary exceptions (such exceptions to be consistent with, and in no event less extensive than, the exceptions under the Prepetition Credit Agreement). For the avoidance of doubt, (i) in no event shall Collateral include the Excluded Property (to be defined in the Indenture) and (ii) no account control agreements shall be required.

In accordance with the final order of the Bankruptcy Court approving the Indenture and related documentation (including the Commitment Letter) and authorizing the use of proceeds of the Indenture and the New Secured Notes to refinance Prepetition Secured Debt and the Existing DIP Credit Facility (and release the liens securing the foregoing upon their repayment), including, subject to entry of the Secured Creditor Settlement Order (as defined in the Plan), payment of all amounts required to be paid pursuant to the Secured Creditor Settlement Order (which may occur on the Conversion Date), which order shall be in form and substance acceptable to the Purchasers (the “Final DIP Order”), prior to the Conversion Date all of the liens described herein shall be effective and perfected upon entry of the Final DIP Order, as applicable, without the necessity of the execution, recordation or filing by the Debtors of security agreements, control agreements, financing statements or other similar documents, or possession or control by the collateral agent of, or over, any Collateral, as set forth in the Final DIP Order.

For the avoidance of doubt, Excluded Property shall (a) include assets to the extent the granting of a security interest therein would result in material and adverse tax consequences, as reasonably determined by the Issuer or the applicable Guarantor, as applicable, and (b) include the Secured Creditor Claims Disputed Distribution Trust Account (as defined in the Plan) (if any), but (c) exclude the property in the Secured Creditor Claims Disputed Distribution Trust Account to the extent such property is determined not to be payable to Holders of First Lien Note Claims set forth in the Plan.

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On the Conversion Date, the Immediate Parent shall provide a pledge of the shares of the Issuer.

All the above-described pledges and security interests shall be created on terms, and subject to exceptions, permitted under the Notes Documentation.

Priority:

Prior to the Conversion Date, all obligations of the Debtors with respect to the New Secured Notes shall be secured on a pari passu basis with the Credit Facilities (but with the obligations under the Revolving Credit Facility and Term Loan A Facility being satisfied on a “first out” basis) pursuant to intercreditor arrangement(s) to be entered into by the Credit Facilities Closing Date and, upon entry of, and subject to, the Final DIP Order and subject to the Carve-Out (as defined in the Final DIP Order):

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed claim against the Issuer and the Guarantors in any of the Cases which is an administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code in the Cases and subject only to the Carve-Out, and having priority over any and all other administrative expenses, diminution claims and all other priority claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code;

(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority lien on all Collateral that is not subject to valid, perfected and unavoidable liens that were in existence immediately prior to the Petition Date or that are perfected as permitted by Section 546(b) of the Bankruptcy Code, which shall be secured on a pari passu basis between the Credit Facilities and the New Secured Notes;

(iii) pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior lien on all Collateral to the extent that such Collateral is subject to valid, perfected, unavoidable liens as of the Petition Date or liens that were in existence immediately prior to the Petition Date that are perfected as permitted by section 546(b) of the Bankruptcy Code (in each case other than the Primed Liens, which liens shall be primed by the liens described in clause (iv) below) (such liens, the “Permitted Prior Liens”); and

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(iv) pursuant to section 364(d)(l) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority senior priming lien on all Collateral, which liens shall be senior to the liens (the “Primed Liens”) securing the Prepetition Credit Agreement, the Prepetition Secured Notes and the Existing DIP Credit Facility (if any) and any Liens to which the Primed Liens are senior or rank pari passu, and which shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens to the extent of any diminution in the value of the collateral of the Primed Liens as provided in the Final DIP Order in respect of any of the Primed Liens, subject in each case only to (1) Liens permitted under the Notes Documentation that (a) are valid, binding, enforceable, perfected and unavoidable Liens in favor of third parties that were in existence and had priority (as permitted by the Prepetition Credit Agreement and documentation governing the Prepetition Secured Notes) over the liens securing the Prepetition Credit Agreement and the Prepetition Secured Notes immediately prior to the Petition Date and that are not impaired, affected or modified by the Final DIP Order and/or (b) have priority over the liens securing the Prepetition Credit Agreement and the Prepetition Secured Notes after the Petition Date by operation of Law, (2) the Carve-Out and (3) and as otherwise set forth in the Final DIP Order (the “Priming Liens”) and with respect to perfection, solely to the extent it may be achieved by the entry of the Final DIP Order and the perfection steps required to be taken under the Notes Documentation.

The Priming Liens, (i) shall be subject and junior to the Carve-Out in all respects, (ii) shall be junior to Liens that are senior to the Primed Liens (unless such Liens are themselves Primed Liens), (iii) shall be senior to any Liens to which the Primed Liens are senior or rank pari passu, (iv) shall be senior in all respects to the interests of such property of the holders of the obligations in respect of the Primed Liens and (v) shall also be senior to any Liens granted after the Petition Date to provide adequate protection in respect of the Primed Liens.

Upon the Conversion Date, all obligations of the Debtors with respect to the New Secured Notes shall be secured on a pari passu basis with the Credit Facilities (but with the obligations under the Revolving Credit Facility and Term Loan A Facility being satisfied on a “first out” basis) pursuant to intercreditor arrangement(s) to be entered into on the Conversion Date.

Intercreditor Agreement:	The lien priority, relative rights and other creditors’ rights issues in respect of the Revolving Credit Facility, Term Loan A Facility and Term Loan B Facility, on the one hand, and the New Secured Notes, on the other, shall be subject to customary intercreditor arrangement(s) to be agreed, in form and substance acceptable to the Purchasers.

Documentation:	The definitive documentation with respect to the New Secured Notes (the “Notes Documentation”), including the indenture governing the New Secured Notes (the “Indenture”), will contain only those mandatory prepayments, representations, warranties, conditions to borrowing,

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affirmative, negative and financial covenants and events of default set forth or referred to in this Notes Term Sheet, in each case applicable to the Issuer and its Restricted Subsidiaries, and consistent with Documentation Principles (as defined below), in certain cases, to the Parent Guarantors, with materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods to be substantially consistent with those set forth in the Precedent Indenture (as defined below), with changes and modifications (w) that reflect the terms of this Notes Term Sheet, (x) to reflect changes in law or accounting standards and requirements of local law (including customary EU and UK bail-in provisions) or to cure mistakes or defects, (y) as are reasonably necessary to take into account operational needs in the Issuer’s business (including to incorporate certain exceptions and carve-outs provided for in the indenture for the Prepetition Secured Notes) and (z) as otherwise mutually agreed (collectively, the “Documentation Principles”). Counsel to the Issuer shall prepare the initial drafts of the Notes Documentation. The “Precedent Indenture” shall mean that certain indenture identified to the counsel for the Purchasers. The Notes Documentation (including the Final DIP Order) shall be in form and substance acceptable to the Required Consenting Jackson Crossover Group Members

Redemption Provisions:	The New Secured Notes will be subject to customary make-whole provisions for high-yield bond offerings. The optional redemption provision shall include an optional redemption of the New Secured Notes by the Issuer after the third anniversary of the Conversion Date at 102% of the principal amount of the New Secured Notes, subject to potential modifications set forth in the Indenture (the “Optional Redemption Provision”).

The New Secured Notes will include a special mandatory redemption provision by the Issuer at 100% of the principal amount of the New Secured Notes, using an outside date for the Conversion Date equal to December 31, 2022 (the “Special Mandatory Redemption Provision”). The terms of the Special Mandatory Redemption Provision will be consistent with the Precedent Indenture. For the avoidance of doubt, the Special Mandatory Redemption provision does not required the Issuer to redeem the New Secured Notes with proceeds from C-Band Proceeds & Clearing Costs reimbursements.

The New Secured Notes will include a call right equal to 101% of the principal amount of the New Secured Notes pursuant to the Optional Redemption Provision to redeem with proceeds from C-Band Proceeds & Clearing Costs reimbursements (as to be defined in the Indenture).

The New Secured Notes shall include a customary “equity clawback” provision allowing redemption of up to 40% (together with any Additional Notes issued under the Indenture) of the then-outstanding New Secured Notes at 100% plus the coupon using the proceeds of an equity offering

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Mandatory Offer to Repurchase:	The New Secured Notes will be subject to customary provisions requiring the Issuer to offer to repurchase the New Secured Notes at 101% of their principal amount, plus accrued and unpaid interest, upon the occurrence of certain events resulting in a “change of control” (to be defined in a manner consistent with the Credit Facilities), subject to potential modifications set forth in the Indenture.

Standstill Period	The Purchasers will not offer, sell or resell, contract to sell or resell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by the Purchasers), directly or indirectly, the New Secured Notes (subject to de minimis exceptions to be agreed) until 30 days after the earlier of (x) the Syndication Date (as defined in Annex I to the Credit Facilities Term Sheet) and (y) 60 days after the Confirmation Order is approved by the Bankruptcy Court. Notwithstanding the foregoing or any other “lock-up” provision, if a Purchaser, in its reasonable judgment, determines that it is advisable to sell or otherwise dispose of the New Secured Notes to (a) satisfy one or more redemption requests that would reduce the total net asset value of any fund or account to 50% or less of the net asset value of such Purchaser as of the date hereof; or (b) with respect to any Purchaser that is a separate account, satisfy the request of any separate account to liquidate and close such account, then the “lock-up provisions” shall not apply to the disposition of the New Secured Notes deemed advisable by such Purchaser, in its reasonable judgment, to satisfy such requests. The applicable Purchaser will notify the Issuer in writing at least 24 hours before any such sale or disposition and specify the total amount of the New Secured Notes to be sold or disposed, the date and time such sale or disposition may begin (the “Release Time”), and the reason for such sale or disposition, so that the Issuer may satisfy any obligations it may have to provide a pro rata reciprocal release to other Purchasers subject to substantially the same restrictions as those set forth herein, provided, further, that any such reciprocal releases shall not be effective prior to the Release Time.

Affirmative Covenants:	Customary for high-yield indentures (with materiality thresholds, dollar baskets and exceptions to be set forth in the Notes Documentation), including: (i) payment of notes; (ii) delivery of reports and other customary information; (iii) maintenance of an office or agency; (iv) bankruptcy matters; (v) maintenance of insurance; (vi) matters relating to government business subsidiaries; (vii) payment of additional amounts; (viii) further assurances; (ix) after-acquired collateral; (x) compliance certificates; (xi) transactions with affiliates; and (xii) statements by officers as to default.

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Negative Covenants:	Limited to the following (to be applicable to the Issuer and its restricted subsidiaries only): (a) limitations on debt, which shall not prohibit, among other things, the incurrence of:

(i) indebtedness incurred under any “credit facility” (to be defined in the Indenture), including letters of credit or bankers’ acceptances issued or created under any credit facility, and guarantees in respect of such indebtedness (with a customary ability to reclassify) equal to the sum (a) $4,875 million (minus the amount of any commitment reductions and/or repayments of the Term Loan A Facility), (b) the greater of $1,070 million and 100% Adjusted EBITDA, with an additional permitted amount of (1) first lien debt if the First Lien Secured Leverage Ratio is less than or equal to 4.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence), (2) junior secured debt if the Secured Leverage Ratio is less than or equal to 5.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) and (3) unsecured debt if the Total Leverage Ratio is less than or equal to 5.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence);

(ii) purchase money indebtedness and capital leases not to exceed the greater of $270 million and 25% of Adjusted EBITDA;

(iii) indebtedness related to sale leaseback transactions in an amount not to exceed the greater of $320 million and 30% of Adjusted EBITDA;

(iv) indebtedness if, on a pro forma basis, Total Leverage Ratio does not exceed 5.50 to 1.00;

(v) qualified securitization facilities, factoring facilities and/or receivables purchase and/or sale facilities (excluding C-Band Proceeds and Clearing Cost Payments) subject to customary qualifications to be set forth in the Indenture;

(vi) in connection with a permitted acquisition or any other permitted investment, (x) indebtedness assumed in connection therewith, to the extent not incurred in the contemplation of the acquisition, and (y) indebtedness incurred in connection therewith, in each case, (i) in an amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA, (ii) so long as, on a pro forma basis, either (1) the Issuer would be permitted to incur at least $1.00 of additional Permitted Ratio Debt (to be defined in the Indenture) or (2) Total Leverage Ratio is less than or equal to the Total Leverage Ratio immediately prior to such acquisition or investment or (iii) such indebtedness constitutes Acquired Indebtedness (to be defined in the Notes Documentation) (other than indebtedness incurred in contemplation of such acquisition); provided that, in the case of this clause (iii), the only obligors with respect to such Indebtedness shall be those who were obligors of such Indebtedness prior to such acquisition, merger, amalgamation or consolidation;

(vii) indebtedness under a general debt basket in an amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA;

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(viii) indebtedness of non-Guarantor subsidiaries under a basket in an amount not to exceed the greater of $215 million and 20% of Adjusted EBITDA;

(ix) indebtedness of the Issuer or the Guarantors in an amount equal to 100% of any cash common equity contribution (other than “disqualified stock”) to the Issuer following the Notes Closing Date;

(x) seller financing indebtedness not to exceed the greater of $215 million and 20% of Adjusted EBITDA;

(xi) indebtedness incurred in connection with “disqualified stock” not to exceed the greater of $215 million and 20% of Adjusted EBITDA;

(xii) indebtedness incurred in connection with permitted investments in joint ventures in an amount equal to the greater of $215 million and 20% of Adjusted EBITDA;

(xiii) letter of credit indebtedness not to exceed the greater of $215 million and 20% of Adjusted EBITDA;

(xiv) guarantee obligations to permit foreign currency transactions or the funding of transfers not to exceed the greater of $215 million and 20% of Adjusted EBITDA; and

(xv) indebtedness not to exceed the amount of certain restricted payment baskets permitted to be made;

(b) limitations on liens, which shall permit, among other things:

(i) liens securing indebtedness incurred pursuant to clause (a)(i), (v), (x) (provided that such liens shall be limited to the assets and/or entities being acquired in such seller financing (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents)), (xiii), and (xvi) above;

(ii) liens securing indebtedness assumed or incurred pursuant to clause (a)(vi) above (provided that, if assumed, such liens extend only to the same assets (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents) that such liens extended to, and secure the same indebtedness, that such liens secured, immediately prior to such assumption and were not created in contemplation thereof);

(iii) liens securing purchase money indebtedness, capital leases and indebtedness related to sale leaseback transactions permitted under clause (a)(ii) and (iii) above;

(iv) liens securing obligations under a general lien basket in an amount not to exceed $430 million and 40% of Adjusted EBITDA; and

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(v) unlimited liens (x) subject to pro forma compliance with a First Lien Leverage Ratio of equal to or less than 4.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) as of the last day of the most recent test period for which financial statements have been delivered if such lien is secured by the Collateral on a pari passu basis with the New Secured Notes and (y) subject to pro forma compliance with a Secured Leverage Ratio of equal to or less than 5.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) as of the last day of the most recent test period for which financial statements have been delivered if such lien is secured by the Collateral on a junior basis to the New Secured Notes; provided that the holders (or agent thereof) of any indebtedness subject to such liens shall enter into an intercreditor agreement with the collateral agent for the New Secured Notes on terms reasonably satisfactory to such collateral agent or in a form to be agreed prior to the Notes Closing Date;

(c)   limitations on fundamental changes (which shall permit, among other things, acquisitions and similar investments consummated as mergers, amalgamations or consolidations, and shall include customary successor issuer provisions);

(d)   limitations on transfers, dispositions, sale leasebacks, sales of assets, and any series of related dispositions, in excess of the greater of $55 million and 5% of Adjusted EBITDA, with exceptions to include (without limitation, but which exceptions shall not permit transfers, dispositions, sales or sale leasebacks related to C-Band assets prior to the receipt of all C-Band Proceeds and Clearing Cost Payments that are not Phase I C-Band Proceeds and Clearing Cost Payments (“Phase II C-Band Proceeds and Clearing Cost Payment”):

(i) sales or leases (including sales-type leases) of obsolete, worn out, uneconomical, negligible or surplus assets or assets no longer used or useful in the business or assets no longer commercially reasonable to retain (including the sale or leasing of transponders or transponder capacity and the leasing or licensing of teleports);

(ii) dispositions of any other assets on an unlimited basis for fair market value so long as (x) no payment or bankruptcy event of default has occurred and is continuing or would result therefrom at the time of execution of a binding agreement in respect thereof and (y) at least 75% of the consideration for such disposition consists of cash or cash equivalents (subject to customary exceptions to the cash consideration requirement to be set forth in the Indenture, including a basket of the greater of $320 million and 30% of Adjusted EBITDA for non-cash consideration that may be designated as cash consideration) and the proceeds thereof are applied in accordance with the provisions of the Indenture;

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(iii) additional dispositions of up to the greater of $55 million and 5% of Adjusted EBITDA; and

(iv) dispositions of certain Excluded Satellites (to be defined, for purposes of this exception in the Indenture consistent with the Prepetition Secured Notes, except that, for purposes of this exception (x) the threshold in clause (i) of such definition shall be replaced with $25 million and (y) the threshold in clause (ii) thereof shall be replaced with $100 million);

(e) limitations on investments and acquisitions, which will permit, among other things:

(i) (A) investments in unrestricted subsidiaries in an aggregate outstanding amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA and (B) investments in joint ventures in an aggregate outstanding amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA;

(ii) investments in similar businesses (x) in an aggregate outstanding amount not to exceed the greater of $240 million and 22.5% of Adjusted EBITDA, or (y) if as a result of such investment, such person, in one transaction or a series of related transactions, (1) becomes a restricted subsidiary of the Issuer or (2) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a restricted subsidiary, in each case, any investment held by such Person; provided that, with respect to clause (2), such investment was not acquired by such person in contemplation of such merger, consolidation, amalgamation, division, transfer, conveyance or liquidation;

(iii) a general investments basket in an aggregate outstanding amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA;

(iv) unlimited investments subject only to pro forma compliance with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.50 to 1.00 (or not higher than immediately before such investment);

(v) advances and loans to management and employees not in excess of the greater of $30 million and 2.5% of Adjusted EBITDA;

(vi) investments in subsidiaries or joint ventures formed for the purpose of selling or leasing transponders or transponder capacity to third-party customers in the ordinary course of business, provided that all such investments do not exceed 10% of the aggregate transponder capacity for all in-orbit transponders then owned by the Issuer and its restricted subsidiaries;

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(vii) investments in non-guarantor restricted subsidiaries not in excess of the greater of $160 million and 15% of Adjusted EBITDA; and

(viii) investments under other customary exceptions to be set forth in the Indenture;

(f) limitations on dividends or distributions on, or redemptions or repurchases of, equity, which shall permit, among other things:

(i) dividends, distributions or redemptions with a basket in a cumulative amount (the “Applicable Amount”) equal to the sum of (which amount shall not in any event be less than zero) (A) the greater of $320 million and 30% of Adjusted EBITDA plus (B) (x) cumulative Adjusted EBITDA from and after the end of the first fiscal quarter ending after the Notes Closing Date (which shall not in any event be less than zero) minus (y) 1.4 times Fixed Charges (to be defined in the Indenture), plus (C) other customary builders to be set forth in the Indenture, provided that solely for usage of clause (B) above, on a pro forma basis, First Lien Leverage Ratio is less than or equal to 5.50 to 1.00;

(ii) additional dividends, distributions or redemptions, subject only to pro forma compliance with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.00 to 1.00;

(iii) dividends, distributions or redemptions with a general basket in an amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA;

(iv) after a qualifying initial public offering, dividends on common equity not to exceed in any fiscal year the greater of 6% of the amount of net cash proceeds from public offerings and 6% of market capitalization;

(v) restricted payments to repurchase employee equity in an amount not to exceed the greater of $55 million and 5% of Adjusted EBITDA per calendar year (with unused amounts carried over to next succeeding year, but not to any subsequent year);

(vi) restricted payments to any direct or indirect parent of the Issuer or any Guarantor in an amount not to exceed the greater of $55 million and 5% of Adjusted EBITDA, but unlimited with respect to customary and ordinary course payments to be agreed (including, to the extent the Issuer is a member of a consolidated, unitary or similar tax group, customary tax distributions to any parent of the Issuer);

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(vii) restricted payments in connection with sale leaseback transactions in an amount not to exceed the greater of $320 million and 30% of Adjusted EBITDA;

(viii) payments of dividends on permitted disqualified stock; and

(ix) restricted payments in connection with the Further Accelerated Relocation Payments (in each case, as defined in the applicable agreement governing the Series A Contingent Value Rights and Series B Contingent Value Rights), each as determined to be due and owing to holders of each of the Series A Contingent Value Rights and Series B Contingent Value Rights to be issued pursuant to the Plan (the “CVR Proceeds”);

(g) limitations on prepayments, repurchases or redemptions of debt expressly subordinated in right of payment to the Credit Facility above a threshold amount (with a grower component) (“Junior Debt”) prior to one year prior to its maturity with exceptions to include, among other things, prepayments, redemptions and repurchases made:

(i) from a general basket in an amount not to exceed the greater of $320 million and 30% of Adjusted EBITDA; and

(ii) from an unlimited general basket, provided that (x) there is no existing or resulting event of default and (y) the Issuer shall be in compliance on a pro forma basis with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.75 to 1.00; and

(h) restrictions on subsidiary distributions, subject to exceptions to be set forth in the Indenture.

Notwithstanding the foregoing, prior to the Conversion Date, the Indenture shall restrict the Issuer’s, the Guarantors’ and the restricted subsidiaries’ abilities to utilize certain baskets hereunder in a manner to be further negotiated (including the extent to which (if at all) such restrictions shall be materially different than the restrictions included in the Existing DIP Credit Agreement) and agreed.

Reporting:

The Indenture will include a customary reporting covenant consistent with the Precedent Indenture. Further, as long as the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will furnish to the trustee within 15 calendar days of the periods specified below:

•  within 120 days (or 150 days in the case of the fiscal year containing the Conversion Date) after the end of each fiscal year all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm, subject to customary exceptions consistent with the Precedent Indenture; and

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•  within 60 days (or 75 days in the case of the first three fiscal quarters containing or after the Conversion Date) after the end of each fiscal year all financial information that would be required to be contained in an annual report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations”, subject to customary exceptions consistent with the Precedent Indenture.

Unrestricted Subsidiaries:	After the Conversion Date, the Issuer will be permitted to designate one or more subsidiaries as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary, subject to (i) the absence of a continuing event of default, (ii) sufficient capacity for designation or re-designation under the relevant negative covenants and (iii) certain other restrictions to be mutually agreed (including, but not limited to, restrictions on transfers of C-Band assets (prior to receipt of all Phase II C-Band Proceeds and Clearing Cost Payments), spectrum licenses, and transponders to unrestricted subsidiaries).

Events of Default:

Prior to the Conversion Date, the events of default shall be usual and customary for super-priority debtor-in-possession high-yield bonds of this type.

Upon the Conversion Date, the events of default shall be usual and customary for high-yield bonds of this type. Further, the cross-acceleration and judgment threshold shall equal $100 million.

The Indenture shall contain customary “net short” provisions.

Conversion Date:	The Conversion Date shall occur upon the satisfaction in all material respect or waiver by the Purchasers of solely the conditions precedent set forth in Annex II hereto (such date, the “Conversion Date”); provided that, to the extent that the Conversion Date has not occurred on or prior to December 31, 2022, the New Secured Notes shall be redeemed pursuant to the Special Mandatory Redemption Provision.

Expenses and Indemnification:	Customary expense reimbursement, indemnity and exculpation provisions for high-yield bond offerings of this type.

Governing Law and Forum:	New York.

Counsel to Purchasers:	Jones Day.

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ANNEX I

Conditions Precedent to the Notes Closing Date

The occurrence of the Notes Closing Date shall be subject to the satisfaction (or waiver by the Purchasers) of the following conditions precedent:

a.

Each of the Issuer and the Guarantors shall have executed and delivered the Notes Documentation (consistent with this Notes Term Sheet), including guarantees and security documents such that the Purchasers have the priority in the Collateral described in this Notes Term Sheet, and the Purchasers shall have received customary closing certificates, secretary’s certificates, good standing certificates, evidence of authority and insurance, and legal opinions from New York and Luxembourg counsel for each of the Issuer and the Guarantors and other counsel for the Guarantors in material jurisdictions where they are organized.

b.

In the event any Notes Documentation is executed and delivered prior to the Notes Closing Date, the representations and warranties of the Issuer and each Guarantor contained in Notes Documentation shall be true and correct in all material respects on and as of the Notes Closing Date; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

c.	No default or event of default shall exist, or would result from the issuance of the New Secured Notes on the Notes Closing Date.

d.

Since the Petition Date, nothing shall have occurred that shall have had, or would reasonably be expected to have had, a Material Adverse Effect (it being understood and agreed that the Cases, in and of themselves, shall not constitute a Material Adverse Effect). “Material Adverse Effect” shall mean any event, condition or occurrence that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or results of operations of the Issuer and its subsidiaries taken as a whole (other than by virtue of the commencement of the Cases and the events and circumstances giving rise thereto and it being understood that the consummation of the Plan shall not constitute such a Material Adverse Effect); provided, however, that, to the extent constituting Disclosed Matters (defined as any event, circumstance, condition or other matter disclosed in the reports and other documents furnished to or filed with the SEC by the Borrower and that are publicly available on or prior to the date of the Commitment Letter), effects arising out of, resulting from or attributable to COVID-19 shall not constitute or be deemed to contribute to a Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, except that effects with respect to COVID-19 shall be so considered to the extent such effect disproportionately impacts the Borrower and its subsidiaries, taken as a whole, relative to other companies operating in the same industries.

e.

The Final DIP Order shall have been entered and shall authorize and direct payment in full of the Prepetition Secured Debt and the Existing DIP Credit Facility with the proceeds of the Loans and the Secured Notes.

f.	The Confirmation Order (as defined in the Plan Support Agreement) shall have been entered.

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g.

The Final DIP Order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated or subject to a stay pending appeal, in any manner, without the consent of the Purchasers. The Issuer and the Guarantors shall be in compliance in all respects with the Final DIP Order and the Confirmation Order.

h.

No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases. None of the Cases shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

i.

Entry by the Bankruptcy Court of an order (the “Confirmation Order”) confirming the Plan, which Confirmation Order and Plan shall (w) provide a resolution of SES Americom Inc.’s claims relating to the C-Band Alliance Agreement (the “SES Claims”) in a manner acceptable to the Purchasers and the Required Consenting Jackson Crossover Group Members, (x) otherwise be in form and substance reasonably acceptable to the Purchasers and the Required Consenting Jackson Crossover Group Members, (y) be consistent with the consent rights set forth in the Plan Support Agreement, and (z) be in full force and effect, not subject to a stay, and shall not have been reversed, modified, amended, or vacated, in any manner that is materially adverse to the Purchasers or the Required Consenting Jackson Crossover Group Members without the consent of the Purchasers or the Required Consenting Jackson Crossover Group Members, as applicable.

j.	Prepetition Secured Debt and the Existing DIP Credit Facility shall be paid in full and the liens securing the foregoing shall be released substantially concurrently therewith.

k.

Entry by the Bankruptcy Court of an order (the “Settlement Order”) approving the Settlement Agreement (as defined in the Plan), which Settlement Order shall be in form and substance reasonably acceptable to the Purchasers and Required Consenting Jackson Crossover Group Members and shall be in full force and effect, not subject to a stay, and shall not have been reversed, modified, amended, or vacated, in any manner that is materially adverse to the Purchasers or the Required Consenting Jackson Crossover Group Members without the consent of the Purchasers or the Required Consenting Jackson Crossover Group Members, as applicable.

l.

The final version of the Plan Supplement (as defined in the Plan) and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan and the PSA Definitive Document Requirements (as defined in the Plan), and the Definitive Documents (as defined in the Plan) shall comply with the PSA Definitive Document Requirements.

m.

If the Notes Closing Date occurs prior to the second-to-last business day prior to the Secured Notes Commitment Termination Date, the Credit Facilities Closing Date shall occur substantially contemporaneously with the Notes Closing Date.

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ANNEX II

Conditions Precedent to the Conversion Date

The occurrence of the Conversion Date shall be subject to the satisfaction (or waiver by the Purchasers) of the following conditions precedent:

a.

(i) Each of the Plan, the Confirmation Order and the Settlement Order shall be in full force and effect and no stay thereof shall be in effect, and shall not have been reversed, modified, amended, or vacated, or any provision contained therein waived, in each case in any manner that impacts the resolution of the SES Claims or is otherwise materially adverse to the Purchasers and the Required Consenting Jackson Crossover Group Members without the consent of the Purchasers or the Required Consenting Jackson Crossover Group Members, as applicable, and (ii) all conditions precedent to the effectiveness of the Plan shall have been (or will be substantially concurrently) satisfied or waived (to the extent such waiver is not materially adverse to the Purchasers) and the effective date under the Plan shall have occurred or will occur substantially concurrently with the Conversion Date.

b.	No event of default shall exist immediately prior or immediately after the occurrence of the Conversion Date.

c.

(i) The representations and warranties shall be true and correct in all material respects on the Conversion Date; provided that any such representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects after giving effect to such qualification and (ii) no default or event of default shall have occurred and be continuing under the Notes Documentation or would result from any of the foregoing.

d.

Since the Petition Date, nothing shall have occurred that shall have had, or would reasonably be expected to have had, a Material Adverse Effect (it being understood and agreed that the Cases, in and of themselves, shall not constitute a Material Adverse Effect).

e.

The Issuer and the Guarantors shall have executed and delivered guarantees and security documents (in each case, consistent with this Notes Term Sheet) and the Purchasers shall have received customary closing certificates, secretary’s certificates, good standing certificates, stock certificates and instruments (with undated stock power and notes powers executed in blank), evidence of authority and insurance, and legal opinions for the Issuer and the Guarantors (consistent with the requirements of the opinions to be delivered on the Notes Closing Date).

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Execution Version

December 6, 2021

PERSONAL AND CONFIDENTIAL

Intelsat Jackson Holdings S.A.

Société anonyme

Attention: General Counsel

4, rue Albert Borschette

L-1246 Luxembourg

RCS Luxembourg n° B 149.959

Attention: David Tolley, Director

Senior Secured Debtor-In-Possession Credit Facilities

Commitment Letter

Ladies and Gentlemen:

Intelsat Jackson Holdings S.A. (“Intelsat”, “you” or “your”) has (i) advised the parties listed on the signature pages hereto as Commitment Parties (each, a “Commitment Party” and, collectively, the “Commitment Parties”, “we”, “us” or “our”), that Intelsat and certain of its subsidiaries (the “Subsidiary Debtors” and, collectively with you, the “Debtors”), have filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), and (ii) in connection with the foregoing, requested that the Commitment Parties agree to commit to provide, subject solely to the conditions set forth in Section 5 below, (1) a $500,000,000 superpriority secured debtor-in-possession revolving credit facility (the “Revolving Facility”), (2) $500,000,000 of commitments for a $1,000,000,000 superpriority 364-day debtor-in-possession term loan A credit facility (the “Term Loan A Facility”) and (3) $2,875,000,000 of commitments for a $3,375,000,000 debtor-in-possession term loan B credit facility (the “Term Loan B Facility” and, together with the Revolving Facility and the Term Loan A Facility, the “Credit Facilities”), in each case, for you under Sections 364(c) and 364(d) of the Bankruptcy Code, which Credit Facilities shall convert upon the satisfaction (or waiver of) the conditions set forth in Annex II of the Credit Facilities Term Sheet (as defined below) and emergence of the Debtors from bankruptcy under the Bankruptcy Code. Unless otherwise specified herein, all references to “$” shall refer to U.S. dollars. Capitalized terms used herein without definition shall have the meaning assigned thereto in the term sheets attached hereto as Exhibit A (the “Credit Facilities Term Sheet”, together with this letter, the “Commitment Letter”).

1. Commitment.

To provide assurance that the Credit Facilities shall be available on the terms and conditions set forth herein and in each Term Sheet, each Commitment Party is pleased to advise Intelsat of its commitment (the “Commitment”) to provide, itself or through one or more affiliates or funds managed by such Commitment Party, the amount of the Revolving Facility, Term Loan A Facility and Term Loan B Facility, each as set forth on Schedule 1 hereto, on the terms set forth in the applicable Term Sheet (including, for the avoidance of doubt, giving effect to any reduction to such Commitment pursuant to the Term Sheet), subject solely to the conditions set forth in Section 5 below; it being understood that there is no Commitment to provide the Additional Revolving Commitments (as defined below). It is understood and agreed that the commitments of the Commitment Parties under this Commitment Letter shall be several and not joint. The Commitment Parties and you acknowledge that additional creditors (the “Additional Creditors”) will be providing (1) $500,000,000 of commitments for the Term Loan A Facility, (2) $500,000,000 of commitments for the Term Loan B Facility and (3) commitments for $3,000,000,000 of senior secured notes pursuant to a separate commitment letter (the “Creditor Commitment Letter”).

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2. Syndication and Offering.

A. Credit Facilities

You hereby appoint Barclays Bank PLC (“Barclays”), Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC (“JPM”), Deutsche Bank Securities Inc. and Credit Suisse Loan Funding LLC (in such capacities, the “Lead Arrangers”) to act, and the Lead Arranger hereby agrees to act, as lead arrangers and bookrunners for the Credit Facilities upon the terms set forth in this Commitment Letter.

It is agreed that (a) Barclays shall serve as sole administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) under the Credit Facilities (in such capacities, the “Agents”), (b) JPM shall appear on the “left” of all marketing and other materials in connection with the Revolving Facility and Term Loan A Facility and will have the rights and responsibilities customarily associated with such name placement and (c) Barclays shall appear on the “left” of all marketing and other materials in connection with the Term Loan B and will have the rights and responsibilities customarily associated with such name placement. No other arrangers, bookrunners, managers, agents or co-agents with respect to the Credit Facilities will be appointed unless you and we so agree. Notwithstanding anything to the contrary herein, Intelsat shall not be prohibited from obtaining additional increases in the commitments to the Revolving Facility on the terms set forth herein such that the aggregate amount of commitments under the Revolving Facility is not in excess of $1,000,000,000 (such additional commitments, “Additional Revolving Commitments”) and awarding arranger, bookrunner, manager, agent or co-agent titles in connection therewith (without, for the avoidance of doubt, reducing the Commitment Parties’ commitments hereunder).

Each Lead Arranger reserves the right, prior to, on or after the Closing Date to syndicate all or a portion of the Commitment Parties’ commitments hereunder to one or more banks or other financial institutions reasonably acceptable to you (such acceptance not to be unreasonably withheld, delayed, conditioned or denied) that will become parties to the Credit Agreement (as defined in the Credit Facilities Term Sheet) pursuant to syndications to be managed by the Lead Arranger and reasonably satisfactory to you (the banks, financial institutions or other institutional lenders and investors becoming parties to the Credit Agreement, together with the Commitment Parties, being collectively referred to as the “Lenders”); provided that, notwithstanding each Lead Arranger’s right to syndicate the Credit Facilities and receive commitments with respect thereto and except as provided herein, (i) no Commitment Party shall be relieved, released or novated from its obligations hereunder (including its obligation to fund any portion of the Credit Facilities on the Closing Date, subject to the satisfaction (or waiver) of the conditions set forth in Section 5 below and its obligation to convert the Credit Facilities upon the Conversion Date, subject to the satisfaction (or waiver) of the conditions set forth in Annex II of the Credit Facilities Term Sheet), in connection with any syndication, assignment or participation of the Credit Facilities, including its commitments hereunder in respect thereof, until after the Closing Date has occurred, (ii) no assignment or novation by any Commitment Party shall become effective as between you and such Commitment Party with respect to all or any portion of such Commitment Party’s commitments in respect of the Credit Facilities until after the occurrence of the Closing Date and (iii) unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

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From the date hereof until the later of (i) the Closing Date and (ii) the earlier of the date of a Successful Term Loan B Syndication (as defined in the Fee Letter) and 30 days following the Closing Date (the “Syndication Date”), you agree to actively assist the Lead Arrangers in completing a syndication of the Credit Facilities reasonably satisfactory to us and you. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) facilitating direct contact (which meetings may take place remotely through electronic platforms mutually agreed upon) between appropriate senior management and advisors of Intelsat and prospective Lenders, in all cases at reasonable times and frequencies to be mutually agreed upon, (c) the hosting, with the Lead Arrangers, of no more than one meeting with prospective Lenders at times to be mutually agreed (which meetings may take place remotely through electronic platforms mutually agreed upon), (d) as set forth in the next paragraph, assisting in the preparation of materials to be used in connection with the syndication, including a customary confidential information memorandum (the “CIM”) and other customary marketing materials to be used in connection with the syndication of the Credit Facilities, (e) ensuring that, during the Syndication Period (and, if later, until the Closing Date), there is no competing issuance of debt for borrowed money by or on behalf of the Borrower or its subsidiaries announced, offered, placed or arranged (other than (i) the Credit Facilities and (ii) to the extent issued on or after the Closing Date, the New Secured Notes) without the consent of the Initial Lenders (such consent not to be unreasonably withheld or delayed), in each case that would reasonably be expected to materially impair the primary syndication of the Credit Facilities and (f) using your commercially reasonable efforts to obtain, prior to the launch of general syndication, public corporate credit or public corporate family ratings (but no specific rating), as applicable, of the Borrower and public ratings (but no specific rating) for the Credit Facilities from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. (“S&P”).

You hereby acknowledge that (a) the Lead Arrangers will make available, on a confidential basis, such information, projections and other offering and marketing materials and presentations to be used in connection with the syndication of the Credit Facilities (such information, projections, other offering and marketing materials and presentations, collectively, the “Information Materials”) to the proposed syndicate of Lenders by posting the Information Materials on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the “left” Lead Arranger with respect to the applicable Credit Facility to be its electronic transmission system and (b) certain prospective Lenders may be “public side” Lenders (i.e., Lenders that have personnel that do not wish to receive material non-public information (within the meaning of the United States federal and state securities laws, “MNPI”) with respect to you, and your subsidiaries, the respective securities of any of the foregoing or the transactions contemplated hereby and who may be engaged in investment and other market-related activities with respect to such entities’ securities). At the reasonable request of the Lead Arrangers, you agree to assist in the preparation of a version of the information package and presentation consisting exclusively of information and documentation that is (a) publicly available (or customarily contained in any “public side” confidential information memorandum for senior secured bank facilities) or (b) not material with respect to you or any of your subsidiaries or any of your securities for purposes of United States Federal and state securities laws assuming such laws are applicable to you or your subsidiaries (all such information and documentation being “Public Lender Information” and with any information and documentation that is not Public Lender Information being referred to herein as “Private Lender Information”). It is understood that in connection with your assistance described above, customary authorization letters will be included in the Information Materials that (i) authorize the distribution of such information to prospective Lenders and confirm to the Lead Arrangers that the public version of the Information Materials does not include Private Lender Information about you or your securities, (ii) contain an information representation consistent in form and substance with the information representation set forth in Section 3 hereof and (iii) contain customary language exculpating us, our affiliates, you and your affiliates with respect to any liability related to the use of the contents of such marketing material by the recipients thereof in violation of applicable securities laws.

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Each Commitment Party, together with its respective affiliates, is a full service financial firm and as such from time to time may (a) effect transactions for its own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated hereby or (b) provide debt financing, equity capital, investment banking, financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling to other companies in respect of which you or any of your or their respective subsidiaries or affiliates may have competing interests. You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or other persons. You acknowledge and agree that nothing in this Commitment Letter or the nature of our services or in any prior relationship will be deemed to create an advisory, fiduciary or agency relationship between any Commitment Party, any Agent and the Lead Arrangers or their respective affiliates, on the one hand, and you, your equity holders or your affiliates, on the other hand, and you waive, to the fullest extent permitted by law, any claims you may have against any Commitment Party, any Lead Arranger, any Agent or their respective affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Commitment Letter or the transactions contemplated hereby, and agree that no Commitment Party, the Lead Arrangers, the Agents or affiliates of any of the foregoing will have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including your equity holders, employees or creditors. You acknowledge that the transactions contemplated hereby (including the exercise of rights and remedies hereunder) are arm’s-length commercial transactions and that we, the Lead Arrangers and the Agents are acting as principal and in our own respective best interests. You are relying on your own experts and advisors to determine whether the transactions contemplated hereby are in your best interests and are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated hereby. In addition, you acknowledge that we, the Lead Arrangers and the Agents may employ the services of our respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning Intelsat and other companies that may be the subject of the transactions contemplated hereby and such affiliates will be entitled to the benefits afforded to us and the Agents hereunder; provided that any such affiliates receiving information concerning Intelsat and other companies in accordance with this paragraph shall be subject to the same confidentiality obligations provided for in this Commitment Letter (with each Commitment Party responsible for its affiliates’ compliance with this paragraph).

3. Information.

You hereby represent and warrant that (a) all written information concerning you and your subsidiaries and your and their respective business (other than financial projections, estimates, forecasts and budgets and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to us or any of our respective affiliates by or on behalf of you is or will be, when furnished, complete and correct in all material respects, when taken as a whole, and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements are made (after giving effect to the updates provided for in the antepenultimate sentence of this Section 3) and (b) the Projections that have been or will be made available to us or any of our affiliates by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time the related Projections are made available to us or any of our affiliates (it being acknowledged that (i) such Projections are merely a prediction as to future events and are not to be viewed as facts, (ii) such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, (iii) the actual results during the period or periods covered by any such Projections

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may differ significantly from the projected results, and (iv) no guarantee or assurance can be given that the projected results will be realized). In particular, where Projections expressly or implicitly take into account the current market volatility and widespread impact of the COVID-19 outbreak, the extent of the impact of these developments on the Debtors’ and their subsidiaries’ operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related governmental advisories and restrictions, and the impact of the COVID-19 outbreak on overall demand for the Debtors’ and their subsidiaries’ products and services, all of which are outside of the control of the Debtors or their subsidiaries, highly uncertain and cannot be predicted. You agree that if, at any time prior to the later of the expiration of the Syndication Period and the Closing Date, you become aware that any of the representations, warranties and covenants in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations, warranties and covenants were being made, at such subsequent time, then you will promptly supplement the Information and the Projections so that such representations, warranties and covenants would be correct in material respects; provided that any such update shall be deemed to have cured any breach of such representation if such representation is true after giving effect to such update. The accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of the Commitment Parties hereunder or the availability of the Credit Facilities. You understand that in arranging and syndicating the Credit Facilities we may use and rely on the Information and Projections without independent verification thereof.

4. Fees.

As consideration for the Commitment Parties’ commitments hereunder, Intelsat agrees to pay (or cause to be paid) the fees as set forth in the fee letter dated as of the date hereof, between Intelsat and the Commitment Parties (the “Fee Letter”); it being understood that, other than as set forth in this Commitment Letter and the Fee Letter, no person shall receive any fee for its commitment or participation in the Credit Facilities without the consent of the Lead Arrangers and the Borrower.

5. Conditions.

The Commitment Parties’ Commitments and agreements hereunder in respect of the Credit Facilities are subject solely to the conditions set forth in Annex I of the Credit Facilities Term Sheet with respect to the Closing Date and, with respect to the Conversion Date, Annex II of the Credit Facilities Term Sheet. There are no conditions (implied or otherwise) to the commitments hereunder in respect of the Credit Facilities, and there will be no conditions (implied or otherwise) to the availability of the Credit Facilities on the Closing Date, including compliance with the terms of this Commitment Letter, the Fee Letter or the Credit Agreement, other than those that are expressly stated or referenced in this Section 5.

6. Indemnification, Expenses and Exculpation.

You agree to (a) indemnify and hold harmless each Commitment Party, the Lead Arrangers, the Agents, their respective affiliates and their and their affiliates’ officers, directors, employees, agents, attorneys, accountants, advisors (including investment managers and advisers), consultants, representatives, controlling persons, members and permitted successors and assigns (each, a “Protected Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several (“Losses”) to which any such Protected Person may become subject arising out of or in connection with this Commitment Letter, any Credit Facility, the use of proceeds thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to (b) reimburse each Commitment Party from time to time within thirty (30) days following receipt of their written demand (together with reasonable backup documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with or arising out of, this

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Commitment Letter, any Credit Facility, the use of proceeds thereof or investigating or defending any such losses, claims, damages, liabilities and expenses, including the expenses of one primary counsel for all Protected Persons (taken as a whole) and to the extent reasonably necessary, one local counsel for all Protected Persons (taken as a whole) in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel as necessary to the Protected Persons actually affected by such conflict taken as a whole in each relevant jurisdiction) and one Federal Communications Commission counsel incurred in connection with the Credit Facilities, the enforcement of this Commitment Letter, the definitive documentation for the Credit Facilities, and any ancillary documents and security arrangements in connection therewith, but no other third-party financial advisors without your prior written consent; provided that the foregoing indemnity will not, as to any Protected Person, apply to Losses to the extent (a) they are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith, fraud or willful misconduct of a Protected Person or its controlled affiliates or related parties or (ii) the material breach of the obligations of a Protected Person or its controlled affiliates or related parties under this Commitment Letter, or (b) they relate to a dispute solely among Protected Persons (or any of their controlled affiliates or related parties) and not arising out of any act or omission of the Debtors or any of their respective subsidiaries (other than any claim, litigation, investigation or proceeding against any Agent or any Lead Arranger in their respective capacities or in fulfilling their applicable role as such). This Section 6 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

None of you, the other Debtors, any of your or their respective subsidiaries, we nor any other Protected Person will be responsible or liable to one another for any indirect, special, punitive or consequential damages which may be alleged as a result of or arising out of, or in any way related to, the Credit Facilities, the enforcement of this Commitment Letter, the definitive documentation for the Credit Facilities, or any ancillary documents and security arrangements in connection therewith; provided that your indemnity and reimbursement obligations under this Section 6 shall not be limited by this sentence to the extent any Protected Person is required to make actual payments in respect of such damages to third parties.

7. Assignments, Amendments.

This Commitment Letter shall not be assignable by you or us without the prior written consent of the other parties hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, the Protected Persons and with respect to Section 2, Section 6 and this Section 7, the Administrative Agent, and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto, the Protected Persons and with respect to Section 2 and Section 6 and this Section 7, the Administrative Agent. Notwithstanding anything set forth in this Section 7 to the contrary, each Commitment Party may assign all or a portion of its Commitment to other banks, financial institutions, or institutional lenders and investors solely in connection with the syndication of the Credit Facilities pursuant to Section 2 above (subject to the terms and conditions set forth therein). This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” “delivery” and words of like import used in connection with this Commitment Letter and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal

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effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable requirements of law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Credit Facilities may be transmitted through the internet, e-mail or similar electronic transmission systems and that neither any Commitment Party nor any Agent, nor any of their respective affiliates, shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.

This Commitment Letter and the attachments hereto, including the Credit Facilities Term Sheet, together with the Fee Letter, supersedes all prior understandings, whether written or oral, between us with respect to the Credit Facilities.

8. Governing Law, Etc.; Jurisdiction.

THIS COMMITMENT LETTER, THE FEE LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER OR THE FEE LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE) AND THE BANKRUPTCY CODE.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof and the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), in any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Credit Facilities, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, or, to the extent applicable, the Bankruptcy Court; provided that suit for the recognition or enforcement of any judgment obtained in any such court may be brought in any other court of competent jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Credit Facilities in any New York State court, in any such Federal court or in the Bankruptcy Court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

You hereby agree that you shall not bring any suit, action, proceeding, claim or counterclaim under this Commitment Letter, the Fee Letter or with respect to the transactions contemplated hereby or thereby in any court other than such New York State court or Federal Court of the United States of America sitting in the Borough of Manhattan in New York City or in the Bankruptcy Court. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

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9. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10. Confidentiality.

This Commitment Letter is delivered to Intelsat on the understanding that neither this Commitment Letter, the Fee Letter nor any of terms or substance of the foregoing shall be disclosed, directly or indirectly, to any other person or entity without prior consent except (a) to you and your officers, directors, employees, legal counsel, accountants, financial advisors, existing and prospective holders of indebtedness and their respective affiliates, representatives, officers, directors and legal counsel on a “need to know” basis, in each case, who are involved in the consideration of the financing transactions contemplated hereby who have been informed by you of the confidential nature of this Commitment Letter and the Fee Letter and have agreed to treat such information confidentially, (b) you may disclose this Commitment Letter (but not the Fee Letter) to the Lenders and Additional Creditors and their respective representatives and professional advisors on a confidential basis, (c) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (d) the office of the U.S. Trustee, any ad-hoc or statutorily appointed committee of unsecured creditors, and their respective representatives and professional advisors on a confidential and “need to know” basis, (e) to the Bankruptcy Court to the extent required to obtain Bankruptcy Court approval in connection with any acts or obligations to be taken pursuant to this Commitment Letter, the Fee Letter or the transactions contemplated hereby, provided that any such disclosure of the Fee Letter to obtain Bankruptcy Court approval shall be made via a filing under seal, and to the extent required, by providing an unredacted copy thereof directly to the Bankruptcy Court, the Office of the United States Trustee and advisers to the Committee (as defined in the Plan), the Jackson Crossover Ad Hoc Group (as defined in the Plan) and HoldCo Creditor Ad Hoc Group (as defined in the Plan), each on a confidential, professionals’ eyes only basis, (f) you may publicly file the Commitment Letter (but not the Fee Letter) in order to comply with any public disclosure requirements under the applicable rules of the Securities Exchange Commission, (g) you may disclose the aggregate fee amounts contained in the Fee Letter as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the transactions contemplated hereby to the extent customary or required in offering and marketing materials or in any public filing relating to such transactions, (h) you may disclose this Commitment Letter, including the Term Sheet, in any proxy, public filing, syndication materials or other marketing materials relating to the transactions contemplated hereby and (i) you may disclose this Commitment Letter, including the Term Sheet, the Fee Letter and the contents hereof and thereof to the extent reasonably necessary in connection with any remedy or enforcement of any right under this Commitment Letter or the Fee Letter.

Each Commitment Party agrees to keep confidential, and not to publish, disclose or otherwise divulge, confidential information with respect to the transactions contemplated hereby or obtained from or on behalf of you or your respective affiliates in the course of the transactions contemplated hereby, except that the Commitment Parties shall be permitted to disclose such confidential

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information (a) to their affiliates and their and their affiliates’ respective directors, officers, agents, employees, attorneys, accountants and advisors involved in the transactions contemplated hereby on a “need to know” basis and who are made aware of and agree to comply with the provisions of this paragraph, in each case on a confidential basis (with the Commitment Party responsible for such persons’ compliance with this paragraph), (b) on a confidential basis to any bona fide prospective Lender, prospective participant or swap counterparty that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph (or language substantially similar to this paragraph that is reasonably acceptable to you) for your benefit or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (d) to the extent such information (i) becomes publicly available other than as a result of a breach of this Commitment Letter, the Fee Letter or other confidentiality obligation owed by such Commitment Party to you or your affiliates or (ii) becomes available to the Commitment Parties on a non-confidential basis from a source other than you or on your behalf that, to such Commitment Party’s knowledge, is not in violation of any confidentiality obligation owed to you or your affiliates, (e) to the extent you shall have consented to such disclosure in writing (which may include through electronic means), (f) as is necessary in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter and/or the Credit Facilities, (g) to the extent independently developed by such Commitment Party or its affiliates without reliance on confidential information, (h) with respect to the existence and contents of the Term Sheets and definitive documentation of the Credit Facilities, in consultation with you, to the rating agencies and (i) with respect to the existence and contents of the Commitment Letter and the Credit Facilities, to market data collectors or similar service providers in connection with the arrangement, administration or management of the Credit Facilities and to industry trade organizations where such information with respect to the Credit Facilities is customarily included in league table measurements. The Commitment Parties’ obligations under this Section shall terminate automatically to the extent superseded by the confidentiality provision in the Credit Agreement upon the effectiveness thereof and, in any event, will terminate one year from the date hereof.

11. Miscellaneous.

The Commitment Parties hereby notify Intelsat that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it and its affiliates are required to obtain, verify and record information that identifies Intelsat, each other Debtor, which information includes names, addresses, tax identification numbers and other information that will allow Commitment Parties and its affiliates to identify Intelsat and each other Debtor in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for Commitment Parties and its affiliates.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the definitive documentation for the Credit Facilities by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the availability of the Credit Facilities is subject solely to the conditions precedent expressly set forth in Section 5 hereof.

If the foregoing correctly sets forth our agreement, please indicate Intelsat’s acceptance of the terms of this Commitment Letter by returning to the Commitment Parties executed counterparts of this Commitment Letter not later than 11:59 p.m., New York City time, on December 6, 2021. This offer will automatically expire at such time if the Commitment Parties have not received such executed counterparts in accordance with the preceding sentence. This Commitment Letter and the Fee Letter shall become effective on the date hereof when executed and delivered by all parties hereto.

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This Commitment Letter and the Commitments and agreements hereunder shall automatically terminate, unless otherwise agreed by the Commitment Parties in their sole discretion, on the earliest of (i) the Closing Date, (ii) seven (7) days after the date of this Commitment Letter, if Intelsat shall not have filed a motion with the Bankruptcy Court in form and substance reasonably satisfactory to the Commitment Parties, for approval of this Commitment Letter and the transactions contemplated hereby on or prior to such date, and (iii) May 6, 2022, if the Closing Date shall not have occurred on or before the such date (the “End Date”). The Commitment Parties shall be entitled to terminate this Commitment Letter and the obligations contemplated hereby, in their sole discretion, if (a) the Bankruptcy Court shall not have entered the Final DIP Order (in form and substance reasonably satisfactory to the Commitment Parties), on or prior to 30 days after the filing of the motion referenced in clause (ii) above, (b) the Final DIP Order shall have been amended, supplemented, waived or otherwise modified in a manner that is, in the aggregate, materially adverse to the interests of the Commitment Parties (taken as a whole), unless the Commitment Parties consent in writing, (c) prior to the entry of the DIP Order, Intelsat shall have affirmatively solicited any alternative financing that would be provided in lieu of the Credit Facilities or any of them, (d) the Case is dismissed or converted to a proceeding under Chapter 7 of the Bankruptcy Code, (e) substantial consummation of the Plan occurs without the use of any of the Credit Facilities, (f) any of the Debtors files a plan of reorganization or liquidation other than the Plan (which shall not, for the avoidance of doubt, include any amendments, modifications or supplements to the Plan so long as such amendments, modifications or supplements do not have a material adverse effect on the rights and interests of the Lead Arrangers and the Lenders) or (g) a trustee or examiner with enlarged powers (having powers beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) is appointed with respect to the Debtors and substantially all of their respective properties, then this Commitment Letter and the commitments hereunder shall automatically terminate upon the occurrence of such event unless we shall, in our sole discretion, agree to an extension. The termination of any commitment shall not prejudice any party’s rights and remedies in respect of any breach of this Commitment Letter or the Fee Letter.

Notwithstanding the immediately preceding paragraph, Section 4 above, as well as the indemnification and expenses, confidentiality, survival, absence of advisory or fiduciary relationships, syndication, information, jurisdiction, governing law and waiver of jury trial provisions contained herein shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Commitment Letter or the Commitment Parties’ Commitments hereunder; provided that your obligations under this Commitment Letter, other than those pursuant to Section 4 and with respect to the syndication and confidentiality, shall automatically terminate and be superseded by the applicable provisions in the Credit Agreement to the extent covered thereby, upon the initial funding on the Closing Date, and you shall be released from all liability in connection therewith at such time.

[Signature pages follow]

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The Commitment Parties are pleased to have been given the opportunity to assist Intelsat and the other Debtors in connection with the Credit Facilities.

* Signatures on file with the Company

[Signature page to Intelsat Credit Facilities Commitment Letter]

Accepted and agreed to as of December 6, 2021:

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ David Tolley
Name: David Tolley
Title: Director

[Signature page to Intelsat Credit Facilities Commitment Letter]

Schedule 1

Exhibit A

Credit Facilities Term Sheet

(See Attached)

DIP-to-Exit Credit Facilities

Summary of Terms and Conditions

Capitalized terms used but not defined in this Exhibit A (the “Credit Facilities Term Sheet”) shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached and in the other Schedules and Annexes attached hereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

Borrower:	Intelsat Jackson Holdings S.A. (the “Borrower”).

Certain Prepetition Facilities/Notes and the Existing DIP Facility:

Prepetition Credit Agreement: That certain Credit Agreement, dated as of January 12, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Borrower, Intelsat (Luxembourg) S.A., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other party thereto (the “Prepetition Credit Agreement”).

Prepetition Secured Notes: (i) The Borrower’s 8.0% Senior Secured Notes due 2024 and (ii) the Borrower’s 9.5% Senior Secured Notes due 2022 (collectively, the “Prepetition Secured Notes” and, together with the obligations under the Prepetition Credit Agreement, the “Prepetition Secured Debt”).

Prepetition Unsecured Notes: (i) The Borrower’s 5.5% Senior Notes due 2023, (ii) the Borrower’s 8.5% Senior Notes due 2024, (iii) the Borrower’s 9.75% Senior Notes due 2025.

Existing DIP Credit Agreement: That certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of September 14, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Borrower, Intelsat (Luxembourg) S.A., the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other parties thereto (the “Existing DIP Credit Agreement”, and the credit facility provided thereunder, the “Existing DIP Credit Facility”).

Transactions:	The Borrower and certain of the Borrower’s subsidiaries and affiliates (the “Affiliate Debtors” and, collectively with the Borrower, the “Debtors”) are operating as debtors-in-possession pursuant to voluntary cases, jointly administered under Case No. 20-32299-KLP (the “Cases”), commenced under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) on May 13, 2020 (the “Petition Date”). The Debtors will be reorganized pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and its Debtor Affiliates, filed in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on August 31, 2021 (Docket No. [2773]), as may be amended from time to time (together with all schedules, documents and exhibits contained therein, and any amendments, supplements, modifications or waivers thereto that are (x) not, taken together, materially adverse to the Lenders or (y) acceptable to the Lead Arrangers, the “Plan”), provided that any such amendment, supplement, modification or waiver solely to permit the Non-TopCo Plan (as defined in the Plan) shall be deemed not to be materially adverse to the Lenders, provided, further, that any such amendments or modifications shall be subject to the consent rights set forth in the Plan Support Agreement (as defined in the Plan).

In connection with the foregoing, (1) the Borrower will issue “superpriority debtor-in-possession and superpriority senior secured exit” indebtedness in an aggregate principal amount of approximately $1,500 million in the form of (a) the $500 million Revolving Credit Facility described below and (b) the $1,000 million Term Loan A Facility described below, (2) the Borrower will issue “superpriority debtor-in-possession and senior secured exit” indebtedness in the form of the $3,375 million Term Loan B Facility described below and (3) the Borrower will issue “superpriority debtor-in-possession and senior secured exit” indebtedness in the form of the $3,000 million of senior secured notes (the “New Secured Notes”). The fees, premiums and expenses incurred in connection with the foregoing and transactions (including the Transactions (as defined below)) related thereto (such fees and expenses, the “Transaction Costs”).

The transactions described above, together with the transactions related thereto (including the payment of all Transaction Costs), are collectively referred to herein as the “Transactions”. “Closing Date” shall mean the date that the initial loans under the Credit Facilities are funded.

Administrative Agent and Collateral Agent:	Barclays Bank PLC (“Barclays”) will act as the sole administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and sole collateral agent (in such capacity and together with its successors, the “Collateral Agent” and collectively with the Administrative Agent, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors (other than Disqualified Institutions (to be defined in the Facilities Documentation)) (the “Lenders”) reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed).

Lead Arrangers and Bookrunners:	Barclays, Goldman Sachs Lending Partners LLC (“GS”), J.P. Morgan Securities LLC (“JPM”), Deutsche Bank Securities Inc. (“DB”), Credit Suisse Loan Funding LLC (“CS”) and any other entity that becomes an arranger for the Credit Facilities (each, a “Lead Arranger”). JPM shall appear on the “left” of all marketing and other materials in connection with the Revolving Credit Facility and Term Loan A Facility and will have the rights and responsibilities customarily associated with such name placement. Barclays shall appear on the “left” of all marketing and other materials in connection with the Term Loan B Facility and will have the rights and responsibilities customarily associated with such name placement. Barclays, JPM, GS, CS and DB shall each be a joint book runner for the Credit Facilities and a syndication agent and documentation agent for the Revolving Credit Facility and Term Loan A Facility.

Revolving Credit Facility:	Revolving Credit Facility: A “superpriority debtor-in-possession and superpriority senior secured exit” revolving credit facility denominated in U.S. dollars (the “Revolving Credit Facility”) in an aggregate principal amount equal to $500 million (the loans thereunder, the “Revolving Loans”).

Availability: The Revolving Credit Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on Revolving Maturity Date; provided that the Revolving Commitment shall not be available for drawing on the Closing Date.

Interest Rates and Fees: As set forth on Schedule 1 hereto.

Maturity: The date that is 5 years after the Closing Date (the “Revolving Maturity Date”).

Amortization: None.

Letters of Credit: Up to $100 million of the Revolving Credit Facility shall be available for the issuance of letters of credit in U.S. dollars, including documentary letters of credit for the account of the Borrower, in each case, by Lenders holding commitments under the Revolving Credit Facility on the Closing Date (or their affiliates) (in such capacity, each an “Issuing Lender”), on a ratable basis in accordance with their revolving credit commitments under the Revolving Credit Facility; provided that no Issuing Bank shall be required to issue any letter of credit that would violate its policy or any letter of credit that is not a standby letter of credit. No letter of credit shall have an expiration date after the earlier of (a) 1 year after the date of issuance or such longer period of time as may be agreed to by the applicable Issuing Lender and (b) 5 business days before the Revolving Maturity Date (unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Lender thereof); provided that any standby letter of credit with a 1 year tenor may provide for automatic or “evergreen” renewal thereof for additional 1 year periods (which shall in no event extend beyond the date set forth in the immediately preceding clause (b) unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Lender thereof).

Swingline Loans: Up to $75 million of the Revolving Credit Facility shall be made available by the Administrative Agent for the issuance of “swingline” Revolving Loans denominated in U.S. dollars by the Borrower.

Term Loan A Facility:	Term Loan A Facility: A “superpriority debtor-in-possession and superpriority senior secured exit” term loan “A” credit facility denominated in U.S. dollars (the “Term Loan A Facility”) in an aggregate principal amount equal to $1,000 million (which amount shall be automatically reduced by the amount of any net cash C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) received prior to the Closing Date (the amount of such reduction, the “Term Loan A Reduction Amount”)) (the loans thereunder, the “Term A Loans”). Commitments to the Term Loan A Facility shall be reduced by the Term Loan A Reduction Amount on a pro rata basis across all holders of commitments for the Term Loan A Facility.

Availability: The full amount of Term A Loans must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Term Loan A Facility may not be reborrowed.

Interest Rates and Fees: As set forth on Schedule 2 hereto.

Maturity: The date that is 364 days after the Closing Date; provided that, if (x) Phase I C-Band Proceeds and Clearing Cost Payments (as defined below) have not been received in an amount sufficient to trigger the prepayment of the Term Loan A Facility by such date and (y) the outstanding principal amount of the Term Loan A Facility is greater than $100 million, upon written request of the Borrower, the maturity date may be extended by six months during the term of the Term Loan A Facility subject to the following conditions: (i) such extension request must be made no earlier than 45 days before the applicable maturity date and no later than 30 days before the applicable maturity date; (ii) no Event of Default shall exist on the date of the extension request and on the effective date of such extension; and (iii) payment by the Borrower of a fee equal to 0.25% of the principal amount of the Term A Loans being extended.

Amortization: None.

Term Loan B Facility:	Term Loan Facility: A “superpriority debtor-in-possession and senior secured exit” term loan “B” facility denominated in U.S. dollars (the “Term Loan B Facility” and, together with the Revolving Credit Facility and the Term Loan A Facility, the “Credit Facilities”) in an aggregate principal amount equal to $3,375 million (which, after the commitments in respect of the Term Loan A Facility have been reduced by $1,000 million as required by the terms hereof, shall be automatically reduced (x) by 100% of the first $250 million of net cash proceeds of C-Band Proceeds and Clearing Cost Payments and (y) thereafter, by 50% of net cash proceeds C-Band Proceeds and Clearing Cost Payments (excluding, in each case, any excess C-Band proceeds to be paid in connection with the CVRs) received prior to the Closing Date and (the amount of such reduction, the “Term Loan B Reduction Amount”)) (the loans thereunder, the “Term B Loans” and, together with the Term A Loans, the “Term Loans”; the Term Loans, together with the Revolving Loans, the “Loans”). Commitments to the Term Loan B Facility shall be reduced by the Term Loan B Reduction Amount on a pro rata basis across all holders of commitments for the Term Loan B Facility.

Availability: The full amount of Term B Loans must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Term Loan B Facility may not be reborrowed.

Interest Rates and Fees: As set forth on Schedule 3 hereto.

Maturity: The date that is 7 years after the Closing Date.

Amortization: The Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of its original principal amount (subject to reduction in connection with debt prepayments and debt buy backs), commencing the first full fiscal quarter after the Closing Date.

Adjusted EBITDA:	To be defined in the Facilities Documentation (as defined below), with such add-backs to be substantially consistent with the Prepetition Credit Agreement, except that there shall not be deductions with respect to any significant financing components related to the adoption of FASB ASC 606.

Use of Proceeds:	The proceeds of the Credit Facilities will be used by the Borrower (a) to pay Transaction Costs, (b) to fund the refinancing of Prepetition Secured Debt and the Existing DIP Credit Facility, (c) to fund distributions under the Plan, and (d) to finance the working capital needs and other general corporate purposes of the Borrower and its subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Reorganization), other investments, restricted payments and any other purpose not prohibited by the Facilities Documentation).

Guarantors:	The Credit Facilities will be fully and unconditionally guaranteed on a joint and several basis by (a) each of (i) the Equity Issuer (as defined in the Plan), (ii) Intelsat Holdings S.A., (iii) Intelsat Investments S.A., (iv) Intelsat (Luxembourg) S.A., (v) Intelsat Envision Holdings LLC, and (vi) Intelsat Connect Finance S.A. (“Immediate Parent”) (collectively, the “Parent Guarantors”), and (b) each entity that is a guarantor under the Prepetition Credit Agreement and/or the Existing DIP Credit Agreement and all other existing and future material wholly-owned subsidiaries of the Borrower (collectively, the entities listed in clauses (a) and (b), the “Guarantors” and, together with the Borrower, the “Loan Parties”), subject to customary exceptions (which shall not apply to the Parent Guarantors), including for (i) subsidiaries with less than 5% of the Borrower’s consolidated total assets and less than 5% of the Borrower’s consolidated gross revenues and (with such subsidiaries not exceeding in the aggregate 10% of the Borrower’s consolidated total assets or more than 10% of the Borrower’s consolidated gross revenues), (ii) certain regulatory license holders and governmental business subsidiaries or other subsidiaries prohibited from providing a guarantee due to regulatory restrictions (such exclusion shall continue only for so long as the applicable prohibition remains in effect), (iii) any subsidiary existing on the Closing Date organized outside of Luxembourg or the United States that is not a guarantor under the Existing DIP Facility Agreement or the Prepetition Credit Agreement, subject to specific exceptions to be agreed to the extent the Borrower determines that such exception would not result in material and adverse tax consequences, (iv) any subsidiary to the extent a guarantee by such subsidiary would result in material and adverse tax consequences as reasonably determined by the Borrower for so long as those tax consequences would result from such guarantee and (v) certain other subsidiaries to be agreed. Notwithstanding the foregoing, any subsidiary of the Borrower that (x) is entitled to any portion of the C-Band Proceeds and Clearing Cost Payments in excess of $5,000,000 or (y) holds a material regulatory license (other than to the extent prohibited from providing guarantees pursuant to clause (ii) above or to the extent the Borrower determines that providing such a guarantee would result in material and adverse tax consequences) shall be a Guarantor at all times; provided, that the aggregate amount of C-Band Proceeds and Clearing Cost Payments that may be held by subsidiaries that are not Guarantors in reliance on clause (x) shall not exceed $20,000,000. Notwithstanding the foregoing, the Parent Guarantors and any subsidiary of the Borrower that has not guaranteed the obligations under the Existing DIP Credit Agreement shall not be required to be a Guarantor until the Conversion Date (or such later date as agreed to by the Administrative Agent).

Security:

The Credit Facilities will be secured by a perfected, first priority security interest (subject to permitted liens and other exceptions to be set forth in Facilities Documentation) in the Collateral (as defined below).

“Collateral” means (x) prior to the Conversion Date, all assets of the Debtors consistent with the Existing DIP Credit Agreement, and the proceeds of any causes of action under Bankruptcy Code sections 502(d), 544, 545, 547, 548, 549, 550 or 553 or any other avoidance actions under the Bankruptcy Code, and, for the avoidance of doubt, including C-Band Proceeds and Clearing Cost Payments and (y) on and after the Conversion Date, substantially all personal property and material domestic fee-owned real property (with a fair market value in excess of $20,000,000) of the Loan Parties, and for the avoidance of doubt, including C-Band Proceeds and Clearing Cost Payments, subject to customary exceptions (such exceptions to be consistent with, and in no event less extensive than, the exceptions under the Prepetition Credit Agreement). For the avoidance of doubt, (i) in no event shall Collateral include the Excluded Property (to be defined in the Facilities Documentation) and (ii) no account control agreements shall be required.

In accordance with the final order of the Bankruptcy Court approving the Credit Facilities and related documentation (including the Commitment Letter) and authorizing the use of proceeds of the Credit Facilities and the New Secured Notes to refinance Prepetition Secured Debt and the Existing DIP Credit Facility (and release the liens securing the foregoing upon their repayment), including, subject to entry of the Secured Creditor Settlement Order (as defined in the Plan), payment of all amounts required to be paid pursuant to the Secured Creditor Settlement Order (which may occur on the Conversion Date), which order shall be in form and substance acceptable to the Administrative Agent and the Required Lenders (the “Final DIP Order”), prior to the Conversion Date all of the liens described herein shall be effective and perfected upon entry of the Final DIP Order, as applicable, without the necessity of the execution, recordation or filing by the Debtors of security agreements, control agreements, financing statements or other similar documents, or possession or control by the Collateral Agent of, or over, any Collateral, as set forth in the Final DIP Order For the avoidance of doubt, Excluded Property shall (a) include assets to the extent the granting of a security interest therein would result in material and adverse tax consequences, as reasonably determined by the Borrower or the applicable Guarantor, as applicable and (b) include the Secured Creditor Claims Disputed Distribution Trust Account (as defined in the Plan) (if any), but (c) exclude the property in the Secured Creditor Claims Disputed Distribution Trust Account to the extent such property is determined not to be payable to Holders of First Lien Notes Claims as set forth in the Plan.

On the Conversion Date, the Immediate Parent shall provide a pledge of the shares of the Borrower.

All the above-described pledges and security interests shall be created on terms and subject to exceptions permitted under the Facilities Documentation.

Priority:

Prior to the Conversion Date, all obligations of the Debtors with respect to the Credit Facilities shall be secured on a pari passu basis with the New Secured Notes (but with the obligations under the Revolving Credit Facility and Term Loan A Facility being satisfied on a “first out” basis) pursuant to intercreditor arrangement(s) to be entered into by the Closing Date and, upon entry of, and subject to, the Final DIP Order and subject to the Carve-Out (as defined in the Final DIP Order):

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed claim against any Loan Party in any of the Cases which is an administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code in the Cases and subject only to the Carve-Out, and having priority over any and all other administrative expenses, diminution claims and all other priority claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code;

(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority lien on all Collateral that is not subject to valid, perfected and unavoidable liens that were in existence immediately prior to the Petition Date or that are perfected as permitted by section 546(b) of the Bankruptcy Code, which shall be secured on a pari passu basis between the Credit Facilities and the New Secured Notes;

(iii) pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior lien on all Collateral to the extent that such Collateral is subject to valid, perfected, unavoidable liens as of the Petition Date or liens that were in existence immediately prior to the Petition Date that are perfected as permitted by Section 546(b) of the Bankruptcy Code (in each case other than the Primed Liens, which liens shall be primed by the liens described in clause (iv) below) (such liens, the “Permitted Prior Liens”);

(iv) pursuant to section 364(d)(1) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority senior priming lien on all Collateral, which liens shall be senior to the liens (the “Primed Liens”) securing the Prepetition Credit Agreement, the Prepetition Secured Notes and the Existing DIP Credit Facility (if any) and any Liens to which the Primed Liens are senior or rank pari passu, and which shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens to the extent of any diminution in the value of the collateral of the Primed Liens as provided in the Final DIP Order in respect of any of the Primed Liens, subject in each case only to (1) Liens permitted under the Facilities Documentation that (a) are valid, binding, enforceable, perfected and unavoidable Liens in favor of third parties that were in existence and had priority (as permitted by the Prepetition Credit Agreement and the documentation governing the Prepetition Secured Notes) over liens securing the Prepetition Credit Agreement and Prepetition Secured Notes immediately prior to the Petition Date and that are not impaired, affected or modified by the Final DIP Order and/or (b) have priority over the liens securing the Prepetition Credit Agreement and Prepetition Secured Notes after the Petition Date by operation of Law, (2) the Carve-Out and (3) and as otherwise set forth in the Final DIP Order (the “Priming Liens”) and with respect to perfection, solely to the extent it may be achieved by the entry of the Final DIP Order and the perfection steps required to be taken under the Facilities Documentation.

The Priming Liens, (i) shall be subject and junior to the Carve-Out in all respects, (ii) shall be junior to Liens that are senior to the Primed Liens (unless such Liens are themselves Primed Liens), (iii) shall be senior to any Liens to which the Primed Liens are senior or rank pari passu, (iv) shall be senior in all respects to the interests of such property of the holders of the obligations in respect of the Primed Liens and (v) shall also be senior to any Liens granted after the Petition Date to provide adequate protection in respect of the Primed Liens.

Upon the Conversion Date, all obligations of the Debtors with respect to the Credit Facilities shall be secured on a pari passu basis with the New Secured Notes (but with the obligations under the Revolving Credit Facility and Term Loan A Facility being satisfied on a “first out” basis) pursuant to intercreditor arrangement(s) to be entered into on the Conversion Date.

Uncommitted Incremental Facilities:	The Borrower will have the right to solicit the existing Lenders or prospective lenders determined by the Borrower to provide incremental commitments consisting of one or more increases to the Revolving Credit Facility (an “Incremental Revolving Facility Increase”), the Term Loan B Facility and/or one or more new tranches of term loans to be made available to the Borrower under the Facilities Documentation (which may not be available on a “first out” basis, except as set forth under clause (vi) below) (each, a “Incremental Facility” and, collectively, the “Incremental Facilities”) in an aggregate amount not to exceed (A) prior to the Conversion Date, an amount to be mutually agreed and (B) after the Conversion Date, the sum of (1) the greater of $1,070 million and 100% of Consolidated EBITDA, plus (2) all voluntary prepayments, redemptions or repurchases of any Credit Facility or any other indebtedness (with respect to the Revolving Credit Facility and any other revolving credit facility, to the extent accompanied by voluntary permanent reductions of revolving commitments), in each case that are (x) secured on a pari passu basis with respect to security with the Credit Facilities, (y) secured on a junior basis with Credit Facilities, or (z) unsecured and, in the case of clause (y) or (z), only to the extent incurred pursuant to clause (1) above and in the case of clauses (x), (y) and (z), to the extent not financed with the proceeds of long term indebtedness (other than revolving indebtedness), plus (3) an unlimited amount so long as, in the case of this clause (3) only, (x) in the event the Incremental Facility is secured on a pari passu basis with the Credit Facilities, such amount at such time could be incurred without causing the pro forma First Lien Leverage Ratio (as defined below) to exceed (i) 3.50 to 1.00 as of the last day of the most recent test period for which financial statements have been delivered or (ii) the First Lien Leverage Ratio immediately prior to the incurrence thereof and any related transactions, (y) in the event the Incremental Facility is secured on a junior basis with the Credit Facilities, such amount at such time could be incurred without causing the pro forma Secured Leverage Ratio (as defined below) to exceed (i) 5.50 to 1.00 as of the last day of the most recent test period for which financial statements have been delivered or (ii) the Secured Leverage Ratio immediately prior to the incurrence thereof and any related transactions and (z) in the event the Incremental Facility is unsecured, such amount at such time could be incurred without causing the pro forma Total Leverage Ratio (as defined below) to exceed (i) 5.50 to 1.00 as of the last day of the most recent test period for which financial statements have been delivered or (ii) the Total Leverage Ratio immediately prior to the incurrence thereof and any related transactions, in each case after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of indebtedness in connection therewith), and assuming for purposes of this calculation that (a) any pro forma calculations described above shall assume commitments under any revolving Incremental Facility being established simultaneously are fully drawn and (b) cash proceeds of any such Incremental Facility and Incremental Equivalent Debt then being incurred shall not be netted from indebtedness for purposes of calculating such First Lien Leverage Ratio, Secured Leverage Ratio and Total Leverage Ratio (provided, however, that if amounts incurred under this clause (3) are incurred concurrently with the incurrence of an Incremental

Facility in reliance on clause (1) and/or (2) above, the First Lien Leverage Ratio, Secured Leverage Ratio and the Total Leverage Ratio shall be permitted to exceed the First Lien Leverage Ratio, Secured Leverage Ratio and the Total Leverage Ratio set forth in this clause (3) to the extent of such amounts incurred in reliance on clause (1) and/or (2) solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (3) are permissible), on terms agreed by the Borrower and the lender(s) providing the respective Incremental Facility (it being understood that (A) if the First Lien Leverage Ratio incurrence test, Secured Leverage Ratio incurrence test or the Total Leverage Ratio incurrence test, as applicable, is met, then, at the election of the Borrower, any Incremental Facility may be incurred under clause (3) above regardless of whether there is capacity under clause (1) and/or (2) above and (B) any portion of any Incremental Facility incurred in reliance on clause (1) and/or (2) shall be reclassified, as the Borrower may elect from time to time after the Conversion Date, as incurred under clause (3) if the Borrower meets the applicable leverage ratio under clause (3) at such time on a pro forma basis); provided further, that:

(i) representations and warranties shall be accurate in all material respects (or in all respects if qualified with materiality) and no event of default exists or would exist after giving effect thereto (or, in the case of an Incremental Facility the proceeds of which will be used to finance an acquisition or other investment, accuracy of “specified representations” and “acquisition agreement representations” and no payment or bankruptcy event of default exists or would exist after giving effect thereto),

(ii) any Incremental Facility shall benefit equally and ratably from the guarantees and, if secured by the Collateral, the security interests created under the Facilities Documentation, except that such Incremental Facility may be subordinated in right of payment or security, as agreed between the borrower and the lenders providing such Incremental Facility; provided that no Incremental Facility shall be guaranteed by any person other than the Loan Parties and, to the extent secured, shall not be secured by any assets other than the Collateral,

(iii) (x) any Incremental Revolving Facility Increase shall be on terms identical to the terms of the Revolving Credit Facility and (y) all other terms applicable to any other Incremental Facility (other than those specified in clauses (ii), (iv) and (v) hereof) shall not be more restrictive (taken as a whole) than those applicable to the Loans, except to the extent the terms of the Loans are modified to benefit from such more restrictive provisions, or such more restrictive provisions reflect then current market terms as reasonably determined by the Borrower or are applicable solely to periods after the latest maturity of the Loans,

(iv) (A) no Incremental Facility shall have a final maturity and weighted average life to maturity shorter than that of the latest maturity of the existing Loans and (B) no Incremental Facility shall participate on a greater than pro rata basis with the Loans in any mandatory prepayments under the Facilities Documentation; provided that, this clause (iv) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations,

(v) term loans to be made under any Incremental Facility (each, under any Incremental Facility, a “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) shall be subject to terms, interest rate margins and original issue discount or upfront fees (if any) and interest rate floors (if any) determined by the Borrower and the lenders providing such Incremental Facility, except that, unless any Incremental Term Loans are made a part of the Term Loan B Facility (in which case all terms thereof shall be identical to those of the Term Loan B Facility), (a) if the “effective margin” applicable to any broadly syndicated Incremental Term Loans that are pari passu in right of payment and security with the initial Term B Loans (which (x) shall be deemed to include all upfront or similar fees or OID (amortized over four years) payable to all lenders providing such Incremental Term Loans, (y) if such Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the initial applicable Term B Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the initial applicable Term B Loans shall be required, but only to the extent an increase in the interest rate floor in the initial applicable Term B Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the initial applicable Term B Loans shall be increased to the extent of such differential between interest rate floors and (z) shall exclude structuring, underwriting, ticking, arrangement and commitment fees, other similar fees not payable to all lenders generally in connection therewith and any call protection or make whole premium) determined as of the initial funding date for such Incremental Term Loans, exceeds the “effective margin” applicable to the initial Term B Loans (determined on the same basis as provided above) by more than 50 basis points, then the “effective margin” for the initial Term B Loans shall be increased so that the “effective margin” thereof equals the “effective margin” of such Incremental Term Loans, minus 50 basis points (all adjustments made pursuant to this clause (v)(a), the “MFN Adjustment”); provided, that, the MFN Adjustment shall not apply other than with respect to any Incremental Term Loans that are pari passu with the Term B Loans in security and right of payment and incurred within 6 months of the Closing Date, (b) the final stated maturity date for any Incremental Term Loans may be the same or later (but not sooner) than the final stated maturity date applicable to the initial Term B Loans, (c) the average weighted life to maturity of such Incremental Term Loans shall be no shorter than the average weighted life to maturity applicable to the initial Term B Loans (without giving effect to any prepayments on the outstanding applicable Term B Loans), (d) with respect to mandatory prepayments of the initial Term Loans, the Incremental Term Loans shall not participate on a greater than pro rata basis than the Term Loan B Facility, (e) the Borrower or any other Loan Party may issue, in lieu of any Incremental Term Loans, any Indebtedness (“Incremental Equivalent Debt”) if the applicable conditions to effecting and borrowing under an Incremental Facility (as if such Incremental

Equivalent Debt were an Incremental Term Loan) would have been satisfied; provided, that, the provisions of the preceding clause (v)(a) shall not apply other than with respect to any broadly syndicated institutional term loans that are pari passu with the Term B Loans in security and right of payment and incurred within 6 months of the Closing Date, and clauses (v)(b) and (v)(c) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such clauses. Existing Lenders may, at the option of the Borrower, but shall not be obligated to without their prior written consent, provide a commitment and/or make any loans pursuant to any Incremental Facility, and nothing contained herein constitutes, or shall be deemed to constitute, a commitment with respect to any Incremental Facility. The use of proceeds, if any, of any Incremental Facility will be as agreed by the Borrower and the lenders providing such Incremental Facility (and as otherwise permitted by the Facilities Documentation), and

(vi) (x) any Incremental Facility incurred to increase the amount of the Revolving Credit Facility may only increase the Revolving Credit Facility in an amount such that the Revolving Credit Facility does not exceed $500,000,000 and (y) no Incremental Facility (and, for the avoidance of doubt, any other basket capacity under the debt negative covenant) shall increase the amount of the Term Loan A Facility or, except as set forth in clause (x), otherwise be made on a “first out” basis.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness that is secured by a lien on the Collateral as of such date (other than indebtedness secured by the Collateral with a junior lien priority relative to the Loans but including, for the avoidance of doubt, the Revolving Credit Facility and the Term Loan A Facility) and (b) without duplication, the Reserved Indebtedness Amount secured by a lien on the Collateral as of such date (other than indebtedness secured by the Collateral with a junior lien priority relative to the Loans) to (y) Adjusted EBITDA.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness that is secured by a lien on the Collateral as of such date and (b) without duplication, the Reserved Indebtedness Amount (to be defined in the Facilities Documentation) secured by a lien on the Collateral as of such date to (y) Adjusted EBITDA.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness as of such date and (b) without duplication, the Reserved Indebtedness Amount as of such date to (y) Adjusted EBITDA.

“Consolidated Total Indebtedness” is to be defined in the Facilities Documentation and will (x) permit unlimited cash netting and (y) exclude indebtedness in respect of any receivables facility or securitization facility, intercompany debt and cash management obligations.

Refinancing Facilities:	After the Conversion Date, the Facilities Documentation will permit the Borrower and/or any subsidiary Guarantor to refinance Loans from time to time, in whole or part, with one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to herein as “Refinancing Facilities”), respectively, under the Facilities Documentation with the consent of the Borrower, the Administrative Agent and the institutions providing such Refinancing Facility or with one or more additional series of senior unsecured notes or loans or senior secured notes or loans incurred by the Borrower and/or any Guarantor that will be secured by liens on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the liens on the Collateral securing the Credit Facilities or junior lien secured notes or loans incurred by the Borrower and/or any Guarantor that will be secured by liens on the Collateral ranking junior to the liens on the Collateral securing the Credit Facilities and to the obligations under any senior secured “first lien” notes or loans, which will be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrower, which intercreditor agreement may be in a form as mutually agreed and attached as an exhibit to the Facilities Documentation (with any changes to such form subject to the consent of the Administrative Agent and the Required Lenders but, with respect to the Required Lenders only, deemed acceptable if posted to the Lenders and such changes are not rejected by the Required Lenders within five business days for posting thereof, the “Acceptable Intercreditor Agreement”) (such notes or loans, “Refinancing Notes” and, together with the Refinancing Facilities, the “Refinancing Senior Indebtedness”); provided that (i) no Refinancing Term Facility or Refinancing Notes matures prior to, or have a shorter weighted average life than, or with respect to Refinancing Notes, have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that would result in redemptions of such Refinancing Notes prior to, the maturity date of the Loans that are being refinanced (without giving effect to any amortization or prepayments on the outstanding Loans); provided that, this clause (i) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations, (ii) the amount of any Refinancing Senior Indebtedness does not exceed the amount of indebtedness being refinanced (plus any premium, accrued interest or fees and expenses incurred in connection with the refinancing thereof and any premium paid in respect of the refinanced indebtedness), (iii) no Refinancing Senior Indebtedness shall be guaranteed by any subsidiaries of the Borrower that do not guarantee the Credit Facilities, (iv) no Refinancing Senior Indebtedness shall be secured by any assets not securing the Credit Facilities, (v) to the extent secured, such Refinancing Senior Indebtedness shall be secured by liens on the Collateral ranking pari passu with or junior to the Collateral securing the indebtedness being refinanced (which, solely with respect to a Refinancing Revolving Facility refinancing the Revolving Credit Facility, may be made on a “first out” basis) and, to the extent unsecured, such Refinancing Senior Indebtedness shall be unsecured and (vi) other than with respect to a refinancing of the Revolving Credit Facility, the other terms and conditions of any Refinancing Senior Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption (subject to the above clauses) terms and provisions which shall be determined by the Borrower and the lenders thereunder) shall not be more restrictive (taken as a whole) than those applicable to the Term Loans, except to the extent the terms of the Loans are modified to benefit from such more restrictive provisions, or such more restrictive provisions reflect then current market terms as reasonably determined by the Borrower or are applicable solely to periods after the latest maturity of the Loans.

Permitted Exchanges:	The Borrower will be permitted to incur indebtedness in the form of one or more additional series of (w) senior unsecured notes or loans, (x) senior secured notes or loans that will be secured on a pari passu or junior lien basis (but not on a “superpriority” basis) with the Credit Facilities, (y) subordinated notes or loans and/or (z) equity securities (any such securities, “Permitted Exchange Securities”); provided, that (i) such Permitted Exchange Securities shall be issued in exchange for Term B Loans through an offering made to all Lenders with Term B Loans on a pro rata basis (other than to those Lenders that may not be “qualified purchasers” or those Lenders that cannot receive the type of consideration being offered), (ii) such Permitted Exchange Securities that are debt securities shall not be in a principal amount that exceeds the amount of Term B Loans subject to such exchange, plus fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith, (iii) such Permitted Exchange Securities do not mature prior to the maturity date of, or have a shorter weighted average life than, the Term B Loans subject to such exchange (without giving effect to any prepayments); provided that, this clause (iii) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations, (iv) if secured by the Collateral, such Permitted Exchange Securities are subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements reasonably satisfactory to the Administrative Agent and Borrower, and shall not be secured by any assets not securing the Term Loan B Facility, (v) none of the Borrower’s restricted subsidiaries is a borrower or guarantor with respect to any Permitted Exchange Securities unless such restricted subsidiary is a Guarantor (or will become a Guarantor), (vi) no Permitted Exchange Securities are secured by any assets not constituting Collateral and (vii) the other terms and conditions of such Permitted Exchange Securities (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption (subject to the above clauses) terms and provisions which shall be determined by the Borrower and the lenders thereunder) shall not be more restrictive (taken as a whole) than those applicable to the Term B Loans, except to the extent the terms of the Term B Loans are modified to benefit from such more restrictive provisions, or such more restrictive provisions reflect then current market terms as reasonably determined by the Borrower or are applicable solely to periods after the latest maturity of the Term B Loans.

Mandatory Prepayments of Revolving Loans:

If at any time the outstanding loans under the Revolving Credit Facility (including letters of credit outstandings) exceed the aggregate commitments with respect thereto, prepayments of such loans (and/or the cash collateralization of letters of credit) shall be required in an amount equal to such excess within one business day following Borrower’s receipt of written notice. Such mandatory prepayment shall not reduce the aggregate amount of commitments under the Revolving Credit Facility and amounts prepaid may be reborrowed.

The Revolving Loans shall be prepaid (but with no corresponding reduction in commitments) with:

(a) 100% of the first $1,250 million (minus the amount of any Term Loan A Reduction Amount and any Term Loan B Reduction Amount) of net cash proceeds of reimbursement, compensation or other payments or the right to receive reimbursement, compensation or other payments in connection with the transition of the C-band spectrum in connection with (i) reimbursement of relocation costs, (ii) accelerated relocation payments and (iii) payments received for clearing more rapidly than required by the C-Band Rules any of the lower 300 MHz of the C-band spectrum between 3.7 GHz and 4.2 GHz pursuant to private negotiations with third parties, if any, as set forth in the FCC C-Band Rules (collectively, “C-Band Proceeds and Clearing Cost Payments”) (excluding any excess C-Band Proceeds to be paid in connection with the CVRs); provided that the prepayment of Revolving Loans pursuant to this clause (a) shall not exceed $250 million; and

(b) after the application of the first $1,250 million of C-Band Proceeds and Clearing Cost Payments (“Phase I C-Band Proceeds and Clearing Cost Payments”) required (i) as reductions of the Term Loan A Facility and Term Loan B Facility, (ii) as prepayments of the Revolving Credit Facility and (iii) under the section titled “Mandatory Prepayments of Term Loans”, 50% of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) (such amount, the “Required Prepayment Amount”) to the extent pro forma liquidity (which shall include any such C-Band Proceeds and Clearing Cost Payments and cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $400,000,000 and the Total Leverage Ratio is greater than 3.50:1.00 (with the Total Leverage Ratio to be calculated without “netting” the C-Band Proceeds and Clearing Cost Payments proceeds just received); provided that, such Required Prepayment Amount shall be first applied to repay the Term Loans before being applied to repay the Revolving Loans.

Mandatory Prepayments of Term Loans:

C-Band Proceeds and Clearing Cost Payments

After prepaying any outstanding Revolving Loans on account of the first $250 million of proceeds of C-Band Proceeds and Clearing Cost Payments as required under the section titled “Mandatory Prepayments of Revolving Loans”, Term A Loans shall be prepaid with (to the extent not used to prepay Revolving Loans) (and, for the avoidance of doubt, the Borrower shall not have ability to re-borrow or re-incur any Term A Loans so prepaid or incur or any other “superpriority” Indebtedness in lieu of the Term A Loans so prepaid):

(1) 100% of the first $1,250 million (minus the amount of any mandatory prepayment to the Revolving Credit Facility on account of the first $250 million of C-Band Proceeds and Clearing Cost Payments, any Term Loan A Reduction Amount and any Term Loan B Reduction Amount) of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs); and

(2) thereafter, 50% of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) to the extent pro forma liquidity (which shall include any such C-Band Proceeds and Clearing Cost Payments and cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $400,000,000 and the Total Leverage Ratio is greater than 3.50:1.00 (with the Total Leverage Ratio to be calculated without “netting” the C-Band Proceeds and Clearing Cost Payments proceeds just received).

After prepaying all outstanding Term A Loans as set forth above, Term B Loans shall be prepaid with (to the extent not used to prepay Revolving Loans or Term A Loans) (and, for the avoidance of doubt, the Borrower shall not have ability to re-borrow any Term B Loans so prepaid):

(1) 100% of the first $1,250 million (minus the amount of any mandatory prepayment to the Revolving Credit Facility on account of the first $250 million of C-Band Proceeds and Clearing Cost Payments, any prepayments of the Term Loan A Facility pursuant to clause (1) above, any Term Loan A Reduction Amount and any Term Loan B Reduction Amount) of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs); and

(2) thereafter, 50% of net cash proceeds of C-Band Proceeds and Clearing Cost Payments (excluding any excess C-Band proceeds to be paid in connection with the CVRs) to the extent pro forma liquidity (which shall include any such C-Band Proceeds and Clearing Cost Payments and cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $400,000,000 and Total Leverage Ratio is greater than 3.50:1.00 (with the Total Leverage Ratio to be calculated without “netting” the C-Band Proceeds and Clearing Cost Payments proceeds just received).

Notwithstanding anything to the contrary, any amount paid or payable in connection with any or all of the SES Claims (i) shall not reduce any prepayment required to be made under any of the Credit Facilities and (ii) for purposes of determining the amount of any prepayment required under any of the Credit Facilities, shall be excluded from determining any pro forma liquidity test (as if such amount had not been paid and were not payable) and shall not constitute any C-Band Proceeds and Clearing Cost Payments.

Other Mandatory Prepayments

(a) 50% (with step downs to 25% and 0% at Total Leverage Ratios of 5.00:1.00 and 4.00:1.00, respectively) of Excess Cash Flow (to be defined in the Facilities Documentation but to exclude C-Band Proceeds and Clearing Cost Payments), to the extent pro forma liquidity (cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn) is at least $600,000,000;

(b) 100% of the net cash proceeds from issuances of debt by the Borrower or any of its restricted subsidiaries after the Closing Date (with appropriate exceptions for all permitted indebtedness); and

(c) 100% (with step downs to 25% and 0% at Total Leverage Ratios of 5.00:1.00 and 4.00:1.00, respectively) (the “Asset Sale Prepayment Stepdowns”), of the net cash proceeds of non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries pursuant to (x) clause (d)(ii) under the heading “Negative Covenants” below, in each case, in excess of the greater of $55 million and 5% of Adjusted EBITDA in the aggregate per calendar year (and only in respect of amounts in excess thereof) and (y) clause (d)(iv) under the heading “Negative Covenants” below and (z) casualty and condemnation proceeds, in each case subject to a 100% reinvestment right if reinvested (or committed to be reinvested) within 365 days of the receipt of such net cash proceeds and, if so committed to be reinvested, so long as such reinvestment is actually completed within 180 days thereafter, and other exceptions to be set forth in the Facilities Documentation.

Mandatory prepayments pursuant to clauses (a), (b) and (c) above shall be applied pro rata among classes of the applicable Term Loans and any pari passu Refinancing Term Facilities and pari passu Incremental Term Loans, except that Incremental Facilities for Incremental Term Loans, Refinancing Term Facilities and other permitted pari passu debt may participate in mandatory prepayments on a less than pro rata basis. Mandatory prepayments of the applicable Term Loans shall be applied to scheduled installments thereof in direct order of maturity (without premium or penalty, except, in the case of clause (b) above, subject to the Prepayment Premium (as defined below)); provided, that the Facilities Documentation shall provide that in the case of mandatory prepayments pursuant to clauses (b) and (c) above, a ratable portion of such mandatory prepayment may be applied to redeem, prepay or offer to purchase any indebtedness that is secured on a pari passu basis with the Term Loan A Facility and Term Loan B Facility, as applicable (collectively, “Additional Debt”), in each case if required under the terms of the applicable documents governing such Additional Debt.

All prepayments referred to in clause (c) above are subject to there being no material and adverse tax consequences and to permissibility under (i) local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries) and (ii) material constituent document restrictions of non-wholly owned restricted subsidiaries (including as a result of minority ownership by third parties) and other material agreements (so long as any applicable prohibition is not created in contemplation of such prepayment). The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a default or an event of default, and such amounts shall be available for working capital purposes of the Borrower and its restricted subsidiaries as long as not required to be prepaid in accordance with the following provisions. The Borrower and its restricted subsidiaries will undertake to use commercially reasonable efforts to overcome or eliminate any such restrictions or tax effects (subject to the considerations above and as determined in the Borrower’s reasonable business judgment) to make the relevant prepayment. Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower or any of its affiliates and arising as a result of compliance with the preceding sentence.

Any Lender under the Term Loan B Facility may elect not to accept its pro rata portion of any mandatory prepayment (other than with respect to Refinancing Notes and Refinancing Term Facilities) (each, a “Declining Term Loan Lender”). Any prepayment amount declined by a Declining Term Loan Lender may be retained by the Borrower and used for any purposes not prohibited by the Facilities Documentation and will be included in the calculation of the Applicable Amount (as defined below).

Voluntary Prepayments and Commitment Reductions:

Voluntary prepayments of borrowings under the any Credit Facility will be permitted at any time, in minimum principal amounts to be set forth in the Facilities Documentation, without premium or penalty (except the applicable Prepayment Premium referred to below), subject to reimbursement of the Lenders’ redeployment costs (other than lost profits) in the case of a prepayment of Adjusted LIBO Rate loans prior to the last day of the relevant interest period.

Voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Facility will be permitted at any time, in minimum principal amounts to be set forth in the Facilities Documentation.

Voluntary prepayments of Term Loans shall be applied to reduce installments thereof as directed by the Borrower (and absent such direction, in direct order of maturity), as applicable.

Prepayment Premium:

In respect of the initial Term Loan B Facility, any voluntary prepayment or refinancing (other than a refinancing of the initial Term Loan Facility in connection with any transaction that would, if consummated, constitute an initial public offering, change of control, material disposition or a Transformative Acquisition (as defined below)) of the initial Term Loan B Facility with other broadly syndicated first lien term loans under credit facilities with the primary purpose of achieving a lower Effective Yield (to be defined in Facilities Documentation) than the Effective Yield of the initial Term Loan B Facility, or any amendment (other than an amendment of the initial Term Loan B Facility in connection with any transaction that would, if consummated, constitute an initial public offering, a change of control, a material disposition or a Transformative Acquisition) that reduces the Effective Yield of the initial Term Loan Facility, in either case that occurs prior to the six month anniversary of the Closing Date and the primary purpose of which is to lower the Effective Yield on the initial Term Loan B Facility, shall be subject to a prepayment premium of 1.00% of the principal amount of the initial Term Loan B Facility so prepaid, refinanced or amended.

For the purposes of this paragraph, “Transformative Acquisition” shall mean any acquisition by the Borrower or any of its restricted subsidiaries that is in excess of an amount to be set forth in the Facilities Documentation or either (a) is not permitted by the terms of the Facilities Documentation immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Facilities Documentation immediately prior to the consummation of such acquisition, would not provide the Borrower and its restricted subsidiaries with adequate flexibility under the Facilities Documentation for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

Intercreditor Agreement:	The lien priority, relative rights and other creditors’ rights issues in respect of the Revolving Credit Facility, Term Loan A Facility and the Term Loan B Facility, on the one hand, and the New Secured Notes, on the other, shall be subject to customary intercreditor arrangement(s) to be agreed, and in form and substance acceptable to holders of commitments to the Credit Facilities (as of the date hereof).

Documentation:	The definitive documentation with respect to the Credit Facilities (the “Facilities Documentation”) will contain only those mandatory prepayments, representations, warranties, conditions to borrowing, affirmative, negative and financial covenants and events of default set forth or referred to in this Credit Facilities Term Sheet, in each case applicable to the Borrower and its Restricted Subsidiaries and, consistent with Documentation Principles, in certain cases, to the Parent Guarantors, with materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods to be substantially consistent with those set forth in the Precedent Credit Agreement (as defined below), with changes and modifications (w) that reflect the terms of this Credit Facilities Term Sheet, (x) to reflect changes in law or accounting standards and requirements of local law (including customary EU and UK bail-in provisions) and the reasonable administrative and operational requirements of the Administrative Agent (including customary erroneous payment language) or to cure mistakes or defects, (y) as are reasonably necessary to take into account operational needs in the Borrower’s business (including to incorporate certain exceptions and carve-outs provided for in the Prepetition Credit Agreement) and (z) as otherwise mutually agreed (collectively, the “Documentation Principles”). Counsel to the Borrower shall prepare the initial drafts of the Facilities Documentation. The “Precedent Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, by and among Frontier Communications Holdings, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Goldman Sachs Bank USA, as revolver agent and the lenders party thereto.

Representations and Warranties:	Limited to the following (with materiality thresholds and exceptions to be set forth in the Facilities Documentation, with borrower- and industry-specific representations and warranties based on the Prepetition Credit Agreement and with qualifiers with respect to the Cases): (i) organization and power; (ii) authorization and enforceability; (iii) government approvals and no conflicts; (iv) financial condition and no material adverse change; (v) properties, leases and subsidiaries; (vi) litigation and environmental matters; (vii) compliance with laws and agreements; (viii) federal reserve regulations and investment company status; (ix) taxes; (x) ERISA; (xi) disclosure; (xii) subsidiaries; (xiii) FCC licenses; (xiv) satellites; (xv) C Band Proceeds and Clearing Cost Payments; (xvi) if the Conversion Date occurs, solvency as of the Conversion Date; (xvii) anti-corruption laws and sanctions; (xviii) use of proceeds; (xix) collateral documents, (xx) patents; and (xxi) center of main interest.

Conditions Precedent to Initial Borrowings:	Limited to the conditions contained on Annex I hereto.

Conditions Precedent to Subsequent Borrowings of Revolving Loans:	Usual and customary for credit facilities of this type.

Affirmative Covenants:	Limited to the following (with materiality thresholds, dollar baskets and exceptions to be set forth in the Facilities Documentation): (i) delivery of financial statements and other customary information; (ii) notices of material events; (iii) information regarding collateral; (iv) existence and conduct of business; (v) payment of taxes; (vi) maintenance of properties, (vii) maintenance of insurance (to be based on applicable covenant in the Prepetition Credit Agreement); (viii) books and records and inspection rights; (ix) compliance with laws; (x) use of proceeds; (xi) additional subsidiaries and designation of restricted subsidiaries and unrestricted subsidiaries; (xii) additional collateral and guarantors and further assurances; (xiii) corporate and Term Loan B Facility ratings on or after the Conversion Date (in each case subject to a commercially reasonable efforts standard and no requirement to maintain a specific rating); (xiv) transactions with affiliates involving consideration in excess of the greater of $55 million and 5% of Adjusted EBITDA, which shall have board approval any for such transaction involving consideration in excess of the greater of $110 million and 10% of Adjusted EBITDA; (xv) access and command codes; (xvi) TTC&M (Tracking, Telemetry, Control and Monitoring) Providers; (xvii) government business subsidiaries; (xviii) FCC matters; (xix) C Band Proceeds and Clearing Cost Payments; (xx) bankruptcy matters; (xxi) ERISA matters; and (xxii) change of end of fiscal years; fiscal quarters.

Negative Covenants:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries only):

(a) limitations on debt, which shall permit, among other things, the incurrence of:

(i) indebtedness under the Credit Facilities, any Incremental Facility, Incremental Equivalent Debt, Refinancing Senior Indebtedness and Permitted Exchange Securities,

(ii) purchase money indebtedness and capital leases not to exceed the greater of $270 million and 25% of Adjusted EBITDA,

(iii) unlimited indebtedness related to permitted sale leaseback transactions (“Permitted Sale Leaseback Transactions”) so long as it does not exceed a cap to be agreed,

(iv) indebtedness if, on a pro forma basis, Total Leverage Ratio does not exceed 5.50 to 1.00 subject to customary restrictions consistent with the Precedent Credit Agreement,

(v) qualified securitization facilities, factoring facilities and/or receivables purchase and/or sale facilities (excluding C-Band Proceeds and Clearing Cost Payments) subject to customary qualifications to be set forth in the Facilities Documentation,

(vi) in connection with a permitted acquisition or any other permitted investment, (x) indebtedness assumed in connection therewith, to the extent not incurred in the contemplation of the acquisition and (y) indebtedness incurred in connection therewith, in each case, (i) in an amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA, (ii) so long as, on a pro forma basis, either (1) the Borrower would be permitted to incur at least $1.00 of additional Permitted Ratio Debt (to be defined in the Facilities Documentation) or (2) Total Leverage Ratio is less than or equal to the Total Leverage Ratio immediately prior to such acquisition or investment or (iii) such indebtedness constitutes Acquired Indebtedness (to be defined in the Facilities Documentation) (other than indebtedness incurred in contemplation of such acquisition); provided that, in the case of this clause (iii), the only obligors with respect to such Indebtedness shall be those who were obligors of such Indebtedness prior to such acquisition, merger, amalgamation or consolidation,

(vii) indebtedness under a general debt basket in an amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA,

(viii) indebtedness of non-Guarantor subsidiaries under a basket in an amount not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(ix) indebtedness of the Borrower or the Guarantors in an amount equal to 100% of any cash common equity contribution (other than “disqualified stock”) to the Borrower following the Closing Date,

(x) seller financing indebtedness not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xi) indebtedness incurred in connection with “disqualified stock” not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xii) indebtedness incurred in connection with permitted investments in joint ventures in an amount equal to the greater of $215 million and 20% of Adjusted EBITDA,

(xiii) letter of credit indebtedness not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xiv) guarantee obligations to permit foreign currency transactions or the funding of transfers not to exceed the greater of $215 million and 20% of Adjusted EBITDA,

(xv) indebtedness not to exceed the amount of certain restricted payment baskets permitted to be made, and

(xvi) the New Secured Notes;

(b) limitations on liens, which shall permit, among other things:

(i) liens securing indebtedness incurred pursuant to clause (a)(i), (v), (x) (provided that such liens shall be limited to the assets and/or entities being acquired in such seller financing (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents)), (xiii) and (xvi) above;

(ii) liens securing indebtedness assumed or incurred pursuant to clauses (a)(vi)(x) and (a)(vi)(y)(i) and (iii) above (provided that, if assumed, such liens extend only to the same assets (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents) that such liens extended to, and secure the same indebtedness, that such liens secured, immediately prior to such assumption and were not created in contemplation thereof);

(iii) liens securing purchase money indebtedness, capital leases and indebtedness related to sale leaseback transactions permitted under clause (a)(ii) and (iii) above;

(iv) liens securing obligations under a general lien basket in an amount not to exceed $430 million and 40% of Adjusted EBITDA, and

(v) unlimited liens (x) subject to pro forma compliance with a First Lien Leverage Ratio of equal to or less than 3.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) as of the last day of the most recent test period for which financial statements have been delivered if such lien is secured by the Collateral on a pari passu basis with the Credit Facilities (which in no event may be made on a “first out” basis) and (y) subject only to pro forma compliance with a Secured Leverage Ratio of equal to or less than 5.50 to 1.00 (or no higher ratio than it was immediately prior to such incurrence) as of the last day of the most recent test period for which financial statements have been delivered if such lien is secured by the Collateral on a junior basis to the Credit Facilities; provided that the holders (or agent thereof) of any indebtedness subject to such liens shall enter into an intercreditor agreement with the Agent on terms reasonably satisfactory to the Agent or in a form to be agreed prior to the Closing Date and attached as an exhibit to the Facilities Documentation;

(c) limitations on fundamental changes (which shall permit, among other things, acquisitions and similar investments consummated as mergers, amalgamations or consolidations, and shall include customary successor borrower provisions);

(d) limitations on transfers, dispositions, sale leasebacks, sales of assets, and any series of related dispositions in excess of the greater of $55 million and 5% of Adjusted EBITDA, with exceptions to include (without limitation, but which exceptions shall not permit transfers, dispositions, sales or sale leasebacks related to C-Band assets prior to the receipt of all C-Band Proceeds and Clearing Cost Payments that are not Phase I C-Band Proceeds and Clearing Cost Payments (“Phase II C-Band Proceeds and Clearing Cost Payments”)):

(i) sales or leases (including sales-type leases) of obsolete, worn out, uneconomical, negligible or surplus assets or assets no longer used or useful in the business or assets no longer commercially reasonable to retain (including the sale or leasing of transponders or transponder capacity and the leasing or licensing of teleports),

(ii) dispositions of any other assets on an unlimited basis for fair market value so long as (x) no payment or bankruptcy event of default has occurred and is continuing or would result therefrom at the time of execution of a binding agreement in respect thereof and (y) at least 75% of the consideration for such disposition consists of cash or cash equivalents (subject to customary exceptions to the cash consideration requirement to be set forth in the Facilities Documentation, including a basket of the greater of $320 million and 30% of Adjusted EBITDA for non-cash consideration that may be designated as cash consideration) and the proceeds thereof are applied in accordance with the mandatory prepayment provisions (including the reinvestment provisions) of the Term Loan A Facility and Term Loan B Facility (solely to the extent required thereby),

(iii) additional dispositions of up to the greater of $55 million and 5% of Adjusted EBITDA,

(iv) dispositions of certain Excluded Satellites (to be defined, for purposes of this exception in the Facilities Documentation consistent with the Prepetition Secured Notes, except that, for purposes of this exception (x) the threshold in clause (i) of such definition shall be replaced with $25 million and (y) the threshold in clause (ii) thereof shall be replaced with $100 million);

(e) limitations on investments and acquisitions, which will permit, among other things:

(i) (A) investments in unrestricted subsidiaries in an aggregate outstanding amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA and (B) investments in joint ventures in an aggregate outstanding amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA,

(ii) investments in similar businesses (x) in an aggregate outstanding amount not to exceed the greater of $240 million and 22.5% of Adjusted EBITDA, or (y) if as a result of such investment, such person, in one transaction or a series of related transactions, (1) becomes a restricted subsidiary of the Borrower or (2) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a restricted subsidiary, in each case, any investment held by such Person; provided that, with respect to clause (2), such investment was not acquired by such person in contemplation of such merger, consolidation, amalgamation, division, transfer, conveyance or liquidation,

(iii) a general investments basket in an aggregate outstanding amount not to exceed the greater of $535 million and 50% of Adjusted EBITDA,

(iv) unlimited investments subject only to pro forma compliance with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.50 to 1.00 (or not higher than immediately before such investment),

(v) advances and loans to management and employees not in excess of the greater of $30 million and 2.5% of Adjusted EBITDA,

(vi) investments in subsidiaries or joint ventures formed for the purpose of selling or leasing transponders or transponder capacity to third-party customers in the ordinary course of business, provided that all such investments do not exceed 10% of the aggregate transponder capacity for all in-orbit transponders then owned by the Borrower and its restricted subsidiaries;

(vii) investments in non-guarantor restricted subsidiaries not in excess of the greater of $160 million and 15% of Adjusted EBITDA, and

(viii) investments under other customary exceptions to be set forth in the Facilities Documentation;

(f) limitations on dividends or distributions on, or redemptions or repurchases of, equity, which shall permit, among other things:

(i) dividends, distributions or redemptions with a basket in a cumulative amount (the “Applicable Amount”) equal to the sum of (which amount shall not in any event be less than zero) (A) the greater of $320 million and 30% of Adjusted EBITDA plus (B) (x) cumulative Adjusted EBITDA from and after the end of the first fiscal quarter ending after the Closing Date (which shall not in any event be less than zero) minus (y) 1.4 times Fixed Charges (to be defined in the Facilities Documentation), plus (C) other customary builders to be set forth in the Facilities Documentation, provided that solely for usage of clause (B) above, on a pro forma basis, First Lien Leverage Ratio is less than or equal to 4.00 to 1.00,

(ii) additional dividends, distributions or redemptions, subject only to pro forma compliance with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 3.00 to 1.00,

(iii) dividends, distributions or redemptions with a general basket in an amount not to exceed the greater of $270 million and 25% of Adjusted EBITDA,

(iv) after a qualifying initial public offering, dividends on common equity not to exceed in any fiscal year the greater of 6% of the amount of net cash proceeds from public offerings and 6% of market capitalization,

(v) restricted payments to repurchase employee equity in an amount not to exceed the greater of $55 million and 5% of Adjusted EBITDA per calendar year (with unused amounts carried over to next succeeding year, but not to any subsequent year),

(vi) restricted payments to any direct or indirect parent of the Borrower or any Guarantor in an amount not to exceed $5 million per year, but unlimited with respect to certain customary ordinary course payments to be agreed (including, to the extent the Borrower is a member of a consolidated, unitary or similar tax group, customary tax distributions to any parent of the Borrower),

(vii) restricted payments in connection with sale leaseback transactions so long as such payments do not exceed the net proceeds of such sale leaseback transactions,

(viii) payments of dividends on permitted disqualified stock, and

(ix) restricted payments in connection with the Further Accelerated Relocation Payments (in each case, as defined in the applicable agreement governing the Series A Contingent Value Rights and Series B Contingent Value Rights), each as determined to be due and owing to holders of each of the Series A Contingent Value Rights and Series B Contingent Value Rights to be issued pursuant to the Plan (the “CVR Proceeds”);

(g) limitations on prepayments, repurchases or redemptions of debt expressly subordinated in right of payment to the Credit Facility above a threshold amount (with a grower component) (“Junior Debt”) prior to one year prior to its maturity with exceptions to include, among other things, prepayments, redemptions and repurchases made:

(i) from a general basket in an amount not to exceed the greater of $320 million and 30% of Adjusted EBITDA, and

(ii) from an unlimited general basket, provided that (x) there is no existing or resulting event of default and (y) the Borrower shall be in compliance on a pro forma basis with a Total Leverage Ratio as of the last day of the most recent test period for which financial statements have been delivered equal to or less than 4.75 to 1.00;

(h) restrictions on subsidiary distributions, subject to exceptions to be agreed in the Facilities Documentation;

(i) prior to the Conversion Date, bankruptcy matters consistent with the Existing DIP Credit Agreement; and

(j) a passive holdings covenant (applicable to each Parent Guarantor (including Immediate Parent and any successor entity owning the stock of the Borrower)) subject to terms and exceptions to be mutually agreed.

Notwithstanding the foregoing, prior to the Conversion Date, the Facilities Documentation shall restrict the Loan Parties’ abilities to utilize certain baskets hereunder in a manner to be further negotiated (including the extent to which (if at all) such restrictions shall be materially different than the restrictions included in the Existing DIP Credit Agreement) and agreed.

Financial Covenants:	The financial maintenance covenants for the benefit of the Lenders under the Revolving Credit Facility and Term Loan A Facility shall be limited to: (a) a maximum First Lien Leverage Ratio of 10.75 to 1.00, stepping down to 7.50:1.00 upon receipt of Phase I C-Band Proceeds and Clearing Cost Payments exceeding $1,250 million, and further stepping down to 3.75:1.00 upon receipt of the Phase II C-Band Proceeds and Clearing Cost Payments in an aggregate amount in excess of an amount to be agreed, which shall in each case only be tested as of the last day of each fiscal quarter; provided, that, starting with the first full fiscal quarter in which the Term Loan A Facility is paid in full, the financial maintenance covenant shall only be tested if Revolving Facility Utilization (to be defined in the Facilities Documentation) is equal to or greater than 30% at the end of such fiscal quarter; and (b) in the event that Intelsat or any of its affiliates is found liable (or agrees to pay) for any or all of the SES Claims, a minimum pro forma liquidity, subject to customary cure rights to be agreed (which shall include cash and cash equivalents and undrawn amounts of the Revolving Credit Facility that are capable of being drawn and shall deduct the full amount of such unpaid SES Claims) of at least $200 million at all times from the earliest of (i) entry of a final, non-appealable judgment against Intelsat or any of its affiliates relating to any or all of such SES Claims, (ii) the agreement by Intelsat or any of its affiliates to pay for any or all of such SES Claims and (iii) payment by Intelsat or any of its affiliates in respect of any or all of such SES Claims, until the day on which all such SES Claims are paid in full.

Unrestricted Subsidiaries:	After the Conversion Date, the Borrower will be permitted to designate one or more subsidiaries as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary, subject to (i) the absence of a continuing event of default, (ii) sufficient capacity for designation or re-designation under the relevant negative covenants and (iii) certain other restrictions to be mutually agreed (including, but not limited to, restrictions on transfers of C-Band assets (prior to receipt of all Phase II C-Band Proceeds and Clearing Cost Payments), spectrum licenses, and transponders to unrestricted subsidiaries).

Events of Default:

Prior to the Conversion Date, the events of default shall be usual and customary for super-priority debtor-in-possession credit facilities of this type.

Upon the Conversion Date, the events of default shall be usual and customary for credit facilities of this type; provided that the exception in Section 8.01(i) of the Precedent Credit Agreement with respect to the Administrative Agent’s acts or omissions in its sole control, or failure of the collateral agent to maintain possession of certificates representing pledged securities, shall not be included. The Facilities Documentation shall contain customary “net short” provisions applicable to the Term Loan B Facility (which in any event shall not apply to Lenders that are regulated banks or affiliates of regulated banks).

Conversion Date:	The Conversion Date shall occur upon the satisfaction in all material respects or waiver by the Required Lenders (as defined below) of solely the conditions precedent set forth in Annex II (such date, the “Conversion Date”); provided that, to the extent that the Conversion Date has not occurred on or prior to December 31, 2022, the Credit Facilities shall automatically mature on such date.

Voting:	Except as otherwise specified in this Credit Facilities Term Sheet, amendments and waivers of the Facilities Documentation will require the approval of the Lenders under the Facilities Documentation holding more than 50% of the aggregate amount of the Credit Facilities (the “Required Lenders”), except that (i) only the consent of each Lender directly and adversely affected thereby (and not the Required Lenders) shall be required with respect to: (A) increases in the commitment of such Lender (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an extension or increase of any commitment), (B) reductions or forgiveness of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute a reduction or forgiveness in principal), interest (other than a waiver of default interest) or fees, (C) extensions of scheduled amortization payments or final maturity (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute an extension of any maturity date) or the date for the payment of interest or fees, (D) changes to the mandatory prepayment provisions with proceeds of C-Band Proceeds and Clearing Cost Payments and (E) any modification of pro rata sharing or waterfall provisions under the Facilities Documentation among the Credit Facilities (ii) the consent of 100% of the Lenders will be required with respect to (A) modifications to any of the voting percentages, (B) releases of all or substantially all of the value of the Guarantors or releases of all or substantially all of the Collateral and (C) any amendments that subordinate any Loans in security or contractual right of payment to any senior indebtedness (including, in each case, any amendments that alter the “superpriority” status of the Revolving Facility and/or the Term Loan A Facility), subject to certain exceptions to be agreed, (iii) the consent of the Lenders holding the majority of the loans and commitments under (taken together) the Revolving Credit Facility and the Term Loan A Facility shall be required to (A) amend or waive the financial covenants and the related provisions and/or (B) increase the cap referred to in clause (vi)(x) under “Uncommitted Incremental Facilities” above or otherwise permit any additional “superpriority” or “first out” indebtedness. and (iv) any amendment or waiver that disproportionately affects a particular class of Lenders shall require the consent of Lenders holding a majority of Loans and commitments of such class. Defaulting Lenders (to be defined in the Facilities Documentation) shall not be included in the calculation of Required Lenders.

The Facilities Documentation will permit amendments thereof without the approval or consent of the Lenders to effect a permitted “repricing transaction” (i.e., a transaction in which any tranche of loans is refinanced with a replacement tranche of loans, or is modified with the effect of, bearing a lower rate of interest) other than any Lender holding loans subject to such “repricing transaction” that will continue as a Lender in respect of the repriced tranche of loans or modified loans.

The Facilities Documentation shall contain customary provisions for replacing Defaulting Lenders and terminating their commitments, replacing Lenders claiming increased costs, tax gross-ups and similar required indemnity payments and replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Facilities Documentation shall have consented thereto.

The Facilities Documentation may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (x) to correct or cure ambiguities, errors, omissions, defects (including to correct or cure incorrect cross references or similar inaccuracies) or (y) to effect administrative changes of a technical or immaterial nature, in each case, as jointly identified by the Borrower and the Administrative Agent.

Cost and Yield Protection:	Usual and customary for credit facilities of this type.

Assignments and Participations:	After the Closing Date, the Lenders will be permitted to assign (other than to natural persons, and to Disqualified Institutions) loans and/or commitments under any Credit Facility with the consent of the Borrower, the Administrative Agent and, solely with respect to assignments of Revolving Loans and commitments under the Revolving Credit Facility, each Issuing Bank and swingline lender (in each case not to be unreasonably withheld or delayed); provided that (A) no consent of the Borrower shall be required after the occurrence and during the continuance of a payment (or, after the Conversion Date, a payment or bankruptcy) event of default (except with respect to an assignment to a Disqualified Institution) and (B) no consent of the Borrower shall be required with respect to assignment of any Loans or commitments, if such assignment is an assignment to another Lender, an affiliate of a Lender or an approved fund. The Borrower will be deemed to have consented to an assignment of Loans and/or commitments if it has not responded to a request for consent to such assignment within 10 business days after receipt of written request thereof. Assignments will not be required to be pro rata. The Administrative Agent shall receive a processing and recordation fee of $3,500 for each assignment.

The Lenders will be permitted to sell participations (other than to certain Disqualified Institutions). Voting rights of participants shall be limited to matters set forth under “Voting” above with respect to which the unanimous vote of all Lenders (or all directly and adversely affected Lenders, if the participant is directly and adversely affected) would be required.

In addition, with respect to Term B Loans, non-pro rata distributions will be permitted in connection with loan buy-back or similar programs and assignments to, and purchases by, the Borrower and its affiliates on terms usual and customary for credit facilities of this type.

Assignments of Term B Loans to the Borrower or any of its restricted subsidiaries shall be permitted pursuant to open market purchases or “Dutch auctions” so long as (i) in the case of “Dutch auctions”, any offer to purchase or take by assignment any Term B Loans by the Borrower shall have been made to all Lenders within the Term Loan B Facility (but not, for the avoidance of doubt, to each class of the Term Loan Facility) pro rata (with buyback mechanics to be set forth in the Facilities Documentation), (ii) the loans purchased are immediately and automatically cancelled and (iii) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments. There will be no caps on the amount of open market purchases by the Borrower or any of its restricted subsidiaries.

Expenses, Indemnification and Exculpation:	Customary expense reimbursement, indemnity and exculpation provisions for credit facilities of this type.

Governing Law and Forum:	New York.

Counsel to Agents and Lead Arrangers:	Davis Polk & Wardwell LLP.

SCHEDULE 1

Interest and Certain Fees – Revolving Credit Facility

Interest Rate Options:	The Borrower may elect that the Revolving Loans comprising each borrowing bear interest at a rate per annum equal to:

• the Alternate Base Rate plus the Applicable Rate; or

• the Adjusted LIBO Rate plus the Applicable Rate.

As used in this Schedule 1:

“Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one-month interest period plus 1%.

“Adjusted LIBO Rate” means the LIBO Rate (as defined below), as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Rate” means, (a) 1.75% in the case of ABR Loans (as defined below) and (b) 2.75%, in the case of Eurodollar Loans (as defined below), in each case, after the first fiscal quarter following the Closing Date, subject to a grid with a 0.25% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 5.00:1.00 and a further 0.25% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 4.00:1.00.

“LIBO Rate” means the London interbank offered rate for U.S. dollar deposits for one, three or six months (or, if agreed by all applicable lenders, 12 months) (as selected by the Borrower); provided that the LIBO Rate shall not be less than 0.00% per annum.

The Facilities Documentation shall include customary “LIBOR successor” provisions (consistent with the ARRC “hardwired” approach), which shall provide for Term SOFR (to be defined in the Facilities Documentation), with the following SOFR credit spread adjustments of (i) for 1-month interest period, 0.10%, (ii) for 3-month interest periods, 0.15% and (iii) for 6-month interest periods, 0.25%. The SOFR + SOFR credit spread adjustment floor shall be 0%.

In the event the Closing Date occurs after December 31, 2021, the reference rate in lieu of LIBO Rate shall be a Term SOFR-based rate plus credit spread adjustments as set forth in the immediately preceding paragraph, which reference rate (together with its associated adjustments) shall be applied in a manner substantially consistent with the ARRC hardwired approach noted above and upon the occurrence of the applicable trigger set forth therein, regardless of whether a trigger event for such transition has otherwise occurred.

Interest Payment Dates:	In the case of Loans bearing interest based upon the Alternate Base Rate (“ABR Loans”), quarterly in arrears.

In the case of Loans bearing interest based upon the Adjusted LIBO Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	Subject to applicable law, during the continuance of any payment event of default (and, following the Conversion Date, bankruptcy event of default) only, with respect to overdue amounts, at the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Commitment Fee:	The Borrower shall pay to the Lenders (other than Defaulting Lenders) a commitment fee of 0.50% per annum, subject, after the first fiscal quarter following the Closing Date, to a grid with a 0.125% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 5.00:1.00 and a further 0.125% reduction in such percentages so long as the Borrower’s Total Leverage Ratio does not exceed 4.00:1.00 (such reductions to be implemented in a manner consistent with the Documentation Principles). All commitment fees shall be payable quarterly in arrears and upon the termination of the commitments.

Letter of Credit Fee:	A per annum fee equal to the applicable spread over Adjusted LIBO Rate under the Revolving Credit Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit, payable in arrears on the third business day after the end of each quarter and upon termination of the Revolving Credit Facility. In addition, the Borrower shall pay to the relevant Issuing Bank, for its own account, a fronting fee of 0.125% per annum on the aggregate face amount of outstanding letters of credit, payable in arrears on the third business day after the end of each quarter (or another date agreed by the Borrower and the Administrative Agent) and upon termination of the Revolving Credit Facility.

Rate and Fee Basis:	All interest shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans when the Alternate Base Rate is based on the Prime Rate), in each case for actual days elapsed.

SCHEDULE 2

Interest and Certain Fees – Term Loan A Facility

Interest Rate Options:	The Borrower may elect that the Term A Loans comprising each borrowing bear interest at a rate per annum equal to:

• the Alternate Base Rate plus the Applicable Rate; or

• the Adjusted LIBO Rate plus the Applicable Rate.

As used in this Schedule 2:

“Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one-month interest period plus 1%.

“Adjusted LIBO Rate” means the LIBO Rate (as defined below), as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Rate” means, (a) 1.75% in the case of ABR Loans (as defined below) and (b) 2.75%, in the case of Eurodollar Loans (as defined below).

“LIBO Rate” means the London interbank offered rate for U.S. dollar deposits for one, three or six months (or, if agreed by all applicable lenders, 12 months) (as selected by the Borrower); provided that the LIBO Rate shall not be less than 0.00% per annum.

The Facilities Documentation shall include customary “LIBOR successor” provisions (consistent with the ARRC “hardwired” approach), which shall provide for Term SOFR (to be defined in the Facilities Documentation), with the following SOFR credit spread adjustments of (i) for 1-month interest period, 0.10%, (ii) for 3-month interest periods, 0.15% and (iii) for 6-month interest periods, 0.25%. The SOFR + SOFR credit spread adjustment floor shall be 0%.

In the event the Closing Date occurs after December 31, 2021, the reference rate in lieu of LIBO Rate shall be a Term SOFR-based rate plus credit spread adjustments as set forth in the immediately preceding paragraph, which reference rate (together with its associated adjustments) shall be applied in a manner substantially consistent with the ARRC hardwired approach noted above and upon the occurrence of the applicable trigger set forth therein, regardless of whether a trigger event for such transition has otherwise occurred.

Interest Payment Dates:	In the case of ABR Loans, quarterly in arrears.

In the case of Eurodollar Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	Subject to applicable law, during the continuance of any payment event of default (and, following the Conversion Date, bankruptcy event of default) only, with respect to overdue amounts, at the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Rate and Fee Basis:	All interest shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans when the Alternate Base Rate is based on the Prime Rate), in each case for actual days elapsed.

SCHEDULE 3

Interest and Certain Fees – Term Loan B Facility

Interest Rate Options:	The Borrower may elect that the Term B Loans comprising each borrowing bear interest at a rate per annum equal to:

• the Alternate Base Rate plus the Applicable Rate; or

• the Adjusted LIBO Rate plus the Applicable Rate.

As used in this Schedule 3:

“Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one-month interest period plus 1%.

“Adjusted LIBO Rate” means the LIBO Rate (as defined below), as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Rate” means, (a) 3.25% in the case of ABR Loans (as defined below) and (b) 4.25%, in the case of Eurodollar Loans (as defined below).

“LIBO Rate” means the London interbank offered rate for U.S. dollar deposits for one, three or six months (or, if agreed by all applicable lenders, 12 months) (as selected by the Borrower); provided that the LIBO Rate shall not be less than 0.50% per annum.

The Facilities Documentation shall include customary “LIBOR successor” provisions (consistent with the ARRC “hardwired” approach), which shall provide for Term SOFR (to be defined in the Facilities Documentation), with the following SOFR credit spread adjustments of (i) for 1-month interest period, 0.10%, (ii) for 3-month interest periods, 0.15% and (iii) for 6-month interest periods, 0.25%. The SOFR + SOFR credit spread adjustment floor shall be 0.50%.

In the event the Closing Date occurs after December 31, 2021, the reference rate in lieu of LIBO Rate shall be a Term SOFR-based rate plus credit spread adjustments as set forth in the immediately preceding paragraph, which reference rate (together with its associated adjustments) shall be applied in a manner substantially consistent with the ARRC hardwired approach noted above and upon the occurrence of the applicable trigger set forth therein, regardless of whether a trigger event for such transition has otherwise occurred.

Interest Payment Dates:	In the case of ABR Loans, quarterly in arrears.

In the case of Eurodollar Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	Subject to applicable law, during the continuance of any payment event of default (and, following the Conversion Date, bankruptcy event of default) only, with respect to overdue amounts, at the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Rate and Fee Basis:	All interest shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans when the Alternate Base Rate is based on the Prime Rate), in each case for actual days elapsed.

ANNEX I

Conditions Precedent to the Closing Date

The availability and extensions of credit under the Credit Facilities on the Closing Date shall be subject to the satisfaction (or waiver by each Lead Arranger and the Creditor Commitment Parties) of the following conditions precedent:

a)

Each Loan Party shall have executed and delivered the Facilities Documentation (consistent with this Credit Facilities Term Sheet), including guarantees and security documents such that the Lenders have the priority in the Collateral described by the Credit Facilities Term Sheet, and the Lenders shall have received customary closing certificates, secretary’s certificates, good standing certificates, evidence of authority and insurance, and legal opinions from New York and Luxembourg counsel for the Loan Parties and other counsel for the Loan Parties in material jurisdictions where the Loan Parties are organized.

b)

The Administrative Agent, the Lead Arrangers and the Creditor Commitment Parties shall have received payment of all fees agreed to be paid on or prior to the Closing Date, including legal expenses of counsel (to the extent required under the Commitment Letter) invoiced at least three (3) business days prior to the Closing Date.

c)

The Administrative Agent and the Lead Arrangers shall have received (i) at least three (3) business days prior to the Closing Date, all documentation and other information about the Borrower that shall have been reasonably requested by the Administrative Agent, the Lead Arrangers, the Creditor Commitment Parties and the Lenders in writing at least ten (10) business days prior to the Closing Date and that the Administrative Agent and the Lead Arrangers reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) at least three (3) business days prior to the Closing Date, if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. Section 1010.230 and the Administrative Agent or any Lenders has requested such certification at least seven (7) business days prior to the Closing Date, a beneficial ownership certification in relation to the Borrower, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers, published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

d)

The representations and warranties of the Borrower and each other Loan Party contained in Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

e)	No default or event of default shall exist, or would result from the funding of the initial Loans and the issuance of the New Secured Notes.

f)

Since the Petition Date, nothing shall have occurred that shall have had, or would reasonably be expected to have had, a Material Adverse Effect (it being understood and agreed that the Cases, in and of themselves, shall not constitute a Material Adverse Effect). “Material Adverse Effect” shall mean any event, condition or occurrence that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or results of operations of the Borrower and its subsidiaries taken as a whole (other than by virtue of the commencement of the Cases and the events and circumstances giving rise thereto and it being understood that the consummation of the Plan shall not constitute such a Material Adverse Effect); provided, however, that, to the extent constituting Disclosed Matters (defined as any event, circumstance, condition or other matter disclosed in the reports and other documents furnished to or filed with the SEC by the Borrower and that are publicly available on or prior to the date of the Commitment Letter), effects arising out of, resulting from or attributable to COVID-19 shall not constitute or be deemed to contribute to a Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, except that effects with respect to COVID-19 shall be so considered to the extent such effect disproportionately impacts the Borrower and its subsidiaries, taken as a whole, relative to other companies operating in the same industries.

g)

(1) Substantially concurrently with the funding by or on behalf of the holders of commitments of Term Loans that are affiliates of the Lead Arrangers (the “Lead Arranger Commitment Parties”) of the initial Term Loans on the Closing Date, the Borrower shall have received from the additional holders of commitments of Term Loans (the “Creditor Commitment Parties”) an aggregate amount equal to (i) $500,000,000 in gross cash proceeds of funded Term A Loans under the Term Loan A Facility and (ii) $500,000,000 in gross cash proceeds of funded Term B Loans under the Term Loan B Facility, in each case, (x) or such lesser amount resulting from the application of the Term Loan A Reduction Amount and/or the Term Loan B Reduction Amount, (y) on the same terms and subject to the same conditions as the respective Term Loans funded by the Lead Arranger Commitment Parties on the Closing Date and (z) subject to “lock-up” provisions restricting the ability of the Creditor Commitment Parties to offer, sell or resell, contract to sell or resell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by the Purchasers), directly or indirectly, loans under the Term Loan A Facility or the Term Loan B Facility (in each case, subject to de minimis exceptions to be agreed) until 30 days after the earlier of (x) the Syndication Date (as defined below) and (y) 60 days after the Confirmation Order is approved by the Bankruptcy Court (provided that such “lock-up” provisions do not restrict any Creditor Commitment Party if such Creditor Commitment Party, in its reasonable judgment, determines that it is advisable to sell or otherwise dispose of the loans under the Term Loan A Facility or Term Loan B Facility to (a) satisfy one or more redemption requests that would reduce the total net asset value of any fund or account to 50% or less of the net asset value of such Creditor Commitment Party as of the date hereof, or (b) with respect to any Creditor Commitment Party that is a separate account, satisfy the request of any separate account to liquidate and close such account, then the “lock-up provisions” shall not apply to the disposition of the Term A Loans and/or Term B Loans deemed advisable by such Creditor Commitment Party, in its reasonable judgment, to satisfy such requests). (2) Substantially concurrently with the funding by or on behalf of the Creditor Commitment Parties of the initial Term Loans on the Closing Date, the Borrower shall have received from the Lead Arranger Commitment Parties an aggregate amount equal to (i) $500,000,000 in gross cash proceeds of funded Term A Loans under the Term Loan A Facility and (ii) $2,875,000,000 in gross cash proceeds of funded Term B Loans under the Term Loan B Facility, in each case, (x) or such lesser amount resulting from the application of the Term Loan A Reduction Amount and/or the Term Loan B Reduction Amount, (y) on the same terms and subject to the same conditions as the respective Term Loans funded by the Creditor Commitment Parties on the Closing Date. “Syndication Date” shall mean the earlier of (i) a Successful Term Loan B Syndication Date (as defined below) and (ii) 30 days following the Closing Date. For purposes of this paragraph, “Successful Term Loan B Syndication Date” shall mean the first date that the Lead Arranger Commitment Parties (or their affiliates) hold commitments and loans in respect of the Term Loan B Facility that have not been assigned or participated of not greater than $0, plus commitments which the applicable Lead Arranger Commitment Party (or its affiliate) affirmatively elects to hold for its own account.

h)

Prior to, or substantially concurrently with, the funding of the initial Term Loans on the Closing Date, the Borrower shall have received from the Creditor Commitment Parties an aggregate amount equal to $3,000,000,000 in gross cash proceeds of the New Secured Notes on terms consistent with that certain Commitment Letter between the Creditor Commitment Parties and the Company as in effect on the date hereof (it being understood that any amendment or modification thereof that is materially adverse to the Lead Arrangers and/or the Lenders in their capacity as such shall require the prior written consent of the Lead Arrangers), which will provide, among other things, for the appointment of certain financial institutions acceptable to us as book-running managers, and subject to customary “lock-up” provisions restricting the ability of the Creditor Commitment Parties to offer, sell or resell, contract to sell or resell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by the Purchasers), directly or indirectly, the New Secured Notes (subject to de minimis exceptions to be agreed) until 30 days after the earlier of (x) the Syndication Date and (y) 60 days after the Confirmation Order is approved by the Bankruptcy Court (provided that such “lock-up” provisions do not restrict any Creditor Commitment Party if such Creditor Commitment Party, in its reasonable judgment, determines that it is advisable to sell or otherwise dispose of New Secured Notes to (a) satisfy one or more redemption requests that would reduce the total net asset value of any fund or account to 50% or less of the net asset value of such Creditor Commitment Party as of the date hereof, or (b) with respect to any Creditor Commitment Party that is a separate account, satisfy the request of any separate account to liquidate and close such account, then the “lock-up provisions” shall not apply to the disposition of New Secured Notes deemed advisable by such Creditor Commitment Party, in its reasonable judgment, to satisfy such requests).

i)	The Administrative Agent shall have received a 13-week budget.

j)

The Final DIP Order shall have been entered and shall authorize and direct payment in full of the Prepetition Secured Debt and the Existing DIP Credit Facility with the proceeds of the Loans and the New Secured Notes.

k)	The Confirmation Order (as defined in the Plan Support Agreement) shall have been entered.

l)

The Final DIP Order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated or subject to a stay pending appeal, in any manner, without the consent of the Lead Arrangers. The Loan Parties shall be in compliance in all respects with the Final DIP Order and the Confirmation Order.

m)

No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases. None of the Cases shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

n)

Entry by the Bankruptcy Court of an order (the “Confirmation Order”) confirming the Plan, which Confirmation Order and Plan shall (w) provide a resolution of SES Americom Inc.’s claims relating to the C-Band Alliance Agreement (the “SES Claims”) in a manner acceptable to the Lead Arrangers and the Required Consenting Jackson Crossover Group Members, (x) otherwise be in form and substance reasonably acceptable to the Lead Arrangers and the Required Consenting Jackson Crossover Group Members, (y) be consistent with the consent rights set forth in the Plan Support Agreement, and (z) be in full force and effect, not subject to a stay, and shall not have been reversed, modified, amended, or vacated, in any manner that is materially adverse to the Lenders or the Required Consenting Jackson Crossover Group Members without the consent of the Lead Arrangers or the Required Consenting Jackson Crossover Group Members, as applicable..

o)

The Lead Arrangers shall have been afforded a “Marketing Period” of 10 consecutive business days after the delivery to the Commitment Parties of the CIM (as defined in the Bank Commitment Letter); provided that the Marketing Period shall not commence prior to the latest of (i) January 4, 2022, (ii) the delivery of the CIM and (iii) the date the Confirmation Order is approved by the Bankruptcy Court, unless otherwise agreed by the Lead Arrangers.

p)	Prepetition Secured Debt and the Existing DIP Credit Facility shall be paid in full and the liens securing the foregoing shall be released substantially concurrently therewith.

q)

Entry by the Bankruptcy Court of an order (the “Settlement Order”) approving the Settlement Agreement (as defined in the Plan as of the date hereof), which Settlement Order shall be in form and substance reasonably acceptable to the Lead Arrangers and Required Consenting Jackson Crossover Group Members and shall be in full force and effect, not subject to a stay, and shall not have been reversed, modified, amended, or vacated, in any manner that is materially adverse to the Lenders or the Required Consenting Jackson Crossover Group Members without the consent of the Lead Arrangers or the Required Consenting Jackson Crossover Group Members, as applicable.

r)

The final version of the Plan Supplement (as defined in the Plan) and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan and the PSA Definitive Document Requirements (as defined in the Plan), and the Definitive Documents (as defined in the Plan) shall comply with the PSA Definitive Document Requirements

ANNEX II

Conditions Precedent to the Conversion Date

The occurrence of the Conversion Date shall be subject to the satisfaction (or waiver by each Lead Arranger) of the following conditions precedent:

a.

(i) Each of the Plan, the Confirmation Order and the Settlement Order shall be in full force and effect and no stay thereof shall be in effect, and shall not have been reversed, modified, amended, or vacated, or any provision contained therein waived, in each case in any manner that impacts the resolution of the SES Claims or is otherwise materially adverse to the Lenders or the Required Consenting Jackson Crossover Group Members without the consent of the Lead Arrangers or the Required Consenting Jackson Crossover Group Members, as applicable, and (ii) all conditions precedent to the effectiveness of the Plan shall have been (or will be substantially concurrently) satisfied or waived (to the extent such waiver is not materially adverse to the Lenders) and the effective date under the Plan shall have occurred or will occur substantially concurrently with the Conversion Date.

b.	No event of default shall exist immediately prior or immediately after the occurrence of the Conversion Date.

c.

The Borrower shall have paid (or caused to be paid) all fees and expenses under the Facilities Documentation required to be paid on the Conversion Date, invoiced at least three business days prior to the Conversion Date.

d.	The Administrative Agent shall have received a customary solvency certificate (after giving effect to the Transactions).

e.

(i) The representations and warranties shall be true and correct in all material respects on the Conversion Date; provided that any such representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects after giving effect to such qualification and (ii) no default or event of default shall have occurred and be continuing under the Facilities Documentation or would result from any of the foregoing.

f.

Since the Petition Date, nothing shall have occurred that shall have had, or would reasonably be expected to have had, a Material Adverse Effect (it being understood and agreed that the Cases, in and of themselves, shall not constitute a Material Adverse Effect).

g.

The Administrative Agent shall have received (i) at least three (3) business days prior to the Conversion Date, all documentation and other information about the Borrower that shall have been reasonably requested by the Administrative Agent, in writing at least ten (10) business days prior to the Conversion Date and that the Administrative Agent reasonably determines is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) at least three (3) business days prior to the Conversion Date, if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. Section 1010.230 and the Administrative Agent has requested such certification at least seven (7) business days prior to the Conversion Date, a beneficial ownership certification in relation to the Borrower, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers, published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

h.

Each Loan Party shall have executed and delivered guarantees and security documents (in each case, consistent with this Term Sheet) and the Lenders shall have received customary closing certificates, secretary’s certificates, good standing certificates, stock certificates and instruments (with undated stock powers and note powers executed in blank) evidence of authority and insurance, and legal opinions for the Loan Parties (consistent with the requirements of the opinions to be delivered on the Closing Date).

i.

On the Conversion Date, the sum or (1) unused commitments under the Revolving Credit Facility plus (2) the amount of cash and cash equivalents of the Borrower and its Subsidiaries that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP shall not be less than $375 million.

j.

The aggregate amount of total indebtedness and unfunded commitments in respect of indebtedness of the Borrower and its restricted subsidiaries shall not exceed $8,000 million on a pro forma basis after giving to the Transactions.

k.

The Administrative Agent shall have received a Conversion Date certificate, which shall include a certification as to solvency on the Conversion Date after giving effect to the Transactions and other transactions on or prior to the Conversion Date, and a certification as to the satisfaction of the conditions set forth in clauses a, e, f, i and j above.